                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Sundance Homes Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                             SUNDANCE HOMES, INC.
                             150 West Center Court
                          Schaumburg, Illinois 60195
                                (847) 255-5555

                                                                  June 18, 1999

To the Shareholders of
SUNDANCE HOMES, INC.:

   You are cordially invited to attend a Special Meeting of Shareholders of Sundance Homes, Inc. to be held at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 2100, Chicago, Illinois 60661, on Thursday, July 8, 1999 at 9:00 a.m., local time.

   At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Sale and Purchase Agreement dated April 2, 1999, as amended, between Sundance and Centex Homes, a Nevada general partnership, pursuant to which Sundance has agreed (pending shareholder approval) to sell for cash substantially all of the assets of its suburban housing operations, which include substantially all of the assets of its Suburban Property Division and its Rembrandt Homes Division. The attached Notice of Special Meeting and Proxy Statement fully describe the proposal to approve the sale of a substantial part of Sundance's assets to Centex Homes, and a copy of the Sale and Purchase Agreement, as amended, is attached as Appendix A to the Proxy Statement.

   The Board of Directors believes that the proposed sale is in the best interests of Sundance and its shareholders since the consummation of the proposed sale will allow Sundance to substantially reduce its outstanding debt obligations. Furthermore, the closing of the proposed transaction will allow Sundance to focus on its urban operations, which the Board of Directors believes has the potential to be a more profitable line of business than the suburban housing operations.

   THE NON-MANAGEMENT MEMBERS OF THE BOARD OF DIRECTORS HAVE DETERMINED THAT THE PROPOSED SALE IS FAIR TO AND IN THE BEST INTERESTS OF SUNDANCE AND ITS SHAREHOLDERS, HAVE UNANIMOUSLY APPROVED AND ADOPTED THE PROPOSED SALE (SUBJECT TO SHAREHOLDER APPROVAL) AND RECOMMEND THAT SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE PROPOSED SALE. In arriving at its recommendation, the Board gave careful consideration to a number of factors, as described in the enclosed Proxy Statement, including the opinion of its financial adviser, Houlihan Lokey Howard & Zukin Financial Advisors, Inc., to the effect that the consideration to be received by Sundance is fair, from a financial point of view, to Sundance. The written opinion of Houlihan Lokey is attached as Appendix B to the enclosed Proxy Statement. You are urged to read the opinion in its entirety for a description of the assumptions made, the matters considered and the procedures followed by Houlihan Lokey.

   DETAILS OF THE PROPOSED SALE APPEAR IN THE ACCOMPANYING PROXY STATEMENT. PLEASE GIVE THIS MATERIAL YOUR CAREFUL ATTENTION.

   Approval of the proposed sale requires the affirmative vote of holders of two-thirds of Sundance's issued and outstanding shares of common stock.

   Directors and officers of Sundance will be present to help host the Special Meeting and to respond to any questions that you may have. It is important that your shares of common stock be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and mail it promptly using the enclosed, pre-addressed, postage-paid, return envelope. If you attend the Special Meeting, you may revoke the proxy given and vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention will be greatly appreciated.

                                          Sincerely,

                                          /s/ Maurice Sanderman
                                          Maurice Sanderman
                                          Chairman and Chief Executive Officer

                             SUNDANCE HOMES, INC.
                             150 West Center Court
                          Schaumburg, Illinois 60195
                                (847) 255-5555

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 8, 1999

                               ----------------

To our Shareholders:

   NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Sundance Homes, Inc. will be held at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 2100, Chicago, Illinois 60661, on Thursday, July 8, 1999, at 9:00 a.m., local time, for the following purposes, as more fully described in the accompanying Proxy Statement:

  (1) To consider and vote upon the proposal to approve and adopt the Sale and Purchase Agreement, as amended, between Sundance and Centex Homes, a Nevada general partnership, pursuant to which Sundance has agreed (pending shareholder approval) to sell for cash substantially all of the assets and certain liabilities of its suburban housing operations, which include substantially all of the assets of its Suburban Property Division and its Rembrandt Homes Division. The attached Proxy Statement fully describes the proposal to approve the sale of a substantial part of Sundance's assets to Centex Homes, and a copy of the Sale and Purchase Agreement is attached as Appendix A to the Proxy Statement.

  (2) To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

   Approval of the proposed sale requires the affirmative vote of holders of two-thirds of Sundance's issued and outstanding shares of common stock, par value $0.01 per share.

   Only shareholders of record at the close of business on May 14, 1999 are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. The stock transfer books will not be closed. For a period of at least ten days prior to the Special Meeting, a complete list of shareholders entitled to vote at the Special Meeting shall be open to the examination of any shareholder during ordinary business hours at the offices of Sundance at 150 West Center Court, Schaumburg, Illinois 60195.

   EACH SHAREHOLDER IS CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. TO ASSURE REPRESENTATION AT THE SPECIAL MEETING, HOWEVER, SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAD PREVIOUSLY RETURNED A PROXY CARD.

   Information concerning the matters to be acted upon at the Special Meeting is set forth in the accompanying Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ David Apter
                                          David Apter
                                          Corporate Secretary

Schaumburg, Illinois
June 18, 1999

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE AGREEMENT WITH CENTEX HOMES...............   i

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS...........................  ii

THE SPECIAL MEETING.......................................................   1
  Time, Date and Place of Special Meeting.................................   1
  Purpose of the Special Meeting; Recommendation of the Board of
   Directors..............................................................   1
  Record Date and Outstanding Shares......................................   1
  Intentions and Agreements to Vote.......................................   1
  Quorum and Voting of Proxies; Revocation................................   2
  Vote Required; Voting Rights............................................   2
  Dissenters' Rights of Appraisal.........................................   2
  Proxy Solicitation and Expenses.........................................   3

SPECIAL CONSIDERATIONS....................................................   3
  The Proposed Sale Will Increase Sundance's Losses and Decrease
   Shareholders' Equity...................................................   3
  Sundance Could Be Delisted from The Nasdaq National Market..............   4

THE PROPOSED SALE.........................................................   4
  General.................................................................   4
  Sundance Homes, Inc.....................................................   4
  Centex Homes............................................................   4
  Use of Proceeds; Plans for Future Operations After the Proposed Sale....   4
  Background of the Proposed Sale.........................................   6
  Sundance's Reasons for the Proposed Sale; Recommendation of the Board of
   Directors..............................................................   8
  Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc........   8
  Interest of Certain Persons in the Proposed Sale........................  12
  Regulatory Approvals....................................................  12
  Material Federal Income Tax Consequences................................  12
  Accounting Treatment....................................................  12
  Expenses and Other Fees.................................................  12

THE SALE AND PURCHASE AGREEMENT...........................................  12
  Purchased Assets and Assumed Liabilities................................  12
  Purchase Price..........................................................  12
  The Closing.............................................................  13
  Representations and Warranties..........................................  14
  Indemnification.........................................................  14
  Expenses and Transfer Taxes.............................................  15
  Feasibility Period; Conditions to Closing and Closing Deliveries........  15
  Covenants...............................................................  16
  No Solicitation; Break-Up Fee...........................................  17
  Covenant Not to Compete.................................................  17
  Treatment of Company Employees..........................................  17
  Termination.............................................................  17
  Consequences of Failure to Close........................................  18

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT...............  19

SELECTED CONSOLIDATED FINANCIAL DATA OF SUNDANCE..........................  20

PRO FORMA FINANCIAL DATA...................................................  21

MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......  24
  Dividends................................................................  24

FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998 AND 1997 AND FOR THE YEARS
 ENDED SEPTEMBER 30, 1998, 1997 AND 1996...................................  25
  Report of Independent Accountants........................................  25
  Consolidated Balance Sheets as of September 30, 1998 and September 30,
   1997....................................................................  26
  Consolidated Statements of Operations for the years ended September 30,
   1998, 1997 and 1996.....................................................  27
  Consolidated Statements of Changes in Shareholders' Equity for the years ended September 30, 1998, 1997 and 1996.................................  28
  Consolidated Statements of Cash Flows for the years ended September 30,
   1998, 1997 and 1996.....................................................  29
  Notes to Consolidated Financial Statements...............................  30

FINANCIAL STATEMENTS (UNAUDITED) AS OF MARCH 31, 1999 AND SEPTEMBER 30,
 1998 AND FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 1999 AND 1998.......  42
  Consolidated Balance Sheets as of March 31, 1999 and September 30, 1998..  42
  Consolidated Statements of Operations for the three and six months ended
   March 31, 1999 and 1998.................................................  43
  Consolidated Statements of Cash Flows for the six months ended March 31,
   1999 and 1998...........................................................  44
  Notes to Consolidated Financial Statements...............................  45

THE COMPANY................................................................  50
  Business.................................................................  50
  Properties...............................................................  56
  Management's Discussion and Analysis of Financial Condition and Results
   of Operations...........................................................  56

OTHER MATTERS..............................................................  64
  Sundance's Independent Auditors..........................................  64
  Legal Proceedings........................................................  64
  Proposals of Shareholders................................................  64
  Shareholder List.........................................................  64

 APPENDIX A..................  Sale and Purchase Agreement, as amended
 APPENDIX B..................  Opinion of Financial Advisors
 APPENDIX C..................  Text of Illinois Business Corporation Act
                               Section 11.70 detailing the procedure for
                               shareholders to exercise their rights to dissent
                               and seek appraisal of their shares

                        QUESTIONS AND ANSWERS ABOUT THE
                          AGREEMENT WITH CENTEX HOMES

Q. Who is soliciting my proxy?

A. The Board of Directors of Sundance Homes, Inc.

Q. Where and when is the Special Meeting?

A. 9:00 a.m., Thursday, July 8, 1999, at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 2100, Chicago, Illinois 60661.

Q. What am I voting on?

A. Management of Sundance is seeking the authorization of the shareholders for the sale of substantially all of the assets of Sundance's suburban housing operations to, and assumption of certain related liabilities by, Centex Homes, a Nevada general partnership. Sundance is not selling, and will continue to own and operate, its urban home building operations along with several close out projects in the suburbs. If the transaction with Centex Homes is consummated on or before July 15, 1999, Sundance estimates that it will receive, net of prorations and expenses, approximately $52 million in cash for the sale of the proposed assets. The precise amount of cash to be received is determined by a complex formula reflecting the fact that during the period between the signing of the Sale and Purchase Agreement and the closing of the transaction, Sundance will be continuing to operate in the normal course of business, which means it will be closing sales of finished homes to purchasers and continuing construction of homes-in-progress, called work-in-process. To the extent that the number of finished homes which are sold prior to the closing date of the transaction varies from the number originally estimated, the actual purchase price will vary from the estimated purchase price. If a greater number of finished homes are sold, the actual purchase price will be less than the estimated purchase price, but, of course, Sundance will retain the proceeds from the sale of these finished homes. Conversely, if fewer finished homes are sold than originally estimated, the actual purchase price will be more than the estimated purchase price. Additionally, if the amount of construction work completed on the homes-in-progress on the closing date of the transaction is more or less than the amount originally estimated, the actual purchase price will be more or less, respectively, than the estimated purchase price, but in any event, Sundance will be reimbursed for the cost of all such construction work invoiced prior to the closing date. Thus, these potential variances in the actual cash received at closing as compared to the estimated purchase price will not materially affect the financial benefits of the proposed transaction. See "The Sale and Purchase Agreement-- Purchase Price."

Q. Why is Sundance selling the suburban housing operations?

A. The Board of Directors of Sundance has thoroughly considered the advantages and disadvantages of selling the suburban housing operations at this time. As described in greater detail in this Proxy Statement, the Board believes that it is in the best interests of the shareholders and Sundance to convert the assets of its suburban housing operations into cash for the purpose of reducing a substantial portion of its outstanding bank indebtedness.

Q. How do I know if Sundance is receiving fair value for the suburban operating assets?

A. Based on a variety of factors including (i) Sundance's overall goals and future business plans, (ii) the changing and highly competitive nature of the home building business and management's expectations regarding probable trends in the industry and (iii) the limited survey of proposed alternatives to the transaction, the Board believes that the consideration to be received from Centex Homes in the sale of substantially all of the suburban operating assets is fair. In addition, the Board retained Houlihan Lokey Howard & Zukin Financial Advisors, Inc., an independent investment banking firm. On behalf of the Board, Houlihan Lokey has concluded that the consideration to be received by Sundance in the transaction is fair to Sundance from a financial point of view.

Q. Will any of the money received from the transaction be distributed to Sundance's shareholders?

A. No. Sundance intends to use substantially all of the net proceeds generated from the sale to repay certain outstanding bank indebtedness and use the remaining net proceeds to pay its accounts payable due to subcontractors for work in progress done on those assets which are part of the proposed sale. See "The Proposed Sale--Use of Proceeds; Plans for Future Operations After the Proposed Sale."

Q. Will shareholders have appraisal rights?

A. Yes. Shareholders of Sundance will have Dissenters' Rights of Appraisal as a result of this transaction. See "Special Meeting--Dissenters' Rights of Appraisal."

Q. What should shareholders do now?

A. Shareholders should mail their signed and dated Proxy Card in the enclosed envelope, as soon as possible, so that their shares will be represented at the Special Meeting of the Sundance shareholders.

Q. Can shareholders change their vote after they have mailed a signed proxy card?

A. Yes. Shareholders can change their vote in one of three ways at any time before their proxies are used. First, shareholders can revoke their proxies by written notice. Second, shareholders can complete new, later-dated proxy cards. Third, shareholders can attend the special shareholders' meeting and vote in person.

Q. How are shares held in a broker's name voted?

A. Brokers will vote shares nominally held in their name (or in what is commonly called "street name") only if the beneficial shareholder provides the broker with written instructions on how to vote. Absent such instructions, these shares will not be voted. Shareholders are urged to instruct their brokers in writing to vote shares held in street name for the proposed transaction.

Q. Whom should shareholders call with questions?

A. Sundance's shareholders who have questions about the transaction should call Joseph R. Atkin, Sundance's Chief Financial Officer at (847) 255-5555.

                             DISCLOSURE REGARDING
                          FORWARD-LOOKING STATEMENTS

   This Proxy Statement contains forward-looking statements that reflect Sundance's current expectation regarding the future results of operations, performance and achievements of Sundance, including statements containing words such as "believes", "anticipates", "estimates", "should", "could", "expects", and words of similar import. These statements involve known and unknown risks and uncertainties that may cause Sundance's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that Sundance believes might cause such differences include: (1) concentration of Sundance's assets into the Chicago urban housing market; (2) changes in interest rates and the availability of mortgage financing; (3) Sundance's substantial leverage and the restrictions imposed on Sundance under its existing debt instruments; (4) the seasonal nature of the residential construction business; (5) changes in general economic and market conditions; (6) changes in costs and availability of material, supplies and labor; (7) general competitive conditions; (8) the availability of capital;
(9) the inability of Sundance to satisfy the minimum maintenance requirements for the continued listing of its shares of common stock on the Nasdaq National Market; and (10) those specific risks that are discussed in the Risk Factors detailed in Sundance's filings with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, shareholders are urged to read carefully all cautionary statements contained in this Proxy Statement and in those other filings with the Securities and Exchange Commission.

                             SUNDANCE HOMES, INC.
                             150 West Center Court
                          Schaumburg, Illinois 60195
                                (847) 255-5555

                               ----------------

                                PROXY STATEMENT
                                    for the
                        SPECIAL MEETING OF SHAREHOLDERS
                          to be held on July 8, 1999

                               ----------------

                              THE SPECIAL MEETING

Time, Date and Place of Special Meeting

   The accompanying Proxy is solicited by the Board of Directors of Sundance Homes, Inc. for use at the Special Meeting of Shareholders to be held on Thursday, July 8, 1999, at 9:00 a.m. or at any adjournment or postponement thereof, at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 2100, Chicago, Illinois 60661.

   Copies of this Proxy Statement, the attached Notice of Special Meeting of Shareholders, and the enclosed form of proxy are first being mailed to Sundance's shareholders on or about June 18, 1999.

Purpose of the Special Meeting; Recommendation of the Board of Directors

   At the Special Meeting, shareholders will be asked to consider and vote upon the proposal to approve and adopt the Sale and Purchase Agreement, as amended, between Sundance and Centex Homes, a Nevada general partnership and a wholly owned subsidiary of Centex Corporation, a Nevada corporation, pursuant to which Sundance has agreed (pending shareholder approval) to sell for cash substantially all of the assets of its suburban housing operations to Centex Homes, with Centex Homes assuming certain liabilities relating to those assets.

   Pursuant to the applicable provisions of the Illinois Business Corporation Act, Sundance is required to obtain the affirmative vote of two-thirds of the issued and outstanding shares of Sundance's common stock prior to the sale of all or substantially all of its property or assets. Although Sundance will continue to have significant operations after the consummation of the proposed sale (see "Proposed Sale--Use of Proceeds; Plans for Future Operations After the Proposed Sale"), the Board of Directors has nevertheless concluded on advice of counsel that under Illinois law, it is necessary to submit the Sale and Purchase Agreement, as amended, and the transactions contemplated thereby to the shareholders of Sundance for approval.

   THE NON-MANAGEMENT MEMBERS OF THE BOARD OF DIRECTORS HAVE UNANIMOUSLY APPROVED THE PROPOSED SALE (SUBJECT TO SHAREHOLDER APPROVAL) AND RECOMMEND A VOTE FOR THE ADOPTION AND APPROVAL OF THE SALE AND PURCHASE AGREEMENT, AS AMENDED, AND THE PROPOSED SALE.

Record Date and Outstanding Shares

   The Board of Directors has fixed the close of business on May 14, 1999 as the record date for determining shareholders entitled to notice of, and to vote at, the Special Meeting. Accordingly, only holders of record of Sundance's common stock at the close of business on the record date will be entitled to vote at the Special Meeting, either by proxy or in person. As of the record date of the Special Meeting there were issued and outstanding 7,824,113 shares of Sundance's common stock. The outstanding shares of common stock constitute the only outstanding voting securities of Sundance entitled to be voted at the Special Meeting.

Intentions and Agreements to Vote

   As of the record date, the executive officers and directors of Sundance and their affiliates beneficially owned an aggregate of 4,883,500 shares of Sundance's common stock, or approximately 62.4% of the shares of common stock then issued and outstanding. Maurice Sanderman, Chief Executive Officer of Sundance, has agreed with Centex Homes to vote those shares of Sundance's common stock for which he has voting control in favor of the proposed sale. As of the record date, Mr. Sanderman has voting control of 3,537,500 shares of Sundance's common stock or approximately 45.2% of the then issued and outstanding shares of common stock. In addition, all of the other executive officers and directors of Sundance and their affiliates have advised Sundance that they intend to vote their shares of common stock to adopt and approve the Sale and Purchase Agreement.

Quorum and Voting of Proxies; Revocation

   The presence at the Special Meeting, in person or by proxy, of the holders of a majority of Sundance's issued and outstanding shares of common stock as of the record date will constitute a quorum at the Special Meeting.

   Shares of common stock that are represented by properly executed proxy cards received by Sundance at or prior to the Special Meeting, and not duly and timely revoked, will be voted according to the instructions indicated on the proxy card. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares of common stock so represented FOR the adoption and approval of the Sale and Purchase Agreement, as amended, and the proposed sale, which has already been unanimously approved by the Board of Directors. Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Management is not aware of any other matters that are likely to be brought before the Special Meeting. However, if any such matters properly come before the Special Meeting, it is understood that the proxy holder or holders are fully authorized to vote thereon in accordance with his or their judgment and discretion provided that only proxies voted for the proposed sale will be used by the proxy holder or holders to adjourn the meeting. Giving the proxy will not in any way affect a shareholder's right to attend the Special Meeting and to vote in person.

   Abstentions will be treated as shares that are present for purposes of determining whether a quorum exists but will be treated as unvoted shares for the purpose of adopting and approving the Sale and Purchase Agreement, as amended, and the proposed sale of assets. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present for the purpose of determining whether a quorum exists and will not be entitled to vote with respect to that matter.

   A shareholder may revoke the proxy at any time before it is exercised by providing written notice of such revocation to the executive offices of Sundance Homes, Inc., 150 West Center Court, Schaumburg, Illinois 60195, Attn:
Corporate Secretary. A shareholder may also revoke the proxy by attending and voting at the Special Meeting or by executing and delivering to Sundance a proxy dated subsequent to a prior proxy.

Vote Required; Voting Rights

   Approval of the proposed sale of assets requires an affirmative vote of two-thirds of the outstanding shares of Sundance's common stock. Each holder of Sundance's common stock is entitled to one vote for each share owned by such shareholder.

   Maurice Sanderman and Charles Engles, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of Sundance to serve in such capacity. Messrs. Sanderman and Engles are each Directors of Sundance. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted for the adoption and approval of the Sale and Purchase Agreement, as amended, and the proposed sale.

Dissenters' Rights of Appraisal

   Shareholders of Sundance's common stock are entitled to dissenters' appraisal rights under Section 11.65 of the Illinois Business Corporation Act of 1983, as amended (the "IBCA"), in connection with the proposal.

To effectively assert dissenters' rights, a shareholder must follow the procedures outlined in Section 11.70 of the IBCA. In summary, Section 11.70 requires that a shareholder (i) deliver to Sundance before the vote is taken a written demand for the payment of his or her shares if the proposed sale of assets is consummated and (ii) not vote in favor of the proposed action.

   If the Sale and Purchase Agreement is adopted and the proposed sale of assets is approved, Sundance will send to each dissenting shareholder a statement setting forth the opinion of Sundance as to the estimated fair value of the dissenting shares. This statement will be sent within 10 days after the date on which the proposed sale is effective or 30 days after the shareholder delivers to Sundance the written demand for payment, whichever is later. The statement will also include either a commitment of Sundance to purchase the shares from the shareholder at the stated amount, or Sundance will provide the shareholder with instructions to sell his or her shares into the public market if such shares may be readily sold on such market. If the shareholder does not sell within 10 days of receiving notice to sell his or her shares, the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares during that 10 day period for purposes of determining the amount of payment the shareholder may demand from Sundance as described in the next paragraph.

   If the shareholder does not agree with Sundance's opinion on share value, then within 30 days of the date of Sundance's delivery of Sundance's statement of value, the shareholder shall notify Sundance in writing, of the shareholder's estimate of fair value and interest due for the shares. In the same notice, the shareholder shall demand payment for the difference between the shareholder's estimate of fair value and interest due, and the amount Sundance committed to pay, or the amount that the shareholder received (or is deemed to have received) after selling the shares pursuant to Sundance's instructions.

   If, within 60 days from receiving a shareholder demand in accordance with the above paragraph, Sundance and the shareholder cannot agree on the fair value of the shares, Sundance shall either pay the amount demanded by the shareholder and interest thereon, or Sundance shall file a petition in the circuit court of Cook County, requesting the court to determine the fair value of shares and interest due thereon.

   Sundance recommends that shareholders read the relevant section of the Illinois Business Corporation Act which has been attached as Appendix C hereto and consult legal counsel when determining whether and how to exercise their dissenters' right of appraisal.

Proxy Solicitation and Expenses

   The costs of soliciting Proxies in the accompanying form are being paid by Sundance. In addition to the solicitation of Proxies by the use of the mails, certain officers and associates (who will receive no compensation therefor in addition to their regular salaries) may be used to solicit Proxies personally and by telephone and facsimile. In addition, banks, brokers and other custodians, nominees and fiduciaries will be requested to forward copies of the Proxy material to their principals and to request authority for the execution of Proxies. Sundance will reimburse such persons for their reasonable expenses in so doing.

                            SPECIAL CONSIDERATIONS

The Proposed Sale Will Increase Sundance's Loss and Decrease Shareholders'
Equity

   Sundance has incurred losses in each of its fiscal years ended September 30, 1998 and 1997 and for the three and six month periods ended March 31, 1999. In addition, the proposed sale of substantially all of the assets of the suburban housing operations is expected to increase Sundance's net loss for the fiscal year ended September 30, 1999 by approximately $6.4 million. There is no assurance that Sundance will be profitable following the closing of the proposed sale. The proposed sale will also decrease shareholders' equity by an amount equivalent to the loss. See "Pro Forma Financial Data." In addition, Sundance's financial statements for the fiscal year ended September 30, 1998 have been prepared assuming Sundance will continue as a going concern. Sundance does not expect that the auditor's going concern qualification will be removed from the September 30, 1998 financial statements as a result of the closing of the proposed sale or any refinancing of its outstanding debt.

Sundance Could Be Delisted from The Nasdaq National Market

   Sundance currently does not meet the requirements for continued listing of its common stock for trading on the Nasdaq National Market. The Nasdaq stock market requires that the minimum bid price of Sundance's common stock as reported on the Nasdaq National Market be equal to or greater than $1.00 per share and that it must maintain a market value of public float greater than or equal to $5 million. Therefore, based on its review of Sundance's price data, the Nasdaq stock market recently notified Sundance that its common stock is scheduled to be delisted from trading on the Nasdaq National Market on August 4, 1999 unless the minimum bid price and the market value of the public float equals or exceeds the requirements for ten consecutive trading days. Sundance may appeal Nasdaq's decision to delist, but there can be no assurances that such appeal will be successful. Such delisting could have a material adverse effect on the trading market for Sundance's common stock and the liquidity of such market.

                               THE PROPOSED SALE

General

   The Sale and Purchase Agreement, which was executed and delivered by Sundance and Centex Homes on April 2, 1999, as amended, provides for the sale of substantially all of the assets of the suburban housing operations to, and the assumption of certain related liabilities by, Centex Homes. The assets being sold include substantially all of the assets of the Suburban Properties Division and its Rembrandt Homes Division with the exception of two close out projects, 18 additional lots and two spec homes.

Sundance Homes, Inc.

   Sundance is a builder of single family homes in the Chicago metropolitan area and condominiums in the Chicago urban market. Prior to September 1996, Sundance primarily was a builder of affordably priced, single-family detached and attached homes in the Chicago metropolitan area.

   In September 1996, Sundance entered the urban real estate market with the introduction of two condominium-loft conversion projects in Chicago. In 1998, Sundance continued to increase its presence in the Chicago urban market with its Chicago Urban Properties Division, which completed construction on three condominium-loft conversion projects. Additionally, Sundance made significant progress on completing its 24-story high rise condominium apartment project, and opened for sale two new condominium-loft conversions and one new construction condominium apartment project in Chicago.

   Sundance strives to deliver superior value to all market segments by providing innovative designs and diverse, high-quality products. Sundance typically broadens its appeal to various market segments by offering one or more product lines within each suburban and urban project. Each product offering is architecturally designed to complement other products within the project and create a sense of community. For additional information about Sundance, see "The Company."

Centex Homes

   Centex Homes, with its principal offices located at 2728 N. Harwood, Dallas, Texas 75201, is a wholly-owned subsidiary of Centex Corporation, a Nevada corporation. Centex Homes is a conventional home building operation primarily involved in the purchase and development of land or lots as well as the construction and sale of single-family homes, townhomes and low-rise condominiums. Centex Homes sells to both first-time and move-up buyers. Approximately ninety-three percent of the houses Centex Homes sells are single-family detached homes, and the remainder are townhomes and low-rise condominiums. Centex Homes currently builds in fifty-four market areas in twenty states, including Chicago, Illinois.

Use of Proceeds; Plans for Future Operations After the Proposed Sale

   The net proceeds to Sundance from the sale of its suburban housing operations, which include substantially all of the assets of its Suburban Property Division and its Rembrandt Homes Division, net of prorations and after deducting estimated transaction expenses of $835,000, are expected to be, assuming a closing date of July 15,

1999, approximately $52 million, which is subject to an escrow holdback of $2 million to cover certain indemnity obligations. The precise amount of net proceeds derived from the sale of the suburban housing operations may be more or less than this amount based upon the actual amount of land sold and the amount of work-in-process on the closing date of the proposed transaction. See "The Sale and Purchase Agreement--Purchase Price."

   On the closing date of the transaction, there will be a fixed amount of accounts payable which Sundance will owe to its subcontractors for work-in-process which has been completed and invoiced as of the closing date of the transaction on those homes which are to be sold to Centex Homes. It is estimated that this amount will be between $5 million and $10 million. Sundance will first use the estimated net proceeds to pay these accounts payable due to subcontractors for work-in-process completed on those assets which are part of the proposed sale. The entire remaining amount of the estimated net proceeds from the proposed sale, less a $2 million escrow hold back, will be used by Sundance to repay a substantial portion of its outstanding bank indebtedness. Sundance expects that it will apply between $40 million and $45 million, to its outstanding bank debt. As of June 16, 1999, Sundance had borrowed $60.8 million under Sundance's $80 million Revolving Credit Loan Agreement with LaSalle National Bank, American National Bank and Trust Company of Chicago and BankBoston, NA and had $3.8 million in outstanding letters of credit. Since the accounts payable outstanding are paid through additional borrowing under the Revolving Credit Loan Agreement, the amount of debt outstanding subsequent to the closing of the transaction and the paydown of Sundance's outstanding bank indebtedness is not expected to be materially affected by the dollar amount of the accounts payable outstanding on the closing date of the transaction.

   In anticipation of the proposed sale, Sundance is in the process of refinancing its current Revolving Credit Loan Agreement. Under the existing Loan Agreement as modified by the Forbearance and Loan Modification Agreement dated as of December 15, 1998 which Sundance entered into after Sundance's lenders declared a "default" under the Revolving Credit Loan Agreement: (i) there are significant limitations placed on Sundance's ability to acquire new land, (ii) the lenders will not further fund the 130 unit condominium apartment project known as Plaza 32 in Chicago, Illinois, (iii) interest rates are prime plus 3.0%, (iv) certain financial penalties will be imposed if certain revised covenants are not met in the future, and (v) the maximum loan amount will be systematically reduced. Certain of Sundance's subsidiaries signed a commitment letter with a bank on June 10, 1999. The letter provides for a revolving credit facility with principal not to exceed $25.5 million at any one time. The new credit facility may be drawn on up to an aggregate principal amount of $60,065,000. The proceeds of the new credit facility will be used to pay the remaining outstanding balance under the existing Revolving Credit Loan Agreement following the application of the proceeds of the proposed sale and to fund a portion of the construction costs on four of its projects in the Chicago urban area. Sundance will guaranty all obligations under the new credit facility. The borrowings under the new credit facility will be secured by the assets of each of the four projects. The commitment letter is subject to several conditions, including the consummation of the proposed transaction, and no assurance can be given that Sundance will be able to meet those conditions. Sundance believes such credit facility will provide sufficient liquidity for its Chicago urban operations for the foreseeable future. Sundance is currently in negotiations with several banks regarding an additional credit facility. Such credit facility is contemplated to be secured by certain of Sundance's remaining suburban and urban inventory of raw land, developed lots and completed spec homes.

   In addition, as of March 31, 1999, Sundance was in violation of the forbearance agreement and as such the lending banks have the right to declare the loan in default and demand repayment of the outstanding principal and any accrued and unpaid interest thereon. Sundance believes that the banks will take no action which will interfere with or block the proposed sale.

   Following the consummation of the proposed sale, the shareholders of Sundance will retain their equity interest in Sundance. The proposed sale will not result in any changes in the rights of Sundance's shareholders. As indicated above, Sundance will not distribute any of the proceeds derived from the sale of its suburban housing operations to its shareholders. Sundance will continue to operate as a home builder in the Chicago urban market, which includes the Loop area, South Loop, West Loop, New East Side, River North, Streeterville and the Gold Coast. Extensive development is taking place in other areas near the traditional Loop boundaries. These include the areas between Roosevelt Road and Cermak Road, and Halsted Street west to the United Center, and as far as 5800 north along the Ravenswood corridor. Management believes that housing demand in this market is strong due to the high rents in the markets, job growth in the downtown area, the long commute times between the city and the suburbs and the numerous amenities available in the Chicago downtown area to prospective home buyers.

   Sundance plans to maintain its current strategy of development in and around the downtown Chicago market. Sundance will target two primary forms of urban development, (i) acquisition of former or current manufacturing buildings which are suitable for the conversion to residential loft-condominiums and (ii) acquisition of parcels for use in developing multi-story apartment condominiums.

   Sundance will retain approximately 22 substantially completed homes and 41 developed lots contained in two suburban close out projects (Heartland Meadows and Georgian Court) as well as 18 additional lots and two spec homes. The total book value of these assets is estimated to be approximately $7,500,000 as of July 15, 1999, of which approximately $4,900,000 is attributable to the two retained close out projects. This amount could vary based on the number of homes sold in these projects prior to the closing date of the proposed transaction. The homes have been listed with brokers.

Background of the Proposed Sale

   Sundance has within the last year entered into preliminary discussions with various parties concerning the sale of certain of its assets and in some instances the entire company. However, in each case the discussions were terminated prior to arriving at either a letter of intent or a definitive agreement because of the inability of the parties to agree on appropriate terms for such transaction.

   In November 1998, after several initial conversations, representatives of Sundance met with representatives of Centex Homes to discuss the possibility of selling the suburban housing operations, which include substantially all of Sundance's Suburban Property Division and its Rembrandt Homes Division. During this meeting Sundance discussed certain aspects of its suburban housing operations including the total number of its developed and undeveloped lots, and the basis on which those lots and the other suburban operating assets of Sundance would be valued. The proposal of Sundance was that the property would be sold at a value equivalent to its book value adjusted for unamortized costs and other overhead expenses. In addition, Centex Homes would pay the construction costs incurred by Sundance on those homes in place on the date of closing. Centex Homes also agreed to an overhead factor to be applied against the book value of the work-in-process and model homes to reimburse Sundance for overhead incurred in producing the work-in-process and model homes. Sundance also proposed that certain operating assets used in the suburban housing operations be sold as part of the proposed transaction and such assets should be valued at book value. At the conclusion of the meeting the parties agreed that there was sufficient mutual interest in the proposed transaction to warrant continued discussions and due diligence.

   Pursuant to a request by Centex Homes, Sundance during the second week of December 1998 provided certain information to Centex Homes including a pro forma analysis which estimated the expected profit margins on the sale of those homes which were to be subject to the proposed transaction. The information detailed the basis on which Sundance was basing its valuation and asking price for the assets of Sundance being considered by Centex Homes. Late in January 1999, Sundance met with several representatives of Centex Homes to discuss the material aspects of the proposed transaction. Upon the conclusion of the January meeting, the parties agreed to use their best efforts to memorialize their discussions in a letter of intent with both non-binding and binding provisions.

   Early in February 1999, Sundance received a first draft of the letter of intent as proposed by Centex Homes. During the month of February the parties negotiated in good faith to resolve certain material differences relating to the specific model home assets of the suburban housing operations which were to be subject to the proposed transaction, the amount of earnest money to be deposited by Centex Homes, certain aspects of the indemnification provisions, the liabilities to be assumed by Centex Homes upon their purchase of the proposed assets, and the extent of Centex Homes' due diligence period.

   On February 23, 1999, Sundance and Centex Homes executed the letter of intent, which called for the parties to finalize a definitive agreement on or prior to March 5, 1999. During the period prior to March 5, 1999, Sundance agreed not to solicit any potential buyers, or respond to any unsolicited offers, for the assets that Sundance had proposed to sell to Centex Homes. Shortly after signing the letter of intent, Sundance hired, after a special committee of the Board of Directors interviewed several candidates, Houlihan Lokey Howard & Zukin Financial Advisors, Inc. to consider from a financial point of view the fairness of the purchase consideration to be received by Sundance in the proposed sale. Houlihan Lokey is a nationally recognized investment banking firm that provides financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities. As a result, management believes Houlihan Lokey is well qualified. Houlihan Lokey was selected by the Board on the basis of its experience and reputation, the favorable personal presentation made by the representatives of Houlihan Lokey to Sundance, the ability to perform the requisite work on a schedule capable of accommodating Sundance's proposed timing and its favorable fee estimate. Prior to the engagement hereof, Houlihan Lokey and Sundance did not maintain any material relationship.

   On March 2, 1999, counsel to Centex Homes presented the first draft of the Sale and Purchase Agreement to Sundance's counsel. Sundance and Centex Homes, prior to March 5, 1999, agreed to extend the letter of intent until March 12, 1999, and continued to negotiate in good faith to finalize the definitive agreement. From March 2, 1999 until March 22, 1999, Sundance and their advisors on the one hand and Centex Homes and their advisors on the other hand proceeded to negotiate the terms of a final agreement. During this period, the following were the subject of significant negotiation between the parties during this period: (i) the structure of the agreement, including the specific liabilities to be assumed by Centex Homes; (ii) the percentage for the overhead factor; (iii) the representations and warranties to be made by Sundance; (iv) securing Sundance's obligation to pay a breakup fee if Sundance accepted a bid superior to that of Centex Homes; (v) the limitations on Centex Homes' rights to terminate the Sale and Purchase Agreement prior to closing; and (vi) the indemnity provisions.

   On March 23, 1999, Houlihan Lokey presented the Board of Directors with their opinion that the proposed transaction, from a financial point of view, is fair to Sundance. The Board reviewed their opinion and the methodology used to arrive at such opinion as well as a draft of the Sale and Purchase Agreement. After discussing the potential alternatives to the proposed transaction, the Board concluded that the proposed transaction is in the best interest of Sundance's shareholders. The non-management members of the board of directors unanimously voted to approve the proposed transaction, adopt the Sale and Purchase Agreement subject to its satisfactory completion and solicit shareholder approval of the same. Maurice Sanderman, Chairman of the Board and Chief Executive Officer, abstained from the vote due to his interest in the transaction. See "The Proposed Sale--Interest of Certain Persons in the Proposed Sale."

   From March 24 through April 2, 1999 the parties finalized negotiation on the few remaining open issues. The Agreement was executed on April 2, 1999 with certain schedules and exhibits to be agreed upon in the future.

   During Centex Homes' due diligence period, which was extended by amendments to the Sale and Purchase Agreement, Centex Homes was unable to find adequate substantiation in the current actual profit margins for the profit margins which Sundance had originally provided in November of 1998 in its pro forma analysis. Centex Homes therefore proposed a pricing amendment to the original Sale and Purchase Agreement. The proposed fifth amendment provided for several modifications to the original agreement. First, Centex Homes requested a $2.6 million purchase price reduction which was accomplished by eliminating the overhead factor (with an agreed upon value of $1 million) and a reduction in the various amounts to be paid for the lots to be purchased equal to $1.6 million in the aggregate. In addition, Centex Homes declined to purchase or assume Sundance's leases for any of its computer equipment used in the suburban operations as well as nine additional developed lots and one spec home. Finally, the amendment provided for a potential earnback in the purchase price if Centex Homes should obtain an average profit margin in excess of 13.3% (up to a maximum of 15.3%) on those homes in backlog on May 1, 1999 and any additional homes in backlog on the closing of the proposed transaction. Sundance estimates that it could receive up to an additional $600,000 as a result of this earnback which will be calculated as of December 31, 1999. The amendment also provides that Centex Homes' due diligence period would be terminated and that the schedules and exhibits attached to the amendment and the Sale and Purchase Agreement would be finalized upon the execution of the amendment. Prior to this amendment to the Sale and Purchase Agreement, Sundance estimated that the amount of proceeds which Sundance would receive, assuming a closing date of May 31, 1999, net of prorations and expenses, would be approximately $60 million before holdbacks. Under the Sale and Purchase Agreement, as amended, Sundance estimates that it will receive, assuming a closing date of July 15, 1999, proceeds of approximately $52 million, net of prorations and expenses and prior to any holdbacks. The amendment was executed on May 11, 1999 and after its execution Sundance requested that Houlihan Lokey update its opinion to reflect the modifications contained in the last amendment. The updated opinion was supplied to the Sundance Board of Directors and the Board concluded upon review of the updated opinion that the proposed transaction is still in the best interest of Sundance's shareholders.

Sundance's Reasons for the Proposed Sale; Recommendation of the Board of
Directors

   The proposed sale will substantially reduce Sundance's outstanding indebtedness and enable it to concentrate on its Chicago urban operations which, management believes, represents a potentially more profitable line of business. Sundance's suburban housing operations have not been profitable for the past two fiscal years. The sale of substantially all of these operations will enable Sundance to operate with substantially less overhead costs and should result in an organization that is better focused and easier to manage.

   Reducing and then restructuring Sundance's current credit facility is, in management's judgment, imperative to the future operation of Sundance. As noted above, Sundance's current credit facility bears interest at a high rate of "prime" plus three percentage points and prohibits any acquisitions or continued funding of key Chicago urban projects. Since the proceeds of the proposed sale will substantially pay down this facility, Sundance will be in a much stronger debt to equity position and should be able to obtain more favorable terms for its debt financing.

   Finally, Sundance believes that the offer is fair and in the best interests of shareholders. By virtue of this transaction, shareholders' future value should be enhanced. Sundance's common stock is currently selling well below book value and this transaction is expected to represent the sale of approximately 60% of Sundance's assets at a price moderately below book value. Additionally, upon the closing of the proposed sale, Sundance believes it will be able to restructure its outstanding bank debt thereby reducing its currently high cost of capital and providing for future liquidity.

   The non-management members of the Board of Directors have determined, based on the above reasons as well as the opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. which is summarized below, that the proposed Sale and Purchase Agreement and the proposed sale is in the best interests of Sundance and its shareholders, have unanimously approved the Sale and Purchase Agreement and the proposed sale, and recommend that the shareholders vote "FOR" the proposal to adopt and approve the sale of assets.

Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

   Sundance engaged Houlihan Lokey to render its opinion to the Board of Directors as to the fairness, from a financial point of view, of the consideration to be received by Sundance in connection with the proposed sale, as outlined in the Sale and Purchase Agreement dated April 2, 1999. Houlihan Lokey is a nationally recognized investment banking firm that provides financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities.

   Sundance agreed to pay Houlihan Lokey a fee of $135,000 plus reimbursement of out-of-pocket expenses for its preparation and delivery of the fairness opinion. No portion of Houlihan Lokey's fee is contingent upon the successful completion of the proposed sale or the delivery of a favorable opinion. Sundance retained Houlihan Lokey solely to deliver its fairness opinion. Sundance agreed to indemnify Houlihan Lokey and its affiliates against certain liabilities, including liabilities under federal securities laws that arise out of the engagement of Houlihan Lokey. The full text of Houlihan Lokey's opinion, which sets forth the assumptions made, general procedures followed, factors considered and limitations on the review undertaken by Houlihan Lokey in rendering its opinion, is attached as Appendix B and is incorporated herein by reference.

   Houlihan Lokey did not, and was not requested by Sundance to make any recommendations as to the form or amount of consideration to be received by Sundance, to solicit third party indications of interest in acquiring all or any part of Sundance, and does not express any opinion as to the fairness of any aspect of the transaction not expressly addressed in its fairness opinion.

   In arriving at its opinion, among other things, Houlihan Lokey:

  1. reviewed Sundance's annual reports to shareholders for the fiscal years ended 1993, 1997 and 1998; annual reports on Form 10-K for the fiscal years ended 1996 through 1998; quarterly reports on Form 10-Q for the quarter ended March 31, 1998 and 1999; Company-prepared financial statements for the year ended September 30, 1998 and for the quarters ended March 31, 1998 and 1999 for the divisions, which Sundance's management has identified as being the most current financial statements available;

  2. reviewed Sundance's annual report to shareholders for the fiscal year ended 1993 which contained certain information relating to Sundance's historical operations;

  3. reviewed a copy of the Sale and Purchase Agreement by and among Sundance and Centex Homes, dated April 2, 1999, as amended;

  4. reviewed a draft of this preliminary Proxy Statement filed May 28, 1999 (Draft dated May 21, 1999);

  5. met with members of the senior management of Sundance to discuss the operations of Sundance, Rembrandt Homes, Inc., Sundance Suburban Properties, Inc. and other entities of Sundance's suburban home building operations, the current financial condition of Sundance in regard to its lending arrangements, the alternatives available to Sundance to restructure its debt with and without the proposed sale, the anticipated focus of Sundance after the proposed sale and met with representatives of Sundance's counsel to discuss the proposed sale and related matters.

  6. visited Sundance's offices located at 70 East Lake Street, Chicago,
     Illinois;

  7. reviewed copies of certain real estate appraisals provided by Sundance;

  8. reviewed the certificate of Sundance's chief financial officer addressed to Houlihan Lokey dated May 21, 1999 and Schedules attached to the certificate;

  9. reviewed the historical market prices and trading volume for Sundance's publicly traded securities;

  10. reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed comparable to Sundance, and publicly available prices and premiums paid in other transactions that Houlihan Lokey considered similar to the proposed sale;

  11. reviewed drafts of certain documents to be delivered at the closing of the proposed sale; and

  12. conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

   In connection with the proposed sale, Houlihan Lokey determined that the total aggregate consideration for the sold assets of Sundance will be approximately $52 million. The precise amount of cash to be received is determined by a complex formula reflecting the fact that during the period between the signing of the Sale and Purchase Agreement and the closing of the transaction, Sundance will be continuing to operate in the normal course of business, which means it will be closing sales of finished homes to purchasers and continuing construction of homes-in-progress, called work-in-process. To the extent that the number of finished homes which are sold prior to the closing date of the transaction varies from the number originally estimated, the purchase price will be adjusted. Additionally, if the amount of construction work completed on the homes-in-progress on the closing date of the transaction is more or less than the amount originally estimated, the purchase price will be adjusted.

   Houlihan Lokey primarily used five methodologies to assess the fairness, from a financial point of view, of the consideration to be received by Sundance in connection with the transaction. Each methodology provided an estimate as to the aggregate value of the assets being acquired by Centex. The analyses required studies of the overall market, economic and industry conditions in which Sundance operates, and the operating results of Sundance suburban and Rembrandt divisions (the "Divisions").

   Comparable Company Analysis. Using publicly available information, Houlihan Lokey compared selected financial data of the Divisions with similar data of various companies engaged in business considered by Houlihan Lokey to be comparable to that of the Division's including:

  Beazer Homes USA, Inc.             Presley Companies/DE
  Crossman Communities               Rottlund Company, Inc.
  Dominion Homes, Inc.               Ryland Group, Inc.
  Fortress Group, Inc.               Schottenstein (M/I) Homes, Inc.
  Horton (DR), Inc.                  US Home Corporation
  Lennar Corporation                 Washington Homes, Inc.
  Meritage Corporation               Weitzer Homebuilders
                                     Zaring National Corporation

   For each of the comparable companies, Houlihan Lokey calculated, reviewed and analyzed numerous financial and operating performance ratios, as well as numerous market capitalization ratios, such as the enterprise value (aggregate equity plus total interest-bearing debt less cash); the latest twelve months' earnings before interest and taxes; and earnings before interest, taxes, depreciation, amortization and revenue.

   Based on its comparable company analysis, Houlihan Lokey determined that the consideration to be received by Sundance is fair to Sundance from a financial point of view.

   Based on representative levels of earnings adjusted for a synergistic purchaser, the comparable company analysis resulted in enterprise values for the Divisions of approximately $38.5 million to $60.0 million.

   There are inherent differences between the businesses, operations, and prospects of the Divisions and the comparable companies. Accordingly, Houlihan Lokey believed that it was inappropriate to, and therefore did not, rely solely on the above-described quantitative results of the comparable companies that would, in Houlihan Lokey's opinion, affect the public market valuation of such companies.

   Comparable Transaction Analysis. Houlihan Lokey analyzed certain financial performance measures for the merger and acquisition transactions involving companies in the real estate development sector set forth below:

  C. Richard Dobson Builders, Inc.   Legacy Homes, Ltd.
  Calton, Inc.                       Lewis Homes
  Cambridge Properties               PolyGon Communities
  ColRich Communities                PrideMark
  Communities Southwest              Quail Construction
  Continental Homes Holding Company  Starrett Communities
  Hutson Construction Company        Sterling Communities
  Don Galloway Homes                 Torrey Group of Companies
  Estes Homebuilding                 Trafalgar House Property, Inc.
  Hallmark                           Whitaker Homes
  Iacobucci Organization             Wilshire Homes

   In performing its analysis, Houlihan Lokey considered that the merger and acquisition transaction environment varies over time because of, among other things, interest rate and equity market fluctuations and industry results and growth expectations.

   No company or transaction used in the analysis described above was directly comparable to Sundance, the Divisions or the proposed sale. Accordingly, the analysis of the results of the foregoing involved complex considerations and judgments concerning differences in financial and operational characteristics of the companies that could affect public trading values.

   Based on historical financial results for the Divisions, the comparable transaction analyses resulted in enterprise values of approximately $21.5 million to $95.0 million.

   Discounted Cash Flow Analysis. Houlihan Lokey performed a discounted cash flow analysis. In conducting its analysis, Houlihan Lokey relied on certain assumptions, industry averages and other information provided by the management of Sundance. This discounted cash flow analysis resulted in an enterprise value for the Divisions of approximately $50.5 to $53.0 million.

   Adjusted Book Value Analysis. Utilizing the real estate appraisal outlined above, Houlihan Lokey performed an analysis of the adjusted book value of the assets to be sold in the transaction. Consideration was given to the current state of the projects, the likelihood of absorption, the appraisal date and other qualitative factors.

   Based on adjusted book value, the analysis resulted in enterprise values of approximately $44.0 million to $56.5 million.

   Market Trading Analysis. Houlihan Lokey reviewed current and historical market prices and trading data of Sundance's common stock. During the period from July 9, 1993, the date of Sundance's initial public offering, to February 24, 1999, five business days prior to the announcement of the transaction, common stock closing prices ranged from a high of $14.50 per share to a low of $1.00 per share with an average price of $3.72 per share; during the period from February 24, 1998 to February 24, 1999, common stock closing prices ranged from a high of $3.00 per share to a low of $1.00 per share and an average price of $2.01 per share. Houlihan Lokey also compared the relative performance of common stock to comparable companies during the one-year period from February 24, 1998 to February 24, 1999. The market trading analysis was performed to provide background information and to add context to the other analyses performed by Houlihan Lokey as described above, and therefore did not provide an indication of value for the transaction.

   Houlihan Lokey drew no specific conclusion from its comparable company, comparable transaction, discounted cash flow, adjusted book value, and market trading analyses, but subjectively factored its observations from these analyses into its qualitative assessment of the relevant facts and circumstances.

   Houlihan Lokey's analyses indicated that the consideration to be received by Sundance in connection with the proposed sale is fair to Sundance from a financial point of view.

   Houlihan Lokey's opinion is based on the business, economic, market and other conditions as they existed as of May 21, 1999, and on the financial information provided to Houlihan Lokey as of such date. In rendering its opinion, Houlihan Lokey has relied upon and assumed, without independent verification, that the historical and projected financial information provided to Houlihan Lokey by Sundance has been reasonably and accurately prepared based upon the best current available estimates of the financial results and condition of the Divisions. Houlihan Lokey did not independently verify the accuracy or completeness of the information supplied to it with respect to Sundance or the Divisions and does not assume responsibility for it. Except as set forth above, Houlihan Lokey did not make any independent appraisal of the specific properties or assets of the Divisions.

   The summary set forth above describes the material points of more detailed analyses performed by Houlihan Lokey in arriving at its fairness opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances, and is therefore not readily susceptible to summary description. In arriving at its opinion, Houlihan Lokey made qualitative judgements as to the significance and relevance of each analyses and factor. Accordingly, Houlihan Lokey believes that its analyses and summary set forth herein must be considered as a whole. In its analysis, Houlihan Lokey made numerous assumptions with respect to Sundance, the Divisions, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Sundance and the Divisions. The estimates contained in such analyses are not necessarily indicative of actual values or predicative of future results for values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

Interest of Certain Persons in the Proposed Sale

   As a result of the closing of the proposed sale of assets and the concurrent refinancing of Sundance's outstanding debt obligations, Sundance may be in a position to pay off the $4,193,000 of unsecured subordinated debt owed to Maurice Sanderman prior to its maturity date, February 1, 2000. Sundance will not pay off any of the demand notes owed to Mr. Sanderman or the $4,193,000 unsecured subordinated debt with the proceeds from the closing of the proposed transaction and expects to extend the maturity date of the $2.5 million secured debt owed to Mr. Sanderman which is scheduled to mature on June 30, 1999.

Regulatory Approvals

   Consummation of the Sale and Purchase Agreement does not require any regulatory approvals other than the federal filings required under applicable U.S. securities laws in connection with this Proxy Statement.

Material Federal Income Tax Consequences

   The proposed sale will not have any direct federal income tax consequences to Sundance's shareholders because no distributions of sale proceeds will be made to the shareholders. Upon consummation of the proposed sale, Sundance will recognize taxable gain equal to the excess of the net proceeds of the sale over Sundance's tax basis in the assets purchased by Centex Homes. Sundance estimates that its taxable gain from the proposed transaction will be approximately $100,000, which when combined with Sundance's estimated other net taxable income for the year ended September 30, 1999 should be substantially offset by Sundance's net operating loss carryforward.

Accounting Treatment

   The sale of substantially all of the assets of the suburban operations of Sundance pursuant to the Sale and Purchase Agreement will be recorded as an asset sale. As a result of such sale, it is expected that a loss, after expenses, of approximately $6.4 million will be realized during the second quarter of 1999.

Expenses and Other Fees

   The estimated costs to Sundance for the proposed transaction will be approximately $835,000, which amount includes $545,000 in legal expenses, $238,000 in financial advisory and accounting services, $40,000 in printing expenses and $12,000 in filing fees with the Securities and Exchange Commission.

                        THE SALE AND PURCHASE AGREEMENT

Purchased Assets and Assumed Liabilities

   The assets being sold are substantially all of the tangible and intangible assets of Sundance's suburban housing operations, excluding only lots and homes related to certain closed out projects. In addition to land and houses under construction, the assets being sold include Sundance's rights and interests under or in respect of contracts and agreements relating to its suburban operations (with Centex Homes assuming liability under such contracts and agreements from and after the closing date) and the various trademarks and trade names used by Sundance in connection with its suburban operations, but not including the name "Sundance."

Purchase Price

   The consideration Sundance is to receive consists of a purchase price payable in cash and the assumption by Centex Homes of Sundance's liabilities under various contracts and agreements relating to the suburban operations. The components of the purchase price include (i) an agreed value per lot for the land being sold, which approximates the costs incurred by Sundance in acquiring, developing, and carrying the land, minus the costs to complete the development of the land as of the closing date, less an aggregate of $1.6 million; (ii) the book value (as reflected on the Sundance Pre-Closing Balance Sheet (as defined in the Sale and Purchase Agreement)) of construction work-in-process, including finished model homes and work completed, invoiced and recorded as an account payable but not paid; (iii) the book value (as reflected on Sundance's Pre-Closing Balance Sheet) of certain fixed assets and vehicles relating to the suburban operations; and (iv) advertising expenses (not to exceed $150,000) incurred by Sundance during the period between February 1, 1999 and the closing date of the proposed transaction. The Sale and Purchase Agreement also provides for an earnback based on the average profit margin earned on those homes in backlog on May 1, 1999 and any additional homes in backlog on the closing of the proposed transaction which Sundance believes could result in up to an additional $600,000 as a result of the earnback. The earnback will be calculated as of December 31, 1999.

   If the closing of the proposed transaction takes place on or before July 15, 1999, Sundance estimates that the cash portion of the purchase price, net of prorations and expenses, will be approximately $52 million. The precise amount of cash to be received is determined by a complex formula reflecting the fact that during the period between the signing of the Sale and Purchase Agreement, as amended, and the closing of the transaction, Sundance will be continuing to operate in the normal course of business, which means it will be closing sales of finished homes to purchasers and continuing construction of homes-in-progress, called work-in-process. To the extent that the number of finished homes which are sold prior to the closing date of the transaction varies from the number originally estimated, the actual purchase price will vary from the estimated purchase price. If a greater number of furnished homes are sold, the actual purchase price will be less than the estimated purchase price, but, of course, Sundance will retain the proceeds from the sale of these finished homes. Conversely, if fewer finished homes are sold than originally estimated, the actual purchase price will be more than the estimated purchase price. Additionally, if the amount of construction work completed on the homes-in-progress on the closing date of the transaction is more or less than the amount originally estimated, the actual purchase price will be more or less, respectively, than the estimated purchase price, but in any event, Sundance will be reimbursed for the cost of all such construction work invoiced prior to the closing date. Thus, these potential variances in the actual cash received at closing as compared to the estimated purchase price will not materially affect the financial benefits of the proposed transaction. If, as anticipated, the sale closes on or before June 30, 1999, Sundance believes that, based on its schedule for work-in-process and the estimated number of finished homes to be closed, the cash portion of the purchase price will be as indicated above. If the sales close after June 30, 1999, Sundance projects an increasing number of finished homes closing, which may significantly reduce the cash portion of the purchase price, but for the reasons indicated, this will not materially affect the financial benefit of the proposed transaction.

   At the April 2, 1999 signing of the Sale and Purchase Agreement, Centex Homes made a $1,500,000 earnest money deposit in escrow which deposit will be applied against the purchase price if the transaction closes, and returned to Centex Homes if the transaction fails to close for any reason other than a breach by Centex Homes. In the latter event, the money deposited in escrow will be paid to Sundance as liquidated damages.

The Closing

   The Sale and Purchase Agreement, as amended, calls for the closing of the proposed sale to have taken place on or before April 30, 1999, provided, that either party has the right to extend the date the proposed sale is scheduled to close as reasonably necessary to enable it to fulfill the conditions of the proposed sale (see "--Feasibility Period; Conditions to Closing"), provided, however, that neither Sundance nor Centex Homes shall be entitled to extend such closing date past July 30, 1999 without the consent of the other party. Sundance does not expect the transaction to close on or before April 30, 1999 but will request that the closing date be extended until such time as the shareholders have approved the transaction and it has satisfied its other conditions to the closing which is expected to be on or before July 9, 1999.

Representations and Warranties

   The Sale and Purchase Agreement, as amended, contains representations and warranties of Sundance typical for transactions of this type including, among others, representations and warranties related to corporate organization; qualification of Sundance and its subsidiaries; power and authority to enter into the transaction; organization of subsidiaries; charters and bylaws of Sundance and its subsidiaries; non-violation of binding agreements or the bylaws and charters; consents and approvals; absence of undisclosed liabilities; ownership, description and related matters concerning the real property which is subject to the Sale and Purchase Agreement; leases; health and safety compliance; legal proceedings; taxes and tax returns; permits; contracts; absence of certain changes since January 28, 1999; insurance; environmental matters; intellectual property rights; employee benefit plans; labor relations; transactions with affiliates; absence of brokers; and disclosure of certain items regarding business conditions.

   The Sale and Purchase Agreement, as amended, contains typical representations and warranties of Centex Homes including, among others, representations and warranties related to its partnership status; power and authority to enter into the transaction; non-violation of binding agreements or partnership provisions; consents and approvals; and absence of brokers and finders.

Indemnification

   Sundance has agreed to indemnify and hold harmless Centex Homes, its affiliates and their respective shareholders, directors, officers, employees, agents and representatives from any and all liabilities (excluding liabilities assumed by Centex Homes pursuant to the Sale and Purchase Agreement, as amended), obligations, claims (including third party claims), contingencies, damages, losses, fines, penalties, interest, costs and expenses that Centex Homes or any such person may suffer or incur as a result of or relating to:
(i) the breach or inaccuracy of any of the representations, warranties, covenants or agreements made by Sundance in the Sale and Purchase Agreement,
(ii) any transaction, activity, liability or obligation of Sundance that occurs or arises out of actions or events occurring before the closing date, except certain liabilities assumed by Centex Home pursuant to the Sale and Purchase Agreement and except to the extent such liability or obligation relates to the physical condition of the assets being sold for which Sundance made representations and warranties pursuant to the Sale and Purchase Agreement, including, without limitation, claims and litigation pending prior to closing, (iii) certain taxes arising out of the transactions contemplated by the Sale and Purchase Agreement, (iv) earnest money deposits (not placed in escrow) paid by Sundance, before the closing date, to the seller of real property which is to be sold pursuant to the Sale and Purchase Agreement that is not returned to Centex Homes because such seller wrongfully withholds such deposit and refuses to return it to Centex Homes in violation of the terms of the purchase agreement for such real property, (v) any violation of the Bulk Sales Laws of the State of Illinois or any other similar state laws to which the assets being sold are subject; (vi) any amounts that may become payable to Centex Homes by Sundance in the case of an adjustment of the purchase price as a result of an overpayment to Sundance of the purchase paid on the closing costs or (vii) all expenditures and labor costs incurred by Centex Homes to complete construction of or landscape surrounding residential homes that are part of the assets being sold, for which title has been transferred to a buyer on or before the closing date.

   Except as otherwise provided in the Sale and Purchase Agreement, as amended, Centex Homes has agreed to defend at its cost, indemnify and hold harmless Sundance and its affiliates, and their respective shareholders, directors, officers, employees, agents and representatives from any and all losses that Sundance or any such person may suffer or incur as a result of or relating to (i) the breach or inaccuracy of any of the representations, warranties, covenants or agreements made by Centex Homes in the Sale and Purchase Agreement, and (ii) any transaction, activity, liability or obligation relating to the assets arising after the date on which the transaction closes, excluding however any liability, cost or expense incurred by Sundance as a result of actions taken by Sundance to enforce its rights under this Agreement.

   Except for claims based on fraud, an indemnitee shall not have any rights of indemnification, setoff or recoupment under the Sale and Purchase Agreement, as amended, against the other party for breaches of representations or warranties until the aggregate amount of all losses subject to indemnification, setoff or recoupment for such claims exceeds a $50,000 threshold. After the aggregate amount of all such losses exceeds the threshold, indemnification will be paid for the full amount of all losses from and relating back to the first dollar of loss without regard to the threshold (and without deduction for tax benefits) subject to the following limits on the maximum amount of indemnification which may be recovered by an indemnitee:
(a) $4,000,000 during the period beginning on the date on which the transaction closes through and including the date that is one year after such closing date, (b) the lesser of (i) $3,000,000 or (ii) $4,000,000 less the sum of all amounts which have been paid (or are still subject to claims from the previous year) during the period beginning one year and one day after such closing date through and including the date that is two years after such closing date and (c) the lesser of (i) $2,000,000 or (ii) $4,000,000 less the sum of all amounts that have been paid (or are unpaid, but still subject to claims from the previous two years) during the period beginning two years and one day after such closing date through and including the date that is three years after such closing date. In order to partially secure Sundance's indemnification obligation, Centex Homes will hold back $2,000,000 of the purchase price. One-half of this amount, plus interest thereon at the rate of 8% per annum, less any claims made is to be paid to Sundance one year from the date on which the transaction closes. The balance (plus interest at the rate of 8% per annum) less any claims made is to be paid to Sundance on the second anniversary of such closing date. The representations and warranties of both parties, other than those relating to tax matters and broker fees, shall survive for three years, except for instances of fraud or intentional misrepresentations.

   The indemnification provided for in the Sale and Purchase Agreement shall be subject to the limitations that an indemnitor shall not be obligated to pay any amount for indemnification hereunder relating to a claim to the extent of any indemnity, insurance, contribution or similar payment paid to an indemnitee from any third party with respect thereto (excluding the cost of such insurance coverage to and the deductible paid by an indemnitee).

Expenses and Transfer Taxes

   Each party will bear its own legal, accounting, and other expenses and costs in connection with the sale. Real estate taxes and similar items will be pro rated as of the date on which the transaction closes and any real estate recording and transfer taxes assessed in connection with the sale will be shared equally by Sundance and Centex Homes.

Feasibility Period; Conditions to Closing and Closing Deliveries

   Centex Homes was entitled to conduct a due diligence investigation of Sundance during the feasibility period ending on May 11, 1999 which is the date Sundance delivered all disclosure schedules required by the Sale and Purchase Agreement, as amended, to Centex Homes. Upon the expiration of the feasibility period, the Sale and Purchase Agreement can only be terminated in the event any condition to closing does not occur. See "The Sale and Purchase Agreement--Termination."

   The obligations of Sundance to close the proposed sale are subject to the following conditions: (i) the representations and warranties of Centex Homes contained in the Sale and Purchase Agreement, as amended, shall be true and correct in all material respects on and as of the closing date and Centex Homes shall have performed all agreements to be performed by it on or before the closing date of the proposed transaction and (ii) the shareholders of Sundance shall have approved the proposed sale at the Special Meeting. In addition, Centex Homes is required to deliver prior to the closing date, among other things, (i) the purchase price for the purchased assets and (ii) an opinion of Brian J. Woram, General Counsel for Centex Homes, in a form mutually agreed to by the parties which will cover Centex Homes' organization and good standing, its power and authority to enter into the proposed transaction, whether the proposed transaction conflicts with agreements to which Centex Homes is a party and other opinions typically given in similar transactions.

   The obligations of Centex Homes to close the proposed sale are subject to among other things the following conditions: (i) the representations and warranties of Sundance contained in the Sale and Purchase Agreement shall be true and correct in all material respects on and as of the closing date and Sundance shall have performed all covenants and agreements to be performed by it on or before the closing date, (ii) as of the closing of the proposed transaction, there shall have been no material adverse change since April 2, 1999 in the financial condition, business operations, gross profit margins, or the suburban assets of Sundance, (iii) all necessary consents from third parties shall have been obtained, (iv) there shall not be certain types of litigation claims pending against Sundance or Centex Homes, (v) Centex Homes shall have received a satisfactory environmental review report concerning certain assets being sold and (vi) the shareholders of Sundance shall have approved the proposed sale. In addition, Sundance is required to deliver prior to closing, among other things, (i) an opinion of counsel from Katten Muchin & Zavis in a form mutually agreed to by the parties, (ii) insurance insuring its fee title to the real property included in the assets being sold, (iii) an executed Non-competition Agreement between Maurice Sanderman, Sundances' Chairman and Chief Executive Officer, and Centex Homes, and (iv) assignments for those contracts relating to the business of the suburban operations of Sundance, including the lease covering its Schaumburg, Illinois office, to Centex Homes.

Covenants

   Pursuant to the Sale and Purchase Agreement, Sundance has agreed, among other things (i) to conduct the suburban business in the ordinary course, consistent with past practice, and to use its best efforts to maintain satisfactory relationships with its suppliers, insurers, lessors, licensees, employees, governmental authorities and other persons with whom Sundance has business relationships, (ii) not to make any material change in the conduct of the suburban business or enter into any transaction not in the ordinary course, to sell or encumber any of the assets subject to the Sale and Purchase Agreement, (iii) to permit representatives of Centex Homes to have full access at all reasonable times to all books and records of or pertaining to the suburban business, (iv) that Sundance will use its best efforts to procure shareholder approval of the proposed sale before the closing date, (v) that Sundance will not disclose and will use its best efforts to prevent other persons from disclosing any confidential material regarding the suburban business unless compelled to disclose such information by governmental authorities, (vi) to assist Centex Homes in offering employment to and hiring those employees of Sundance whom Centex Homes considers integral to the suburban business, (vii) to provide prompt notice to Centex Homes of any fact or action that makes any of the representations and warranties made by Sundance in the Sale and Purchase Agreement untrue or incorrect, (viii) to provide prompt notice to Centex Homes in the event that Sundance fails to comply with any covenant, condition, or agreement to be complied with or satisfied by it pursuant to the Sale and Purchase Agreement, and (ix) indemnify Centex Homes in the event that Sundance is liable for broker or finders' fees.

   Centex Homes has agreed (i) to provide prompt notice to Sundance of any fact or action that makes any of the representations and warranties made by Centex Homes in the Sale and Purchase Agreement untrue or incorrect, (ii) to provide prompt notice to Sundance in the event that Centex Homes failed to comply with any covenant, condition, or agreement to be complied with or satisfied by it pursuant to the Sale and Purchase Agreement, (iii) to take all reasonable steps to procure the release of certain specified improvement bonds and financial securities with respect to certain assets, (iv) not to disclose any confidential information concerning Sundance, unless required by law or necessary to exercise its rights under the Sale and Purchase Agreement, (v) to indemnify Sundance in the event that Centex Homes is liable for broker or finders' fees, and (vi) that prior to seeking indemnification from Sundance, with respect to latent defects affecting the purchased assets, Centex Homes shall use reasonable efforts to enforce all legal remedies available against any subcontractor responsible for such latent defect.

   In addition, Sundance and Centex Homes have agreed (i) to take all actions and to do all things necessary to consummate and make effective the proposed sale of assets, (ii) to enter into an agreement covering warranty and certain other work to be performed on the purchased assets and (iii) that aside from the press releases made on February 25, 1998, no party will issue a press release or otherwise publicly announce information concerning the proposed sale without the prior written consent of the other party, unless such release may be required by applicable law or a governmental authority.

No Solicitation; Break-Up Fee

   Pursuant to the Sale and Purchase Agreement, Sundance has agreed that neither it nor its officers, directors, employees or agents will solicit or encourage (whether by furnishing non-public information or otherwise), or entertain, any proposal to acquire an interest in Sundance or substantially all of its assets or its subsidiaries. This obligation is subject to the fiduciary obligations of the board of directors of Sundance, which require Sundance to consider an unsolicited proposal that offers a better value for Sundance's shareholders than the Centex Homes offer. Accordingly, if Sundance receives an unsolicited proposal before the closing that exceeds the purchase price as set forth in the Sale and Purchase Agreement by at least $1,000,000, Sundance will be permitted to consider and, subject to payment of the break-up fee described below, accept an unsolicited proposal, provided that Centex Homes shall have an opportunity to top any such bid within five (5) business days of receiving notice of the proposal.

   If the Sale and Purchase Agreement is terminated because Sundance accepts an offer that exceeds the Purchase Price set forth in the Sale and Purchase Agreement by at least $1,000,000, then Sundance will be obligated to pay Centex Homes a break-up fee of $1,500,000.

Covenant Not to Compete

   Sundance has agreed that for a period of three years from the closing it will not (i) engage or participate in any business or activity involving the construction of residential homes in the Chicago, Illinois suburban area except with respect to the liquidation of certain closed out projects, (ii) hire any person who was, at any point during the six months prior to the closing of the proposed transaction, an employee at Sundance and became an employee of Centex Homes at the closing of the proposed transaction, or (iii) solicit or induce employees of Centex Homes to leave the employment of Centex Homes. Maurice Sanderman, Chief Executive Officer and principal shareholder of Sundance, will execute a similar covenant not to compete.

Treatment of Company Employees

   Centex Homes will provide Sundance a list of employees that Centex Homes identifies as integral to Centex Homes' operation of the suburban business. Sundance will assist Centex Homes in offering employment to and hiring those employees of Sundance on such terms and conditions as designated by Centex Homes. Centex Homes shall not be obligated to continue or maintain any retirement, pension, health, insurance or other benefit plan maintained by Sundance for the benefit of its employees. Sundance will pay such employees (within the time permitted by law) all wages, salaries, employment benefits arising out of services performed prior to the closing, including, without limitation, retirement, health and other benefits, vacation and any termination or severance pay, whether due immediately or at some future date.

Termination

   The Sale and Purchase Agreement, as amended, may be terminated and the transactions contemplated thereby abandoned at any time prior to the closing
(i) by mutual written consent of Sundance and Centex Homes, (ii) by either party if any federal or state court or other governmental authority shall have enjoined or impeded the transaction or otherwise declared consummation of the transaction illegal or litigation is threatened or brought by a creditor of Sundance against any of the assets which are proposed to be sold pursuant to this transaction, (iii) by Centex Homes if: (a) it reasonably believes that the proposed sale of assets is unlikely to be approved by Sundance's shareholders; (b) Sundance's shareholders shall not have approved the proposed sale of the assets or the closing has not occurred on or before June 30, 1999;
(c) Sundance notifies Centex Homes of a competing bid and Sundance continues to consider the competing bid for more than ten days; (d) Sundance or any of its subsidiaries becomes a proponent or the subject of any voluntary or involuntary plan of reorganization under the Bankruptcy Code; (e) Sundance shall have materially violated or breached any covenant or agreement or representation and warranty under the Sale and Purchase Agreement which shall not have been waived, or cured within a specified period of time, (iv) by Sundance if: (a) the closing has not occurred by July 30, 1999,

(b) another bid for the assets is accepted by Sundance, and Sundance has satisfied certain requirements under the Sale and Purchase Agreement, (c) notwithstanding Sundance's good faith effort, Sundance has not received the approval of its shareholders by June 30, 1999 or (d) Centex Homes shall have materially violated or breach any covenants or agreement or representation and warranty under the Sale and Purchase Agreement, which shall not have been waived, or cured within a specified period of time.

Consequences of Failure to Close

   If Centex Homes fails to close the sale in violation of its obligations under this Agreement, Centex Homes shall lose its $1,500,000 earnest money deposit as liquidated damages but shall have no further liability to Sundance. If Sundance fails to close in violation of its obligations under the Sale and Purchase Agreement, Centex Homes shall be entitled to seek a judicial order of specific performance to require Sundance to close. If Sundance fails to close as a result of the acceptance of a better offer to purchase the assets being sold, Sundance will be obligated to pay Centex Homes liquidated damages of $1,500,000. If the sale fails to close for any other reason, neither party shall have any liability to the other.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          SHAREHOLDERS AND MANAGEMENT

   The following table sets forth, as of June 16, 1999, certain information with respect to the beneficial ownership of Sundance's common stock by (i) each person known by Sundance to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director of Sundance, (iii) the Chief Executive Officer and Sundance's other executive officers other than the CEO, and (iv) all executive officers and directors as a group. As of June 16, 1999, there were 7,824,113 shares of common stock outstanding.

                                                          Number of
                                                            Shares     Percent
                                                         Beneficially    of
Name and Address                                          Owned (1)   Ownership
----------------                                         ------------ ---------
Maurice Sanderman (2)(3)................................  4,712,500     60.2%
Myra Sanderman, as Investment Adviser of the
 Sanderman Descendants Trust U/A/D 12/29/92 (2).........  1,175,000     15.0%
Wellington Management Company, LLP (4)..................    700,500      9.0%
Franklin Resources Inc. (5).............................    670,600      8.6%
Dennis Bookshester (6)..................................     42,000       *
Charles Engles (6)......................................     41,000       *
Gerald Ginsburg (6).....................................     34,000       *
Thomas Small (6)........................................     29,000       *
Joseph Atkin (6)........................................     25,000       *
All executive officers and directors as a group (6
 persons) (3)(6)........................................  4,883,500     62.4%

--------
*  Less than 1%.
(1) Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them.
(2) The address of the shareholder listed is c/o Sundance Homes, Inc., 150 West Center Court, Schaumburg, Illinois 60195.
(3) Includes 1,175,000 shares beneficially owned by Maurice Sanderman's wife, Myra Sanderman, as investment adviser of the Sanderman Descendants Trust U/A/D 12/29/92 (the "Trust"). Mr. Sanderman may be deemed to be the beneficial owner of the shares held by the Trust but Mr. Sanderman disclaims any beneficial ownership thereof.
(4) Based on a Schedule 13G filed with the SEC dated February 10, 1999. According to the Schedule 13G, Wellington Management Company, LLP ("Wellington") has shared voting power with respect to 155,200 shares and shared dispositive power with respect to all 700,500 shares, including 545,300 shares beneficially owned by First Financial Fund, Inc. ("First Financial"). The address of Wellington is 75 State Street, Boston, Massachusetts 02109. First Financial, based on a Schedule 13G filed with the SEC dated February 12, 1999, has sole voting power and shared dispositive power with respect to all 545,300 shares. The address of First Financial is Gateway Center Three, 100 Mulberry Street, 9th Floor, Newark, New Jersey 07102-4077.
(5) Based on a Schedule 13G filed with the SEC dated February 4, 1999. According to the Schedule 13G, Franklin Resources, Inc. ("FRI") grants all voting and dispositive power with respect to all 670,600 shares to its investment advisor, Templeton Global Advisors Limited (a subsidiary of
    FRI). Charles B. Johnson and Rupert H. Johnson, Sr. each own in excess of 10% of FRI and may therefore be deemed to be the beneficial owner of the 720,000 shares of Common Stock of Sundance. The address of FRI, Charles B. Johnson and Rupert H. Johnson, Sr. is 777 Mariners Island Boulevard, San Mateo, California 94404. The address of Templeton Global Advisors Limited is Lyford Cay, P.O. Box N-7759, Nassau, Bahamas.
(6) Includes the following number of shares issuable within 60 days of June 16, 1999 pursuant to the exercise of stock options: Dennis Bookshester and Charles Engles, 35,000 each; Gerald Ginsburg, 30,000; Joseph Atkin, 25,000; and Thomas Small, 29,000.

                        SELECTED CONSOLIDATED FINANCIAL
                               DATA OF SUNDANCE

   The following selected consolidated financial and operating data of Sundance is qualified by reference to and should be read in conjunction with the Consolidated Financial Statements and Notes thereto and other financial data included elsewhere herein. The data set forth below as of and for the years ended September 30, 1998, 1997, and 1996, the nine months ended September 30, 1995 and the year ended December 31, 1994 have been derived from Sundance's audited consolidated financial statements. Consolidated balance sheets at September 30, 1998 and September 30, 1997 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended September 30, 1998 and notes thereto appear elsewhere herein. Also, consolidated financial statements as of March 31, 1999 (unaudited) and September 30, 1998 and for the six months ended March 31, 1999 and 1998 (unaudited) and the related consolidated statements of income, cash flows and related notes thereto appear elsewhere herein. These historical results are not necessarily indicative of the results to be expected in the future (see "Management's Discussion and Analysis of Financial Condition and Results of Operations").

                                                              Nine
                              Year       Year       Year     Months     Year
                              ended      ended      ended     ended    ended
                            September  September  September September December
                            30, 1998   30, 1997   30, 1996  30, 1995  31, 1994
                            ---------  ---------  --------- --------- --------
                                (in thousands, except per share amounts)
Statement of Operations
 Data:
Total sales (1)             $131,556   $108,743   $120,948   $63,811  $118,659
Income (loss) before
 minority interest and
 provision for income
 taxes (2)                    (5,480)    (2,367)     2,804    (6,230)    3,214
Net income previously
 reported                     (7,614)      (350)     1,235    (4,216)    1,930
Effect of currently
 expensing deferred
 project start-up costs in
 the period incurred (3)       2,234       (991)       377       493      (257)
                            --------   --------   --------   -------  --------
Net income (loss)--revised  $ (5,380)  $ (1,341)  $  1,612   $(3,723) $  1,673
                            ========   ========   ========   =======  ========
Net income (loss) per
 share (basic and diluted)
 as reported                $  (0.98)  $  (0.04)  $   0.16   $ (0.54) $   0.25
Effect of currently
 expensing deferred
 project start-up costs in
 the period incurred (3)        0.29      (0.13)      0.05      0.06     (0.03)
                            --------   --------   --------   -------  --------
Revised net income per
 share (basic and diluted)  $  (0.69)  $  (0.17)  $   0.21   $ (0.48) $   0.22
                            ========   ========   ========   =======  ========

                            September  September  September September December
                            30, 1998   30, 1997   30, 1996  30, 1995  31, 1994
                            ---------  ---------  --------- --------- --------
                                             (in thousands)
Balance Sheet Data:
Real estate inventories     $102,088   $ 80,787   $ 76,101   $86,434  $ 86,721
Total assets--revised (3)    111,250     91,004     84,334    96,180    95,386
Notes and mortgages
 payable                      55,249     33,087     23,027    42,787    34,280
Minority interest (2)             --         --        111       266     1,049
Shareholders' equity--
 revised (3)                  20,432     25,808     27,145    25,533    29,256
Net book value per share        2.61       3.30       3.47      3.27      3.74

--------

(1) Sales are recognized at closing, when title to the home has passed to the buyer (see Note 1 of the Notes to Consolidated Financial Statements).

(2) Sundance is the General Partner of The Sundance-Kaco Limited Partnership, with a 75% interest in said partnership. Under the terms of the partnership agreement, the limited partner is entitled to 25% of all profits of the partnership and will receive cash distributions.

(3) Prior to October 1, 1997, Sundance capitalized certain costs incurred prior to the sale of the initial residence in each development as deferred project start-up costs on the basis that such costs were required to commence sales. In the financial statements for the year ended September 30, 1998, as part of the adoption of Statement of Position (SoP) 98-5, Reporting on the Costs of Start-Up Activities and Organization Costs, Sundance wrote-off these costs as deferred project start-up costs. However, upon subsequent review Sundance determined to expense such costs in the period incurred and the financial statements have been revised accordingly.

                           PRO FORMA FINANCIAL DATA

   The unaudited pro forma consolidated balance sheet as of March 31, 1999 reflects the sale of the Suburban assets as of that date. The related unaudited pro forma consolidated statements of operations for the year ended September 30, 1998 and the three months ended March 31, 1999 reflect the sale of the Suburban assets as of the first day of each period presented, respectively. The column "Less: Suburban Net Assets Sold" in the accompanying unaudited pro forma financial statements reflects direct amounts associated with those operations.

                             SUNDANCE HOMES, INC.
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                                March 31, 1999
                           (Unaudited, In Thousands)

                                                  Less:
                                                 Suburban
                                      March 31, Net Assets  Pro Forma       Pro
                                        1999       Sold    Adjustments     Forma
                                      --------- ---------- -----------    -------
               ASSETS
               ------                              (a)
Cash and cash equivalents...........  $  2,131   $    --    $ 56,428 (b)  $ 3,809
                                                             (12,000)(c)
                                                              (2,000)(d)
                                                             (40,750)(e)
Real estate inventories.............    39,578        --         --        39,578
Assets held for sale, net of
 reserve............................    58,392    (58,392)                    --
Prepaid expenses and other assets...     2,099                 2,000 (d)    4,099
Property and equipment, net.........     1,866                   --         1,866
                                      --------   --------   --------      -------
                                      $104,066   $(58,392)  $  3,678      $49,352
                                      ========   ========   ========      =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Accounts payable and accrued
 construction liabilities...........  $ 16,705        --    $(12,000)(c)  $ 4,705
Other accrued expenses..............     2,679        --         --         2,679
Customer deposits...................     3,115     (1,000)       --         2,115
Notes payable.......................    64,787       (964)   (40,750)(e)   23,073
Secured subordinated notes payable
 to Principal Shareholder...........     2,500        --         --         2,500
Unsecured subordinated notes payable
 to Principal Shareholder...........     4,498        --         --         4,498
Equity..............................     9,782        --         -- (f)     9,782
                                      --------   --------   --------      -------
                                      $104,066   $ (1,964)  $(52,750)     $49,352
                                      ========   ========   ========      =======
Pro Forma Net Book Value per share..                                      $  1.25
                                                                          =======

--------
Adjustments to the pro forma consolidated balance sheet consist of:
(a) Net Suburban assets purchased by buyer.
(b) Net proceeds received from sale of Suburban assets.
(c) Payoff of accounts payable on Work In Process Inventory related to the Suburban assets being sold.
(d) Holdback established with buyer as security for Sundance's indemnification obligation.
(e) Partial paydown of outstanding line of credit.
(f) Included in the results of operation for the quarter ended March 31, 1999 was a reserve in the amount of $6,362, representing the estimated loss on sale of Suburban assets after estimated transaction costs of $835. This loss could change due to changes in the number of lots to be sold, margin variances on the units sold up to the date of closing, additional interest costs and increased transaction costs incurred should the date of closing be extended and the result of the potential earnback provision detailed in the proxy.

                             SUNDANCE HOMES, INC.

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     For the year ended September 30, 1998
                           (Unaudited, In Thousands)

                           Year ended        Less:
                          September 30,  Suburban Net    Pro Forma
                              1998      Assets Sold (a) Adjustments  Pro Forma (c)
                          ------------- --------------- -----------  -------------
Residential sales.......    $122,906        $63,319                     $59,587
Land and building sales.       8,650          1,700                       6,950
                            --------        -------        -----        -------
Total sales.............     131,556         65,019          --          66,537
Cost of residential
 sales..................     113,065         56,051         (665)(b)     56,349
Cost of land sales......       7,069          1,190                       5,879
                            --------        -------        -----        -------
Total cost of sales.....     120,134         57,241         (665)        62,228
                            --------        -------        -----        -------
Gross profit............      11,422          7,778          665          4,309
Selling expenses........      12,227          6,070                       6,157
General and
 administrative
 expenses...............       4,871            --                        4,871
Other (income) expense,
 net....................        (196)            22                        (218)
                            --------        -------        -----        -------
Income (loss) before
 minority interest and
 provision (benefit) for
 income taxes...........      (5,480)         1,686          665         (6,501)
Minority interest.......          (3)           --                           (3)
                            --------        -------        -----        -------
Income (loss) before
 provision (benefit) for
 income taxes...........      (5,477)         1,686          665         (6,498)
Provision (benefit) for
 income taxes...........         (97)           --                          (97)
                            --------        -------        -----        -------
Net income (loss).......    $ (5,380)       $ 1,686        $ 665        $(6,401)
                            ========        =======        =====        =======
Per share loss..........    $  (0.69)                                   $ (0.82)
Weighted average number
 of shares outstanding..       7,808                                      7,808

--------
Adjustments to the pro forma consolidated statement of operations:

(a) Reflects the direct results of only those operations related to the subdivisions being sold to Centex; specifically, Bellchase, Sutton on the Lake, The Preserves at Hearthside, Gregg's Landing, Sterling Manor, Walnut Pointe, Cedar Creek, McCarty's Mill and Arrowhead. No allocation of corporate costs has been reflected in these results or as a pro forma adjustment.

(b) Estimated reduction of interest expense due to lower debt levels.

(c) Pro forma results consist of all residential, land and building sales except those associated with the subdivisions being sold to Centex Homes.

                             SUNDANCE HOMES, INC.

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    For the Six Months ended March 31, 1999
                           (Unaudited, In Thousands)

                                            Less:
                            March 31,   Suburban Net    Pro Forma
                              1999     Assets Sold (a) Adjustments Pro Forma (c)
                            ---------  --------------- ----------- -------------
Residential sales.........  $  56,245      $33,332                    $22,913
Land and building sales...      1,300        1,300                        --
                            ---------      -------        -----       -------
Total sales...............     57,545       34,632          --         22,913
Cost of residential sales.     53,599       31,793         (229)       21,577
Cost of land sales........        622          622                        --
                            ---------      -------        -----       -------
Total cost of sales.......     54,221       32,415         (229)       21,577
                            ---------      -------        -----       -------
Gross profit..............      3,324        2,217          229         1,336
Reduction in carrying
 value of assets held for
 sale.....................      6,362        6,362                        --
Selling expenses..........      5,321        3,019                      2,302
General and administrative
 expenses.................      2,420                       --          2,420
Other (income) expense,
 net......................       (115)         (86)                       (29)
                            ---------      -------        -----       -------
Net income (loss).........  $ (10,664)     $(7,078)       $ 229       $(3,357)
                            =========      =======        =====       =======
Per share loss............  $   (1.36)                                $ (0.43)
Weighted average number of
 shares outstanding.......      7,816                                   7,816

--------
Adjustments to the pro forma consolidated statement of operations:

(a) Reflects the direct results of only those operations related to the subdivisions being sold to Centex; specifically, Bellchase, Sutton on the Lake, The Preserves at Hearthside, Gregg's Landing, Sterling Manor, Walnut Pointe, Cedar Creek, McCarty's Mill and Arrowhead. No allocation of corporate costs have been reflected in these results or as a pro forma adjustment.

(b) Estimated reduction of interest expense due to lower debt levels.

(c) Pro forma results consist of all residential, land and building sales except those associated with the subdivisions being sold to Centex Homes.

                     MARKET FOR REGISTRANT'S COMMON EQUITY
                        AND RELATED STOCKHOLDER MATTERS

   Sundance's Common Stock has been quoted on the NASDAQ Stock Market's National Market (the "National Market") under the symbol SUNH since July 9, 1993. The following table shows the high and low closing prices for the common stock for the periods indicated as reported by the National Market:

                                                                   High   Low
                                                                  ------ ------
Fiscal 1999
  Quarter ended June 30, 1999 (through June 16, 1999)............ $1.000 $0.594
  Quarter ended March 31, 1999................................... $1.875 $0.500
  Quarter ended December 31, 1998................................ $2.500 $1.188
Fiscal 1998
  Quarter ended September 30, 1998............................... $2.500 $1.313
  Quarter ended June 30, 1998....................................  3.000  2.125
  Quarter ended March 31, 1998                                     2.875  1.750
  Quarter ended December 31, 1997................................  1.750  1.031
Fiscal 1997
  Quarter ended September 30, 1997............................... $2.010 $1.500
  Quarter ended June 30, 1997....................................  2.375  1.750
  Quarter March 31, 1997.........................................  3.125  2.250
  Quarter ended December 31, 1996................................  4.000  2.250

   The closing price of Sundance's common stock as reported on the National Market on June 16, 1999 was $0.625 per share. As of June 16, 1999, there were 53 holders of record of Sundance's Common Stock.

   The high and low prices of Sundance's common stock as reported on the National Market on February 24, 1999, the day prior to public announcement of the proposed sale, were $1.625 and $1.4375 respectively. The closing price was $1.4375.

Dividends

   Sundance intends to retain its future earnings to finance the continuing development of its business. Accordingly, Sundance does not anticipate paying any cash dividends on its common stock in the foreseeable future. The payment of any future dividends will be at the discretion of Sundance's Board of Directors and will depend upon, among other things, future earnings, the success of Sundance's development activities, capital requirements, restrictions in financing arrangements, the general financial condition of Sundance and general business conditions. At present, Sundance is restricted from paying any dividends as a result of the current defaults related to the Loan Agreement (as defined hereafter, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources").

            FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998 AND 1997 AND FOR THE YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

Report of Independent Accountants

To the Board of Directors and
Shareholders of Sundance Homes, Inc.

   In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Sundance Homes, Inc. and its subsidiaries at September 30, 1998 and 1997, and the results of their operations and their cash flows for the each of the three years in the period ended September 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

   As discussed in Note 2, the financial statements referred to above have been restated to expense in the period incurred previously deferred project start-up costs.

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has violated certain loan covenants and accordingly is in default of its revolving credit loan agreement. The Company has been unable to renegotiate the terms of the revolving credit loan agreement or to secure alternative financing. The inability of the Company to resolve the loan default under its current loan agreement or to obtain alternative financing to meet its obligations as they become due raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
December 23, 1998
except for Note 2 for
which the date is June 15, 1999

                              SUNDANCE HOMES, INC.

 CONSOLIDATED BALANCE SHEETS AS RESTATED AS OF SEPTEMBER 30, 1998 AND SEPTEMBER
                                    30, 1997
                       (in thousands, except share data)

                                                    September 30, September 30,
                      ASSETS                            1998          1997
                      ------                        ------------- -------------
Cash and cash equivalents..........................   $  1,947       $ 4,615
Real estate inventories............................    102,088        80,787
Prepaid expenses and other assets..................      2,227         1,748
Property and equipment, net........................      4,988         3,289
Income taxes receivable............................        --            565
                                                      --------       -------
    Total assets...................................   $111,250       $91,004
                                                      ========       =======

       LIABILITIES AND SHAREHOLDERS' EQUITY
       ------------------------------------
Accounts payable and accrued construction
 liabilities.......................................   $ 23,026       $23,711
Other accrued expenses.............................      2,386         1,976
Customer deposits..................................      3,464         2,116
Notes payable......................................     55,249        33,087
Notes payable to Principal Shareholder.............      2,500           --
Deferred income taxes..............................        --            112
Subordinated notes payable to Principal
 Shareholders......................................      4,193         4,193
                                                      --------       -------
    Total liabilities..............................     90,818        65,195
                                                      --------       -------
Minority interest..................................        --            --
                                                      --------       -------
Commitments and contingencies......................        --            --
                                                      --------       -------
Shareholders' equity:
  Preferred stock, $0.01 par value, 1,000,000
   shares authorized, none issued or outstanding...        --            --
  Common stock, $0.01 par value, 20,000,000 shares
   authorized, 7,809,125 shares issued and
   outstanding.....................................         78            78
  Additional paid-in capital.......................     26,980        26,977
  Retained earnings (deficit)......................     (6,626)       (1,246)
                                                      --------       -------
    Total shareholders' equity.....................     20,432        25,809
                                                      --------       -------
    Total liabilities and shareholders' equity.....   $111,250       $91,004
                                                      ========       =======

   The accompanying notes are an integral part of these financial statements.

                              SUNDANCE HOMES, INC.

           CONSOLIDATED STATEMENTS OF OPERATIONS AS RESTATED FOR THE
                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996
                     (in thousands, except per share data)

                                                   Year ended September 30,
                                                  ----------------------------
                                                    1998      1997      1996
                                                  --------  --------  --------
Residential sales................................ $122,906  $108,743  $120,948
Land and building sales..........................    8,650       --        --
                                                  --------  --------  --------
Total sales......................................  131,556   108,743   120,948
Cost of residential sales........................  113,065    97,527   106,011
Cost of land and building sales..................    7,069       --        --
                                                  --------  --------  --------
Total cost of sales..............................  120,134    97,527   106,011
                                                  --------  --------  --------
Gross profit.....................................   11,422    11,216    14,937
Selling expenses.................................   12,227     9,547     7,386
General and administrative expenses..............    4,871     4,301     4,940
Other (income) expenses, net.....................     (196)     (265)     (193)
                                                  --------  --------  --------
Income (loss) before minority and provision
 (benefit) for income taxes......................   (5,480)   (2,367)   (2,804)
Minority interest................................       (3)     (131)      117
                                                  --------  --------  --------
Income (loss) before provision (benefit) for
 income taxes....................................   (5,477)   (2,236)    2,687
Provision (benefit) for income taxes.............      (97)     (895)    1,075
                                                  --------  --------  --------
Net income (loss)................................ $ (5,380) $ (1,341) $  1,612
                                                  ========  ========  ========
Net income (loss) per share (basic and diluted).. $  (0.69) $  (0.17) $   0.21
                                                  ========  ========  ========
Weighted average number of shares outstanding....    7,808     7,807     7,806
                                                  ========  ========  ========


   The accompanying notes are an integral part of these financial statements.

                              SUNDANCE HOMES, INC.

     CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY AS RESTATED
             FOR THE YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996
                                 (in thousands)

                                    Common Stock  Additional Retained
                                    -------------  Paid-In   Earnings
                                    Shares Amount  Capital   (Deficit)  Total
                                    ------ ------ ---------- --------- -------
Balance at September 30, 1995 as
 previously reported............... 7,805   $78    $26,972    $   103  $27,153
  Effect of currently expensing
   deferred project start-up costs
   in the period incurred (see Note
   2)..............................   --     --        --      (1,620)  (1,620)
  Exercise of stock options........     2    --          5        --         5
  Net income.......................   --     --        --       1,612    1,612
                                    -----   ---    -------    -------  -------
Balance at September 30, 1996...... 7,807    78     26,977         95   27,150
  Net loss.........................   --     --        --      (1,341)  (1,341)
                                    -----   ---    -------    -------  -------
Balance at September 30, 1997...... 7,807    78     26,977     (1,246)  25,809
  Exercise of stock options........     2    --          3        --         3
  Net loss.........................   --     --        --      (5,380)  (5,380)
                                    -----   ---    -------    -------  -------
Balance at September 30, 1998...... 7,809   $78    $26,980    $(6,626) $20,432
                                    =====   ===    =======    =======  =======



   The accompanying notes are an integral part of these financial statements.

                              SUNDANCE HOMES, INC.

               CONSOLIDATED STATEMENTS OF CASH FLOWS AS RESTATED
             FOR THE YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996
                                 (in thousands)

                                                  Year ended September 30,
                                                ------------------------------
                                                  1998       1997      1996
                                                ---------  --------  ---------
Operating activities:
  Net income (loss)............................ $  (5,380) $ (1,341) $   1,612
    Adjustments to reconcile net income (loss)
     to net cash provided by (used for)
     operating activities:
     Depreciation and amortization.............     2,636     1,109        848
     Deferred income taxes.....................      (112)    1,402       (210)
     Changes in operating assets and
      liabilities:
      Real estate inventories..................   (22,949)   (4,686)    10,333
      Prepaid expenses and other assets........      (479)     (946)       395
      Income tax receivables...................       565      (565)     1,964
      Accounts payable and accrued construction
       liabilities.............................      (685)      644      6,551
      Other accrued expenses...................       410    (4,206)       866
      Customer deposits........................     1,348       683     (1,216)
                                                ---------  --------  ---------
Net cash provided by (used for) operating
 activities....................................   (24,646)   (7,906)    21,143
                                                ---------  --------  ---------
Investing activities:
  Property and equipment, net..................    (2,687)   (1,878)    (1,292)
  Exercise of stock options....................       --        --          (5)
                                                ---------  --------  ---------
Net cash provided by (used for) investing
 activities....................................    (2,687)   (1,878)    (1,297)
                                                ---------  --------  ---------
Financing activities:
  Borrowings under notes payable...............   141,199   111,275     99,392
  Repayments of notes payable..................  (119,037)  (99,682)  (115,691)
  Borrowings under notes payable to Principal
   Shareholder.................................     5,479       650      1,340
  Repayments of notes payable to Principal
   Shareholder.................................    (2,979)   (2,183)    (4,801)
  Proceeds of stock options exercised..........         3       --         --
  Contributions from minority interest.........       --        --          73
  Distributions to minority interest...........       --       (162)      (345)
                                                ---------  --------  ---------
Net cash provided by (used for) financing
 activities....................................    24,665     9,898    (20,032)
                                                ---------  --------  ---------
Net increase (decrease) in cash and cash
 equivalents...................................    (2,668)      114       (186)
Cash and cash equivalents:
  Beginning of period..........................     4,615     4,501      4,687
                                                ---------  --------  ---------
  End of period................................ $   1,947  $  4,615  $   4,501
                                                =========  ========  =========

   The accompanying notes are an integral part of these financial statements.

                             SUNDANCE HOMES, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              SEPTEMBER 30, 1998

Note 1--Summary of Significant Accounting Policies:

 Nature of business

   Sundance Homes, Inc. is engaged in the development of land and construction of attached and detached single-family homes and urban residential buildings in the Chicago metropolitan area.

 Principles of consolidation

   The consolidated financial statements include the accounts of Sundance Homes, Inc., its wholly-owned subsidiaries ("Sundance") and its investment in a majority-owned limited partnership. All significant intercompany accounts and transactions have been eliminated in consolidation.

 Revenue recognition

   Residential sales are recognized at closing, when title to the home has passed to the buyer. Sundance's homes are generally offered for sale in advance of their construction. To date, most of Sundance's homes have been sold pursuant to standard sales contracts entered into prior to commencement of construction. Sundance's standard sales contracts generally require the customer to make an earnest money deposit. This deposit may range from a nominal amount for an FHA or VA financed purchase to 5% to 10% of the purchase price for a buyer using conventional financing.

   Land sales are recognized when Sundance has received an adequate cash down payment and all other conditions necessary for profit recognition have been satisfied.

 Real estate inventories and cost of sales

   Real estate inventories are carried at cost and include land, land development, direct and certain indirect construction costs, interest and real estate taxes. At the time of revenue recognition, cost of sales is charged with the actual construction costs incurred and any estimate to complete, plus an allocation, based upon relative sales value, of the total estimated cost of land and land development, interest, real estate taxes and any other capitalizable common costs. Sundance generally provides a one year limited warranty of workmanship and materials and a two year limited warranty on the working systems for each of its homes. Accordingly, a warranty reserve, based on Sundance's historical experience, is provided as residential sales are closed. This reserve is reduced by the cost of subsequent work performed.

 Interest capitalization

   Interest and related debt issuance costs are capitalized to qualifying real estate inventories as incurred, in accordance with Statement of Financial Accounting Standards (SFAS) No. 34, "Capitalization of Interest Cost," and charged to cost of sales as revenue from residential sales is recognized.

 Property and equipment

   Property and equipment are carried at cost less accumulated depreciation and are depreciated using straight line and accelerated methods over the estimated useful lives of the assets, except for model home upgrades and furnishings, which are amortized as related home sales in a development are closed. Significant additions and improvements are capitalized, while expenditures for maintenance and repairs are charged to operations as incurred. The cost and accumulated depreciation of property and equipment sold or retired are removed from the respective accounts and the resultant gains or losses, if any, are included in current operations.

                             SUNDANCE HOMES, INC.

 Advertising costs

   Sundance attracts initial interest in its projects through a comprehensive advertising program using media such as newspapers, direct mail, telemarketing, billboards and, to a lesser extent, radio and television. Advertising costs, which are expensed as incurred, aggregated approximately $3.3 million, $3.6 million and $1.9 million during the years ended September 30, 1998, 1997 and 1996, respectively.

 Income taxes

   Deferred income taxes are determined under the asset and liability method in accordance with SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes arise from temporary differences between the income tax basis of assets and liabilities and their reported amounts in the consolidated financial statements.

 Cash and equivalents

   For purposes of reporting cash flows, Sundance considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

   Supplemental disclosures of cash flow information are as follows (in thousands):

                                        Year ended    Year ended    Year ended
                                       September 30, September 30, September 30,
                                           1998          1997          1996
                                       ------------- ------------- -------------
      Cash paid for:
        Interest......................    $6,116        $5,975        $3,536
        Income taxes..................       --             75           --

 Use of estimates

   The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year then ended. Actual results could differ from those estimates.

 Reclassification of Results of Operations

   Certain amounts for 1997 and 1996 were reclassified to conform to the 1998 financial presentation.

Note 2--Restatement

   Prior to October 1, 1997, Sundance capitalized certain costs incurred prior to the sale of the initial residence in each development as deferred project start-up costs on the basis that such costs were required to commence sales. In the financial statements for the year ended September 30, 1998, as part of the adoption of Statement of Position (SoP) 98-5, Reporting on the Costs of Start-Up Activities and Organization Costs, Sundance wrote-off these costs as deferred project start-up costs. However, upon subsequent review Sundance determined to expense such costs in the period incurred and the financial statements for the years ended September 30, 1998, 1997 and 1996 have been revised accordingly.

                             SUNDANCE HOMES, INC.

   The effect of this revised reporting is as follows:

                                                         1998     1997     1996
                                                        -------  -------  ------
      Net income (loss) as previously reported........  $(7,614) $  (350) $1,235
      Effect of currently expensing deferred project
       start-up costs in the period incurred..........    2,234     (991)    377
                                                        -------  -------  ------
      Net income (loss) as restated...................  $(5,380) $(1,341) $1,612
                                                        =======  =======  ======
      Per share amounts:
       Earnings (loss) per share--basic and diluted:
        Net income (loss) as previously reported......  $ (0.98) $ (0.04) $ 0.16
        Effect of currently expensing deferred project
         start-up costs in the period incurred........     0.29    (0.13)   0.05
                                                        -------  -------  ------
        Net income (loss) per share--basic and diluted
         as restated..................................  $ (0.69) $ (0.17) $ 0.21
                                                        =======  =======  ======

Note 3--Real Estate Inventories:

   Real estate inventories are summarized as follows (in thousands):

                                                     September 30, September 30,
                                                         1998          1997
                                                     ------------- -------------
      Work-in-process:
        Land and land development...................   $ 41,696       $33,683
        Suburban inventory..........................     12,545        10,249
        Urban construction inventory................     30,983        19,482
      Completed homes:
        Models......................................      2,040         6,668
        Speculative homes...........................      3,590           912
      Capitalized overhead..........................      4,225         3,146
      Capitalized interest..........................      7,009         6,647
                                                       --------       -------
                                                       $102,088       $80,787
                                                       ========       =======

   Completed homes include models constructed to help market a development and include allocations of land, development and other common costs. Speculative homes represent non-model homes that are substantially complete and are not subject to a sales contract. During the year ended September 30, 1998, Sundance entered into a sale leaseback agreement with a third party. Sales revenue derived from the 31 units sold subject to this agreement totaled $5.5 million. Annual lease payments due under the leaseback provisions of the agreement will be approximately $0.6 million for the year ended September 30, 1999.

   Capitalized interest is included in real estate inventories as follows (in thousands):

                                      Year ended    Year ended    Year ended
                                     September 30, September 30, September 30,
                                         1998          1997          1996
                                     ------------- ------------- -------------
      Interest capitalized,
       beginning of period..........    $ 6,647       $ 5,427       $ 5,418
      Interest incurred and
       capitalized..................      6,825         4,534         3,581
      Interest amortized to cost of
       sales........................     (6,463)       (3,314)       (3,572)
                                        -------       -------       -------
      Interest capitalized, end of
       period.......................    $ 7,009       $ 6,647       $ 5,427
                                        =======       =======       =======

                             SUNDANCE HOMES, INC.

   Real estate inventories in progress are carried at cost unless facts and circumstances indicate that the carrying value of the underlying projects may be impaired. Impairment is determined by comparing the estimated future cash flows (undiscounted) from an individual project to its carrying value. If such cash flows are less than the project's carrying value, the carrying value of the project is written down to its fair value. Completed homes held for sale are carried at the lower of cost or fair value, less selling costs, and are evaluated on a project basis. Cost includes capitalized costs, such as interest and construction related overhead and salaries, which are allocated proportionately to projects being developed.

   Fair value represents the expected selling price a property will bring in the open market reduced by (a) the estimated cost to complete and improve such property to the condition expected in determining the selling price, (b) disposition costs, and (c) estimated costs to hold the property to the point of sale, including interest carrying costs and other net cash flow requirements of the project. During the year ended September 30, 1998, Sundance recorded valuation reserves totaling $850,000.

Note 4--Property and Equipment:

   Property and equipment are summarized as follows (in thousands):

                                                     September 30, September 30,
                                                         1998          1997
                                                     ------------- -------------
      Model home upgrades and furnishings...........    $ 8,047       $4,307
      Equipment and furniture.......................      3,028        3,147
      Vehicles......................................        270          379
      Leasehold improvements........................        476           52
                                                        -------       ------
                                                         11,821        7,885
      Accumulated depreciation......................      6,833        4,596
                                                        -------       ------
                                                        $ 4,988       $3,289
                                                        =======       ======

Note 5--Notes and Mortgages Payable:

   Notes and mortgages payable are summarized as follows (in thousands):

                                                     September 30, September 30,
                                                         1998          1997
                                                     ------------- -------------
      Revolving line of credit......................    $53,682       $30,818
      Notes payable to land sellers.................      1,567         2,269
                                                        -------       -------
                                                        $55,249       $33,087
                                                        =======       =======

   On April 30, 1998, Sundance entered into a new $80 million Revolving Credit Loan Agreement (the "Loan Agreement") with LaSalle National Bank, American National Bank and Trust Company of Chicago and BankBoston, NA (collectively, the "Lenders"), which replaced Sundance's previous credit loan agreement which had provided for a $60 million line of credit. The three banks participate in the $80 million facility as follows: LaSalle National Bank, $35 million; American National Bank and Trust Company of Chicago, $25 million; and BankBoston, NA, $20 million. The borrowings are secured by the real estate assets of Sundance with certain exceptions. Borrowings under the Loan Agreement bear interest at LIBOR plus 300 basis points for borrowings up to $70 million and prime plus 0.75% for borrowings in excess of $70 million, plus certain customary fees. The Loan Agreement was originally scheduled to mature on February 1, 2000. Available borrowings under the Loan Agreement are reduced by the amount of letters of credit outstanding. The Loan Agreement includes certain customary representations and covenants, including restrictions on Sundance's ability

                             SUNDANCE HOMES, INC.

to pay dividends and maintenance of certain financial ratios. As of September 30, 1998, Sundance had violated certain covenants as set forth in the Loan Agreement, including certain financial covenants, specifically those related to net worth and net income. On December 1, 1998, Sundance's Lenders declared a "default" under the Loan Agreement and the outstanding balance of the loan is due and payable, subject to the satisfactory modification of the Loan Agreement. Sundance and its Lenders are currently negotiating a Forbearance and Loan Modification Agreement (the "Forbearance Agreement").

   Following the successful execution of the Forbearance Agreement, Sundance intends to replace the existing credit line at more favorable rates and terms. There can be no assurance though, that Sundance will be able to enter into the Forbearance Agreement on the terms described above or replace the existing credit line on a timely basis or at all. Failure by Sundance to cure the defaults, successfully negotiate the Forbearance Agreement or negotiate replacement financing on a timely basis could have a material adverse effect on Sundance's operations. As of September 30, 1998, Sundance had borrowed $53.7 million under the Loan Agreement and had $4.1 million outstanding letters of credit, leaving $22.2 million available for future borrowings. The Loan Agreement was originally scheduled to mature on February 1, 2000, which date may be modified in the Forbearance Agreement.

   While Sundance was securing its Loan Agreement, Sundance entered into certain interim financing arrangements to provide funding for certain projects that were not provided for under Sundance's prior credit agreement.

   On March 16, 1998, Sundance entered into a $15 million Construction Loan Agreement with LaSalle National Bank with a maturity date of February 20, 1999, at a rate of Prime plus 1.0%. Advances under this loan totaled $4,931,562 and were used to provide construction funds for Sundance's Erie Tower Project located at 375 West Erie Street, Chicago, Illinois. Concurrent with the funding of the Loan Agreement on May 12, 1998, this Construction Loan Agreement was repaid in full.

   On March 17, 1998, Sundance entered into an interim financing agreement with Cohen Financial Corporation in the amount of $1.6 million at a rate of prime plus 1.0% with a maturity date of October 1, 1998. This promissory note was secured by a mortgage on the property located at 3228-3244 North Halsted Street, Chicago, Illinois. Concurrent with the funding of the Loan Agreement on May 12, 1998, this note was repaid in full.

   Sundance entered into interim financing agreements with the Principal Shareholder as described in Note 6.

   Notes payable to land sellers are non-interest bearing and are repaid through application of agreed upon amounts from the proceeds of individual home sale closings.

   Scheduled maturities of notes and mortgages payable in future periods are as follows (in thousands):

                                                                    Year ending
                                                                   September 30,
                                                                   -------------
      1999........................................................   $    777
      2000........................................................     53,994
      2001........................................................        313
      2002........................................................        165
                                                                     --------
                                                                     $ 55,249
                                                                     ========

   Interest and related debt issuance costs incurred, all of which were capitalized, during the year ended September 30, 1998, 1997 and 1996, aggregated approximately $6.8 million, $4.5 million and $3.5 million, respectively.

                             SUNDANCE HOMES, INC.

Note 6--Subordinated Notes and Notes Payable to Principal Shareholder:

 Secured Note Payable

   On May 1, 1998, Erie Center Lofts, Inc., a wholly owned subsidiary of Sundance, entered into a $2.5 million Secured Subordinated Promissory Note with a maturity date of June 30, 1999, and an interest rate of 20% with Maurice Sanderman, Sundance's Chairman and President. The note is secured by a junior mortgage on the property commonly known as Erie Tower located at 421 West Erie Street in Chicago, Illinois. Principal payments under this note may only be paid out of net sales proceeds from the sale of units within Erie Tower only after all advances made under the New Loan Agreement related to the Erie Tower project have been repaid.

 Unsecured Notes Payable

   On February 24, 1998, Sundance borrowed $487,000 on an unsecured basis from Maurice Sanderman. The unsecured note was at a prime rate plus 3.0% with a maturity date of October 1, 1998. These funds were used to pay property taxes for 1996 and 1997 that became due on a building owned by Sundance at 201 North Wells, Chicago, Illinois. The payment of these taxes was not provided for under the terms of the prior credit agreement. This loan was repaid on June 30, 1998 concurrently with the closing of the sale of the building.

   On March 17, 1998, in order to acquire the property located at 3228-3244 North Halsted, Chicago, Illinois, Sundance borrowed $890,000 on an unsecured basis from Maurice Sanderman. The unsecured note was at a rate of prime plus 3.0% with an expiration date of October 1, 1998. The purchase of this property was not provided for under the terms of the prior credit agreement. Concurrent with the funding of the Loan Agreement, on May 12, 1998, this note was repaid in full.

   On May 26, 1998 Sundance borrowed $1,602,241 on an unsecured basis from Maurice Sanderman. The unsecured note was at a rate of prime plus 3.0% with a maturity date of October 1, 1998. These funds were used to pay property taxes for 1990, 1991 and 1992, which became due through a court settlement on a building owned by Sundance at 201 N. Wells, Chicago, Illinois. The payment of these taxes were not provided for under the terms of the Loan Agreement. This loan was repaid in full concurrent with the closing of the sale of the building on June 30, 1998.

   Prior to Sundance completing the public offering on July 9, 1993, Sundance was recapitalized and reorganized into a parent-subsidiary structure, thereby terminating its S Corporation status. Sundance declared aggregate distributions of S Corporation earnings to its Principal Shareholder in an aggregate amount such that beginning shareholders' equity as a C Corporation would be $5 million.

   During the twelve months ended December 31, 1993, such distributions aggregated $9.1 million, of which $4.9 million was paid out of available cash, while the remaining $4.2 million was paid in the form of promissory notes, which are subordinate to Sundance's bank indebtedness, bear interest at 7.50% that compounds daily and originally matured in two equal annual installments on the first and second anniversaries of the offering. On April 30, 1998, the maturity date of the notes was extended to February 1, 2000. Payment of the annual installments is subject to certain restrictions under Sundance's Revolving Credit Loan Agreement (see Note 5--Notes and Mortgages Payable).

                             SUNDANCE HOMES, INC.

Note 7--Income Taxes:

   The provision (benefit) for income taxes was as follows (in thousands):

                                        Year Ended    Year Ended    Year Ended
                                       September 30, September 30, September 30,
                                           1998          1997          1996
                                       ------------- ------------- -------------
      Current
        Federal.......................    $   --         $ --         $  105
        State.........................        --           --             35
                                          -------        -----        ------
                                              --           --            140
                                          -------        -----        ------
      Deferred
        Federal.......................     (1,842)        (761)          770
        State.........................       (348)        (134)          165
                                          -------        -----        ------
                                           (2,190)        (895)          935
                                          -------        -----        ------
      Valuation allowance.............      2,093          --            --
                                          -------        -----        ------
      Total...........................    $   (97)       $(895)       $1,075
                                          =======        =====        ======


   Reconciliations of the statutory Federal income tax rate of 34% to the effective income tax rate are as follows (in thousands):

                                      Year Ended    Year Ended    Year Ended
                                     September 30, September 30, September 30,
                                         1998          1997          1996
                                     ------------- ------------- -------------
      Income taxes at the Federal
       statutory rate...............    $(1,852)       $(788)       $  913
      State income taxes, net of
       Federal benefit..............       (338)        (102)          188
      Other.........................        --            (5)          (26)
      Valuation allowance...........      2,093          --            --
                                        -------        -----        ------
          Total.....................    $   (97)       $(895)       $1,075
                                        =======        =====        ======

   Sundance's net deferred tax asset is reserved through the establishment of a tax valuation allowance. The valuation allowance of $2.1 million was recorded upon consideration of the recent operating results and related uncertainty associated with realization of the tax benefit of the net operating loss carryforward, which is ultimately dependent upon the generation of future earnings of Sundance.

   The consolidated balance sheets included the following net deferred tax (assets) or net deferred tax liabilities:

                                      September 30, September 30, September 30,
                                          1998          1997          1996
                                      ------------- ------------- -------------
      Real estate inventories........    $  342        $1,723        $(1,378)
      Partnership book to tax
       differences...................       --            --             176
      Accrued expenses...............      (359)         (228)          (266)
      Depreciation of property and
       equipment.....................       (85)          117            164
      Tax carry forward items........    (1,991)       (1,500)           --
      Valuation allowance............     2,093           --             --
                                         ------        ------        -------
                                         $  --         $  112        $(1,304)
                                         ======        ======        =======

   Sundance has entered into a tax indemnification agreement with the Principal Shareholder of Sundance which provides for, among other things, the indemnification of the Principal Shareholder for any losses or liabilities with respect to any additional taxes (including interest, penalties and legal fees) resulting from Sundance's operations during the period in which it was an S Corporation.

                             SUNDANCE HOMES, INC.

Note 8--Minority Interest:

   During 1993, one of Sundance's subsidiaries, acting as general partner with a 75% ownership interest, entered into a limited partnership with a land seller. Under the terms of this limited partnership agreement, Sundance purchased the land from the seller for approximately $1.4 million, payable over the term of the agreement as home sales are closed. This partnership began closing homes in March, 1994.

   The income (loss) from the limited partnership's operations is allocated to the general and limited partner based upon their relative ownership interests. Distributions with respect thereto are paid as outlined in the agreements.

   A reconciliation of the minority interest balance as presented in the Consolidated Balance Sheets is as follows (in thousands):

Minority interest in net assets at September 30, 1995................... $ 266
                                                                         -----
Contributions...........................................................    73
Limited partner's interest in 1996 net income of the partnership........   117
Distributions during 1996...............................................  (345)
                                                                         -----
Minority interest in net assets at September 30, 1996................... $ 111
                                                                         -----
Contributions...........................................................   --
Limited partner's interest in 1997 net loss of the partnership..........  (131)
Distributions during 1997...............................................  (162)
                                                                         -----
Minority interest in net assets at September 30, 1997................... $(182)
                                                                         -----
Contributions...........................................................   --
Limited partner's interest in 1998 net loss of the partnership..........    (3)
                                                                         -----
Minority interest in net assets at September 30, 1998................... $(185)
                                                                         =====

   The balances due from minority interest as of September 30, 1998 and 1997 were reclassified to Prepaid expenses and other assets.

Note 9--Stock Incentive Plan and Directors Options Plan

Stock Incentive Plan

   The Board of Directors and shareholders adopted the Sundance Homes, Inc. Stock Incentive Plan (the "Stock Incentive Plan") effective as of April 7, 1993. The purpose of the Stock Incentive Plan is to enable officers and key employees of Sundance to participate in Sundance's future and to enable Sundance to attract and retain these persons by offering them proprietary interests in Sundance. The Stock Incentive Plan is administered by Sundance's compensation committee and authorizes the issuance of up to 525,000 shares of common stock pursuant to the grant or exercise of stock options, stock appreciation rights, restricted or deferred stock.

   Prior to the offering in July of 1993, Sundance granted stock options under the Stock Incentive Plan to certain of its employees who were not previously shareholders of Sundance to purchase up to 250,000 shares of common stock in the aggregate for a purchase price per share equal to the initial public offering price. Options granted to these officers will vest 25% per year on the anniversary of the grant date for four years and will expire after 10 years.

                             SUNDANCE HOMES, INC.

Directors Option Plan

   Outside Directors are granted options by Sundance's compensation committee, which is authorized to issue of up to 100,000 shares of common stock. Directors are granted options to acquire 5,000 shares of Common Stock on each of: (1) the date on which a person is elected as a Director, (2) the date of the first annual meeting of shareholders held subsequent to such person's election and, (3) the date of each succeeding annual meeting of shareholders after which the person is still serving as a director (with a limit of options to acquire a total of 25,000 shares to be granted to any Outside Director). All options granted under the Director's Plan are exercisable on the one year anniversary date of the grant and, at a price per share equal to the closing price of the Common Stock as reported on the NASDAQ National Market on the date of the grant or, if the market is closed on such date, the next business day. Options will expire after ten years.

   Option activity for both plans for the three years ended September 30, 1998 is as follows:

                                1998               1997              1996
                          ------------------ ----------------- -----------------
                                    Weighted          Weighted          Weighted
                                    Average           Average           Average
                           Shares   Exercise Shares   Exercise Shares   Exercise
                          --------  -------- -------  -------- -------  --------
Outstanding at beginning
 of year................   400,500   $3.54   250,500   $4.08   146,500   $5.21
  Granted...............   219,000    1.60   187,500    2.67   126,500    2.34
  Exercised.............    (2,125)   1.63       --      --        --      --
  Forfeited.............  (155,625)   3.03   (37,500)   2.83   (22,500)   1.63
                          --------           -------           -------
Outstanding at end of
 year...................   461,750   $2.80   400,500   $3.54   250,000   $4.16
                          ========           =======           =======
Exercisable at end of
 year...................   184,375           147,625            83,750
                          ========           =======           =======
Available for future
 grant at end of year...   163,250           224,500           374,500
                          ========           =======           =======
Weighted average per
 share fair value of
 options granted during
 year...................             $0.77             $1.36             $1.29

   The fair value of each option grant was estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions:

                                  1998       1997       1996
                                --------   --------   --------
      Risk free interest rate.      5.77%      6.44%      6.37%
      Dividend yield..........         0%         0%         0%
      Expected lives..........   7 years    7 years    7 years
      Expected volatility.....     34.51%     36.87%     37.30%

   The following table summarizes information about stock options at September 30, 1998:

      Options Outstanding                            Range           Range
      -------------------                        --------------  -------------
      Range of Exercise Price...................  $7.250-11.250   $1.125-3.625
      Number Outstanding at September 30, 1998..         43,250        418,500
      Weighted Average Remaining Contractual
       Life.....................................      5.3 years      8.4 years
      Weighted Average Exercise Price...........  $        8.74   $       2.19

      Options Exercisable
      -------------------
      Number Exercisable at September 30, 1998..         43,250        141,125
      Weighted Average Exercise Price...........  $        8.74   $       7.79

                             SUNDANCE HOMES, INC.

   Sundance has applied Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its Plan; accordingly, no compensation costs have been recognized. Had compensation costs for Sundance's Plan been determined based on the fair value at the grant date for the options granted in 1998, 1997, and 1996 in accordance with the method required by Statement of Financial Accounting Standards No. 123, Sundance's net income per share would have been reduced to the pro forma amounts as follows:

                                                       1998     1997     1996
                                                      -------  -------  ------
Net income (loss) available to common shareholders
  As reported (restated--Note 2)..................... $(5,380) $(1,341) $1,612
  Pro forma.......................................... $(5,457) $(1,419) $1,598
Per share net income (loss) available to common
 shareholders
  As reported basic and diluted (restated--Note 2)... $ (0.69) $ (0.17) $ 0.21
  Pro forma basic and diluted........................ $ (0.70) $ (0.18) $ 0.20

 Earnings Per Share

   The Company calculates earnings per share in accordance with Statement of Financial Accounting Standards No. 128. As required by this statement the Company has adopted the new standards for computing and presenting earnings per share for 1998, and for all prior period earnings per share data presented. The following is the reconciliation of the numerators and denominators of the basic and diluted earnings per share:

                                              1998         1997         1996
                                           -----------  -----------  ----------
Numerators:
  Net (loss) income--for basic and diluted
   EPS (restated--Note 2)................. $(5,380,000) $(1,341,000) $1,612,000
                                           ===========  ===========  ==========
Denominators:
  Weighted average common shares--for
   basic EPS..............................   7,808,000    7,809,000   7,806,000
  Common shares from options..............      16,879       18,892       3,992
                                           -----------  -----------  ----------
  Weighted average common shares--for
   diluted EPS............................   7,824,879    7,827,892   7,809,992
                                           ===========  ===========  ==========

   In years where net losses are incurred, diluted weighted average common shares are not used in the calculation of diluted EPS as it would have an anti-dilutive effect on EPS. In addition, options to purchase 375,750, 235,000 and 186,000 weighted average shares of common stock during 1998, 1997 and 1996, respectively, were not included in the diluted EPS as the options' exercise prices were greater than the average market price.

Note 10--Employee Benefit Plan:

   Sundance maintains a contributory profit sharing plan established pursuant to the provisions of Section 401(k) of the Internal Revenue Code which provides retirement benefits for eligible employees of Sundance and its subsidiaries. Sundance may make annual discretionary contributions to the plan. There were no discretionary contributions during the years ended September 30, 1998, 1997 and 1996.

Note 11--Commitments and Contingencies:

   Sundance is frequently required, in connection with the development of its projects, to obtain performance or other maintenance bonds or letters of credit in lieu thereof. The amount of such obligations outstanding at any time varies in connection with Sundance's pending development activities. In the event any such obligations are drawn upon, Sundance would be obligated to reimburse the issuing surety company or bank. At September 30, 1998, there were approximately $10.6 million in performance or maintenance bonds and approximately $4.1 million of letters of credit outstanding for such purposes. There have been no such draws during the years ended September 30, 1998 and 1997.

                             SUNDANCE HOMES, INC.

   Sundance currently leases 15,500 square feet of office space in Schaumburg, Illinois where its Suburban Properties Division is located. Sundance also leases approximately 3,000 square feet of office space in Chicago, Illinois, where the Chicago Urban Properties Division is located. Certain equipment is also currently leased under non-cancelable operating leases. Rent expense under such leases aggregated $480,000, $436,000 and $380,000 during the years ended September 30, 1998, 1997 and 1996, respectively. As discussed in Note 3 to the financial statements, Sundance sold certain model homes to an unrelated third party and is leasing them back from the buyer. Rent expense under the sale leaseback agreement was $153,000 during the year ended September 30, 1998.

   Additionally, Sundance is involved in various routine legal proceedings which Sundance believes to be incidental to the conduct of its business. Specifically, In November, 1994, a lawsuit was brought against Sundance and certain directors and employees of Sundance by the Board of Managers of Parkside on the Green Condominium Association. The complaint seeks damages against Sundance for alleged construction defects in the approximate amount of $4.8 million, together with punitive damages against the named individuals for alleged breach of fiduciary duty. Sundance has assumed the defense of this lawsuit on behalf of the individual defendants. The lawsuit is in the discovery process and various inspections of the project are underway. Sundance is defending the lawsuit vigorously. Management believes that none of these legal proceedings will have a material adverse impact on the financial condition or results of operations of Sundance.

Note 12--Quarterly Results of Operation (unaudited):

   The following table reflects the results of operations for Sundance during the four quarters of 1998 and 1997. Certain of the quarterly information has been restated, as described below (dollars in thousands, except unit and per share data):

                                                      Quarter Ended
                                             -----------------------------------
                                             12/31/97  3/31/98  6/30/98  9/30/98
                                             --------  -------  -------  -------
Fiscal 1998
Number of home sales closed................      107       137      186      222
Total sales, as reported...................  $19,633   $25,244  $42,117      n/a
  Parking unit sales (1)...................     (213)     (185)    (148)     n/a
                                             -------   -------  -------  -------
Total sales, as restated...................  $19,420   $25,059  $41,969  $45,108
                                             =======   =======  =======  =======
Gross profit, as reported..................  $ 2,563   $ 2,450  $ 4,578      n/a
  Parking unit sales (1)...................      (81)      (77)     (51)     n/a
  Change in construction costs (2).........   (1,038)     (620)    (616)     n/a
                                             -------   -------  -------  -------
Gross profit, as restated..................  $ 1,444   $ 1,753  $ 3,911  $ 4,314
                                             =======   =======  =======  =======
Income (loss) before minority interest and
 provision for income taxes, as reported...  $  (221)  $(1,144) $ 1,026      n/a
  Parking unit sales (1)...................      (81)      (77)     (51)     n/a
  Change in construction costs (2).........   (1,038)     (620)    (616)     n/a
                                             -------   -------  -------  -------
Income (loss) before minority interest and
 provision for income taxes, as restated...  $(1,340)  $(1,841) $   359  $(2,655)
                                             =======   =======  =======  =======
Net income (loss), as restated.............  $  (804)  $(1,105) $   215  $(3,686)
                                             =======   =======  =======  =======
Net income (loss) per share, as reported
 (basic and diluted).......................  $ (0.02)  $ (0.07) $  0.08      n/a
Income (loss) per share, as restated (basic
 and diluted)..............................  $ (0.10)  $ (0.14) $  0.03  $ (0.47)

--------
(1) Reversal of parking unit closings because the transfer of legal title was incomplete.
(2) To reflect changes in construction costs that were not recognized on a timely basis.

                              SUNDANCE HOMES, INC.

                                                      Quarter Ended
                                             -----------------------------------
                                             12/31/96  3/31/97  6/30/97  9/30/97
                                             --------  -------  -------  -------
Fiscal 1997+
Number of home sales closed.................     131        91      140      274
Sales....................................... $22,712   $15,131  $23,739  $47,161
                                             =======   =======  =======  =======
Gross profit as reported.................... $ 1,837   $   695  $ 2,876  $ 7,460
Effect of currently expensing deferred
 project start-up costs in the period
 incurred (Note 2)..........................    (290)     (842)    (707)     187
                                             -------   -------  -------  -------
Gross profit (loss), as restated............ $ 1,547   $  (147) $ 2,169  $ 7,647
                                             =======   =======  =======  =======
Income (loss) before minority interest and
 provision (benefit) for income taxes as
 reported................................... $  (943)  $(2,664)      33  $ 2,859
Effect of currently expensing deferred
 project start-up costs in the period
 incurred (Note 2)..........................    (290)     (842)    (707)     187
                                             -------   -------  -------  -------
Income (loss) before minority interest and
 provision (benefit) for income taxes, as
 restated................................... $(1,233)  $(3,506) $  (674) $ 3,046
                                             =======   =======  =======  =======
Net income (loss) as reported .............. $  (575)  $(1,604) $    22  $ 1,807
Effect of currently expensing deferred
 project start-up costs in the period
 incurred (Note 2)..........................    (174)     (505)    (424)     112
                                             -------   -------  -------  -------
Net income (loss), as restated.............. $  (749)  $(2,109) $  (402) $ 1,919
                                             =======   =======  =======  =======
Net income (loss) per share (basic and
 diluted) as reported....................... $ (0.07)  $ (0.21) $ (0.00) $  0.23
Effect of currently expensing deferred
 project start-up costs in the period
 incurred (Note 2)..........................   (0.02)    (0.06)   (0.05)    0.01
                                             -------   -------  -------  -------
Net income (loss) per share (basic and
 diluted), as restated...................... $ (0.09)  $ (0.27) $ (0.05) $  0.24
                                             =======   =======  =======  =======

--------
   +Quarterly Results of Operations have been reclassified to conform to the 1998 financial presentation.

      FINANCIAL STATEMENTS AS OF MARCH 31, 1999 AND SEPTEMBER 30, 1998 AND
           FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 1999 AND 1998

                              SUNDANCE HOMES, INC.

                          CONSOLIDATED BALANCE SHEETS
                  AS OF MARCH 31, 1999 AND SEPTEMBER 30, 1998
                       (in thousands, except share data)

                                                       March 31,  September 30,
                       ASSETS                            1999         1998
                       ------                         ----------- -------------
                                                      (unaudited)
Cash and cash equivalents............................  $  2,131     $  1,947
Real estate inventories..............................    39,578      102,088
Assets held for sale, net of reserve.................    58,392          --
Prepaid expenses and other assets....................     2,099        2,227
Property and equipment, net..........................     1,866        4,988
                                                       --------     --------
    Total assets.....................................  $104,066     $111,250
                                                       ========     ========

        LIABILITIES AND SHAREHOLDERS' EQUITY
        ------------------------------------
Accounts payable and accrued construction
 liabilities.........................................    16,705     $ 23,026
Other accrued expenses...............................     2,679        2,386
Customer deposits....................................     3,115        3,464
Notes payable........................................    64,787       55,249
Notes payable to Principal Shareholder...............     2,500        2,500
Subordinated notes payable to Principal Shareholder..     4,498        4,193
                                                       --------     --------
    Total liabilities................................    94,284       90,818
                                                       --------     --------
Minority interest....................................       --           --
                                                       --------     --------
Commitments and contingencies........................       --           --
                                                       --------     --------
Shareholders' equity:
  Preferred stock, $0.01 par value, 1,000,000 shares
   authorized, none issued or outstanding............
  Common stock, $0.01 par value, 20,000,000 shares
   authorized, 7,816,866 shares issued and
   outstanding.......................................        78           78
  Additional paid-in capital.........................    26,994       26,980
  Retained earnings (deficit)........................   (17,298)      (6,626)
                                                       --------     --------
    Total shareholders' equity.......................     9,782       20,432
                                                       --------     --------
    Total liabilities and shareholders' equity.......  $104,066     $111,250
                                                       ========     ========


   The accompanying notes are an integral part of these financial statements.

                              SUNDANCE HOMES, INC.

                   CONSOLIDATED STATEMENTS OF OPERATIONS FOR
             THE THREE AND SIX MONTHS ENDED MARCH 31, 1999 AND 1998
                     (in thousands, except per share data)
                                  (unaudited)

                                           Three months      Six months ended
                                          ended March 31,        March 31,
                                          ----------------  --------------------
                                                                         1998
                                           1999     1998      1999    (restated)
                                          -------  -------  --------  ----------
Residential sales.......................  $33,444  $25,059  $ 56,245   $44,480
Land and building sales.................      --       --      1,300       --
                                          -------  -------  --------   -------
Total sales.............................   33,444   25,059    57,545    44,480

Cost of residential sales...............   32,458   23,306    53,599    41,283
Cost of land and building sales.........      --       --        622       --
                                          -------  -------  --------   -------
Total cost of sales.....................   32,458   23,306    54,221    41,283
                                          -------  -------  --------   -------
Gross profit............................      986    1,753     3,324     3,197

Reduction in carrying value of assets
 held for sale..........................    6,362      --      6,362       --

Selling expenses........................    2,965    2,387     5,321     4,047
General and administrative expenses.....    1,195    1,206     2,305     2,330
                                          -------  -------  --------   -------
Income (loss) before provision (benefit)
 for income taxes.......................   (9,536)  (1,840)  (10,664)   (3,180)
Provision (benefit) for income taxes....      --      (735)      --     (1,271)
                                          -------  -------  --------   -------
Net income (loss).......................  $(9,536) $(1,105) $(10,664)  $(1,909)
                                          =======  =======  ========   =======
Net income (loss) per share (basic and
 diluted)...............................  $ (1.22) $ (0.14) $  (1.36)  $ (0.24)
                                          =======  =======  ========   =======
Weighted average number of shares
 outstanding............................    7,816    7,808     7,816     7,808
                                          =======  =======  ========   =======



   The accompanying notes are an integral part of these financial statements.

                              SUNDANCE HOMES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED MARCH 31, 1999 AND 1998
                                 (in thousands)
                                  (unaudited)

                                                            Six months ended
                                                                March 31,
                                                           --------------------
                                                                        1998
                                                             1999    (restated)
                                                           --------  ----------
Operating activities:
  Net loss................................................ $(10,664)  $ (1,909)
  Adjustments to reconcile net income (loss) to net cash
   provided by (used for) operating activities:
    Depreciation and amortization.........................      861        725
    Deferred income taxes.................................      --      (1,287)
    Reduction in carrying value of assets.................    6,362        --
    Minority interest.....................................      --         (10)
    Changes in operating assets and liabilities:
      Real estate inventories.............................    1,447    (16,751)
      Prepaid expenses and other assets...................     (551)      (299)
      Income taxes receivable.............................      --         565
      Accounts payable and accrued construction
       liabilities........................................   (6,321)    (2,609)
      Other accrued expenses..............................     (257)       386
      Customer deposits...................................     (349)       539
                                                           --------   --------
Net cash provided by (used for) operating activities......   (9,472)   (20,650)
                                                           --------   --------
Net cash used in investing activities: Property and
 equipment, net...........................................     (201)    (1,198)
                                                           --------   --------
Financing activities:
  Borrowings under notes payable..........................   60,871     62,884
  Repayments of notes payable.............................  (51,333)   (41,396)
  Borrowings under notes payable to Principal Shareholder.      305        --
  Proceeds from stock options exercised...................       14          1
                                                           --------   --------
Net cash provided by (used for) financing activities......    9,857     21,489
                                                           --------   --------
Net increase (decrease) in cash and cash equivalents......      184       (359)
Cash and cash equivalents:
  Beginning of period.....................................    1,947      4,615
                                                           --------   --------
  End of period........................................... $  2,131   $  4,256
                                                           ========   ========


   The accompanying notes are an integral part of these financial statements.

                             SUNDANCE HOMES, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1--Principles of Consolidation

   The accompanying interim consolidated financial statements include the accounts of Sundance Homes, Inc. and its subsidiaries ("Sundance"). These financial statements are unaudited, but in the opinion of management contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial condition and results of operations of Sundance.

   The interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended September 30, 1998 included in Sundance's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on January 13, 1999.

   The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the entire fiscal year.

Note 2--Assets Held for Sale and Reserve for Reduction in Carrying Value.

   During the quarter ended March 31, 1999, Sundance recorded a $6.4 million reserve to reflect the reduction in carrying value of certain assets. The provision is related to the pending sale of Sundance's Suburban Assets to Centex Homes, Inc. See Note 7--Notes Payable. The reduction in carrying value totaled approximately $6.4 million and has been recorded as a charge to income under the caption "Reduction in carrying value of assets held for sale' in the Consolidated Statements of Operations. The charge includes the reduction in carrying value of real estate inventory held for sale and transaction costs.

   Real estate inventories in progress are carried at cost unless facts and circumstances indicate that the carrying value of the underlying projects may be impaired. Impairment is determined by comparing the estimated future cash flows (undiscounted) from an individual project to its carrying value. If such cash flows are less than the project's carrying value, the carrying value of the project is written down to its fair value. Completed homes held for sale are carried at the lower of cost or fair value, less selling costs, and are evaluated on a project basis. Cost includes capitalized costs, such as interest and construction related overhead and salaries, which are allocated proportionately to projects being developed.

Note 3--Restatement

   Prior to October 1, 1997, Sundance capitalized certain costs incurred prior to the sale of the initial residence in each development as deferred project start-up costs on the basis that such costs were required to commence sales. On October 1, 1997, as part of the adoption of Statement of Position (SoP) 98-5, Reporting on the Cost of Start-Up Activities and Organization Costs, Sundance wrote off these costs as deferred project start-up costs. However, upon subsequent review Sundance determined to expense such costs in the period incurred and the quarterly financial statements for the six months ended March 31, 1998 have been revised accordingly.

   The effect of this revised reporting is as follows:

                                                               Six Months Ended
                                                                March 31, 1998
                                                               ----------------
      Net income (loss) reported..............................     $(4,143)
      Effect of currently expensing deferred project start-up
       costs in the period incurred...........................       2,234
                                                                   -------
      Net income (loss) as restated...........................     $(1,909)
                                                                   =======
      Per share amounts:
        Earnings (loss) per share--basic and diluted:
          Net income (loss) as reported.......................     $ (0.53)
          Effect of currently expensing deferred project
           start-up costs in the period incurred..............        0.29
                                                                   -------
      Net income (loss) per share--basic and diluted as
       restated...............................................     $ (0.24)
                                                                   =======

                             SUNDANCE HOMES, INC.

Note 4--Real Estate Inventories

   Real estate inventories are summarized as follows (in thousands):

                                                          March    September 30,
                                                         31, 1999      1998
                                                         --------  -------------
      Work-in-process:
        Land and land development....................... $ 35,783    $ 46,852
        Suburban inventory..............................   11,144      14,096
        Urban construction inventory....................   42,304      34,814
      Completed homes:
        Models..........................................    1,587       2,292
        Speculative homes...............................    9,823       4,034
                                                         --------    --------
                                                         $100,641    $102,088
                                                         --------    --------
      Assets held for sale..............................  (61,063)        --
                                                         --------    --------
                                                         $ 39,578    $102,088
                                                         ========    ========

   Model homes are constructed to help market a development and include allocations of land and development and other allocable costs. Speculative homes represent non-model homes which are substantially complete and are not subject to a sales contract.

Note 5--Property And Equipment

   Property and equipment are summarized as follows (in thousands):

                                                         March 31, September 30,
                                                           1999        1998
                                                         --------- -------------
      Model home upgrades and furnishings...............  $ 8,359     $ 8,047
      Equipment and furniture...........................    3,032       3,028
      Vehicles..........................................      177         270
      Leasehold improvements............................      456         476
                                                          -------     -------
                                                           12,024      11,821
      Accumulated depreciation..........................   (7,696)     (6,833)
      Assets held for sale..............................   (2,462)        --
                                                          -------     -------
                                                          $ 1,866     $ 4,988
                                                          =======     =======

Note 6--Income taxes

   The provision for income taxes for the three and six months ended March 31, 1998 and 1999 reflects management's estimate of Sundance's effective tax rate of approximately 40%.

   During the fiscal year ended September 30, 1998, Sundance's net deferred tax asset was reserved through the establishment of a tax valuation allowance. During the three and six months ended March 31, 1999, an additional valuation allowance of $3.8 million and $4.3 million, respectively, was recorded upon consideration of the recent operating results and related uncertainty associated with realization of the tax benefit of the net operating loss carryforward, which is ultimately dependent upon the generation of future earnings by Sundance.

                             SUNDANCE HOMES, INC.

Note 7--Notes Payable

   Notes and mortgages payable are summarized as follows (in thousands):

                                                         March 31, September 30,
                                                           1999        1998
                                                         --------- -------------
      Revolving line of credit..........................  $63,810     $53,682
      Notes payable to land sellers.....................      977       1,567
                                                          -------     -------
                                                          $64,787     $55,249
                                                          =======     =======

   On April 30, 1998, Sundance entered into a new $80 million Revolving Credit Loan Agreement (the "Loan Agreement") with LaSalle National Bank, American National Bank and Trust Company of Chicago and BankBoston, NA (collectively, "the Lenders"), which replaced Sundance's previous credit loan agreement which had provided for a $60 million line of credit. The three banks participate in the $80 million facility as follows: LaSalle National Bank, $35 million; American National Bank and Trust Company of Chicago, $25 million; and BankBoston, NA $20 million. The borrowings are secured by the real estate assets of Sundance with certain exceptions and are subject to certain customary fees. Available borrowings under the Loan Agreement are reduced by the amount of letters of credit outstanding.

   The Loan Agreement includes certain customary representations and covenants, including restrictions on Sundance's ability to pay dividends and maintenance of certain financial ratios. As of September 30, 1998, Sundance had violated certain covenants, specifically those related to net worth and net income. On December 1, 1998, Sundance's Lenders declared a "default" under the Loan Agreement and the outstanding balance of the loan was due and payable, subject to the satisfactory modification of the Loan Agreement.

   On January 14, 1999, Sundance and its Lenders entered into a Forbearance and Loan Modification Agreement (the "Forbearance Agreement") effective as of December 15, 1998. The covenants and limitations in the Forbearance Agreement waive the existing defaults and require Sundance to liquidate assets through an orderly process using all proceeds to reduce outstanding bank debt. The Forbearance Agreement set certain specific limitations on any new acquisitions by Sundance and also absolved the Lenders of their commitment and obligation to fund the project known as Plaza 32 in Chicago, Illinois. Furthermore, the Forbearance Agreement increased the interest rate from prime plus .75% to prime plus 3.0% which is significantly higher than the historical rates at which Sundance has been able to raise capital. Finally, the Forbearance Agreement imposed certain financial penalties if certain revised covenants are not met in the future and changed the maturity date to January 3, 2000.

   The overall combined effect of these limitations will, during the period of time in which the Forbearance Agreement is in effect, (1) prevent Sundance from any future expansion; (2) limit liquidity as all proceeds resulting from the sale of assets are required to be used to reduce bank debt; (3) cause Sundance to incur higher interest expenses; and (4) cause Sundance's results of operation to be impacted negatively. As of March 31, 1999 Sundance had violated certain covenants of the Forbearance Agreement including those related to net worth, net income, reduction in the outstanding loan amount, maximum principal balance of loan and the failure to repay loans related to Sundance's Plaza 32 project. Sundance, in order to address its liquidity issues, entered into a Sales and Purchase Agreement with Centex Homes on April 2, 1999, as amended, which provides for the sale of substantially all of the assets of its suburban housing operations. The Company estimates, if the proposed transaction with Centex Homes is consummated on or before July 15, 1999, that it will receive, net of prorations, expenses and holdbacks, approximately $50 million in cash for the proposed sale of the assets. Sundance intends to use the proceeds from the sale, net of the amount necessary to pay its subcontractors for the work in progress which will have been completed and invoiced as of the closing date of the transaction on those homes which are to be sold to Centex Homes (estimated to be between $5 million and $10 million), to repay a substantial portion of its outstanding indebtedness under the revolving credit loan agreement.

                             SUNDANCE HOMES, INC.

   Concurrent with the closing of the Centex transaction, Sundance plans to restructure all of its remaining bank debt. Certain of Sundance's subsidiaries signed a commitment letter with a bank on June 10, 1999. The letter provides for a revolving credit facility with principal not to exceed $25.5 million at any one time. The new credit facility may be drawn on up to an aggregate principal amount of $60,065,000. The proceeds of the new credit facility will be used to pay the remaining outstanding balance under the existing Revolving Credit Loan Agreement following the application of the proceeds of the proposed sale and to fund a portion of the construction costs on four of its projects in the Chicago urban area. Sundance will guaranty all obligations under the new credit facility. The borrowings under the new credit facility will be secured by the assets of each of the four projects. The commitment letter is subject to several conditions, including the consummation of the proposed transaction, and no assurance can be given that Sundance will be able to meet those conditions. Sundance believes such credit facility will provide sufficient liquidity for its Chicago urban operations for the foreseeable future. Sundance is currently in negotiations with several banks regarding an additional credit facility. Such credit facility is contemplated to be secured by certain of Sundance's remaining suburban and urban inventory of raw land, developed lots and completed spec homes.

   The anticipated payoff of Sundance's existing bank debt which is contemplated to occur simultaneously with the closing of the proposed transaction and the anticipated refinancing would relieve Sundance of the limitations placed on it in the Forbearance Agreement which relate to its future operations. No assurances can be given that Sundance will be able to restructure the existing debt and thereby be relieved of the limitations of the Forbearance Agreement.

   Notes payable to land sellers are non-interest bearing and are repaid through application of agreed upon amounts from the proceeds of individual home sale closings.

Note 8--Subordinated Notes and Notes Payable to Principal Shareholder

   Sundance entered into certain financing agreements with the Principal Shareholder as described below:

 Secured Note Payable

   On May 1, 1998, Erie Center Lofts, Inc., a wholly owned subsidiary of Sundance, entered into a $2.5 million Secured Subordinated Promissory Note with a maturity date of June 30, 1999, and an interest rate of 20% with Maurice Sanderman, Sundance's Chairman and principal shareholder. Currently and at March 31, 1999 there was $2.5 million in principal outstanding under the note. The note is secured by a junior mortgage on the property commonly known as Erie Tower located at 421 West Erie Street in Chicago, Illinois. Principal payments under this note may only be paid out of net sales proceeds from the sale of units within Erie Tower only after all advances made under the New Loan Agreement related to the Erie Tower project have been repaid.

 Unsecured Notes Payable

   As part of the public offering and recapitalization of Sundance on July 9, 1993, Sundance issued promissory notes to the Mr. Sanderman which in the aggregate equaled $4,193,000. The notes are subordinate to Sundance's bank indebtedness, bear interest at 7 1/2% per annum, compounded daily, and originally matured in two equal annual installments on the first and second anniversaries of the offering. The maturity date of the notes is February 1, 2000. Currently and at March 31, 1999 there was a $4,193,000 principal balance under the notes. Payment of the outstanding principal balances is subject to certain restrictions under the Loan Agreement

   On February 10, 1999, April 27, 1999, and May 12, 1999, Sundance borrowed $305,263, $155,000, and $254,000, respectively, on an unsecured basis from Mr. Sanderman. The unsecured demand notes bear interest

                             SUNDANCE HOMES, INC.

at a rate of prime plus 3%. These funds were used to pay general contracting services related to the construction of certain improvements on real estate located at 3232 North Halsted, Chicago, Illinois known as Plaza 32, since payment by Sundance was not permitted under the Forbearance Agreement.

   On April 29, 1999, Sundance borrowed $710,915 on an unsecured basis from Mr. Sanderman. The unsecured demand note bears interest at a rate of prime plus 3%. These funds were used to acquire the property located at 313-15 South Des Plaines, Chicago, Illinois which is a part of the project called Capitol Hill. Acquisition by Sundance of this property was not allowed under the Forbearance Agreement.

Note 9--Contingencies

   Sundance is frequently required, in connection with the development of its projects, to obtain performance or other maintenance bonds of letters of credit in lieu thereof. The amount of such obligations outstanding at any time varies in connection with Sundance's pending development activities. In the event any such obligations are drawn upon, Sundance would be obligated to reimburse the issuing surety company or bank. At March 31, 1999, there were approximately $5.9 million in performance or maintenance bonds and approximately $3.8 million of letters of credit outstanding for such purposes. There have been no such draws during the quarters ended March 31, 1999 or March 31 1998.

   Sundance currently leases 15,500 square feet of office space in Schaumburg, Illinois where its Suburban Properties Division and Corporate offices are located. Sundance also leases approximately 3,000 square feet of office space in Chicago, Illinois, where the Chicago Urban Properties Division is located. Certain equipment is also currently leased under non-cancelable operating leases. Sundance also leases certain model homes from an independent third party under a sale-leaseback agreement.

   Additionally, Sundance is involved in various routine legal proceedings, which Sundance believes to be incidental to the conduct of its business. Specifically, in November, 1994, a lawsuit was brought against Sundance and certain directors and employees of Sundance by the Board of Managers of Parkside on the Green Condominium Association. The complaint seeks damages against Sundance for alleged construction defects in the approximate amount of $4.8 million, together with punitive damages against the named individuals for alleged breach of fiduciary duty. Sundance has assumed the defense of this lawsuit on behalf of the individual defendants. The lawsuit is in the discovery process and various inspections of the project are underway. Sundance is defending the lawsuit vigorously. Management believes that none of these legal proceedings will have a material adverse impact on the financial condition or results of operations of Sundance.

                                  THE COMPANY

Business

   The Company. Sundance is a builder of single family homes in the Chicago metropolitan area and condominiums in the Chicago urban market. Prior to September 1996, Sundance primarily was a builder of affordably priced, single-family detached and attached homes in the Chicago metropolitan area.

   In September 1996, Sundance entered the urban real estate market with the introduction of two condominium-loft conversion projects in Chicago. In 1998, Sundance continued to increase its presence in the Chicago urban market with its Chicago Urban Properties division, which completed construction on three condominium-loft conversion projects. Additionally, Sundance made significant progress on completing its 24-story high rise condominium apartment project, and opened for sale two new condominium-loft conversions and one new construction condominium apartment project in Chicago.

   The Chicago metropolitan area, which includes Cook County and the five surrounding counties (McHenry, Lake, DuPage, Kane and Will Counties, commonly referred to as the "collar counties"), is the third largest metropolitan area in the United States. Management believes that housing demand in these areas is strong due in large part to their proximity to concentrated job markets that have developed along major highways to the north, northwest, southwest and west of Chicago.

   The Chicago urban market includes the Loop area, South Loop, West Loop, New East Side, River North, Streeterville and the Gold Coast. Extensive development is taking place in other areas near the traditional Loop boundaries. These include the areas between Roosevelt Road and Cermak Road, and Halsted Street west to the United Center, and as far as 5800 north along the Ravenswood corridor. Management believes that housing demand in this market is strong due to the high rents in the markets, job growth in the downtown area, the long commute times between the city and the suburbs and the numerous amenities available in the Chicago downtown area to prospective home buyers.

   Sundance is currently operating three divisions: Sundance Suburban Properties; Rembrandt Homes; and Chicago Urban Properties. The Sundance Suburban Properties Division focuses on affordably priced entry-level and first time move-up houses primarily in the collar counties surrounding Chicago. The Rembrandt Division focuses primarily on the semi-custom and custom market primarily in the north and northwest Chicago suburban counties. The Chicago Urban Properties Division focuses primarily on loft-conversion, townhouse and new construction of mid and high-rise apartment condominiums in the City of Chicago. After the proposed sale, Sundance will only operate in the Chicago urban market except for those suburban assets which have been retained by Sundance and are excluded from the non-compete agreement.

   Sundance currently has 21 projects in various stages of planning and development. After the conclusion of the proposed sale, Sundance will have five projects currently under development in the Chicago urban market and the five projects in the suburbs which are not part of the Sale and Purchase Agreement. See "Proposed Sale--Use of Proceeds; Plans for Future Operations After the Proposed Sale."

   Sundance strives to deliver superior value to all market segments by providing innovative designs and diverse, high-quality products. Sundance typically broadens its appeal to various market segments by offering one or more product lines within each suburban and urban project. Each product offering is architecturally designed to complement other products within the project and create a sense of community.

   Business Strategy. Sundance's home building strategy consists of the following key elements:

   Value Pricing, Customer Satisfaction, and Commitment to Quality. Sundance strives to deliver superior value across market segments by pricing its homes competitively while consistently providing innovative designs and high-quality products. Sundance's commitment to overall customer satisfaction through quality construction is the cornerstone of its business strategy. Sundance acts as general contractor on most of its projects and requires that its subcontractors and suppliers use high-quality, durable materials in the construction of its homes. The project manager for each project is responsible for ensuring that each home in the project meets Sundance's standards for workmanship and materials.

   Growth-Oriented Markets. Sundance focuses its home-building in suburban communities and urban neighborhoods where land acquisition costs have remained low and demand for entry-level, move-up, custom, and urban-style homes is strong. Demographic shifts in the housing market combined with the diverse and stable economic environment in Chicago have translated into population increases in and around the downtown area. Sundance will continue to evaluate extending its home-building activities to other urban markets as opportunities consistent with Sundance's strategy arise.

   Innovative Design and Effective Marketing. Sundance monitors the design and feature preferences of home buyers in its markets and uses this market research to provide innovative, space-efficient and desirable architectural designs and home amenities. In each project, Sundance creates and maintains model homes representing the plans offered. Sundance believes that the effective use of a variety of model homes plays an integral role in marketing the competitive advantages of its home design to prospective buyers.

   Property Acquisition and Development. Sundance strives to minimize its overall property costs and the risks associated with the development of unentitled property by, whenever possible, using options and other financing arrangements that allow Sundance to control property through the entitlement process, but defer the payment for such property until the entitlement process has been completed and Sundance is prepared to commence construction. For a description of the entitlement process, see "Governmental Regulation and Environmental Controls."

   Sundance has substantial experience in obtaining the entitlements necessary to develop urban properties. In addition, Sundance has occasionally purchased entitled property to the extent that the price and terms of such purchases were believed by Sundance to be advantageous.

   Cost Control. Sundance endeavors to control the cost of developing its projects by: (i) seeking to purchase property at a low cost per unit; (ii) using its position as a leading homebuilder in its markets to obtain favorable pricing on construction materials and labor from its subcontractors; and (iii) adhering to construction schedules and monitoring the physical progress and costs of construction with the use of a computerized tracking system.

   The following table presents information relating to Sundance's current and planned projects as of 6/15/99:

                                                           Estimated                    Homes
                                                            Homes at                     in
                                          Initial Closing  Completion Homes    Homes   Backlog      Sales
Project                   Location        (Fiscal Quarter)    (1)     Closed Remaining   (2)   Price Ranges (3)
-------                   --------        ---------------- ---------- ------ --------- ------- ----------------
Sundance Suburban Properties, Inc.
Country Walk        Round Lake Beach,      3rd Qtr. 1992       782      776        6       0   $119,900-184,900
                    Lake County
Heartland Meadows   Elgin/South Elgin,     4th Qtr. 1994       685      651       34       1   $122,990-135,990
                    Kane County
Bellchase           Lake in the Hills,     2nd Qtr. 1995       578      378      200      35   $124,500-192,900
                    McHenry County
Sutton on the Lake  Round Lake Beach,      4th Qtr. 1996       481      282      199      48   $119,900-189,490
                    Lake County
McCarty's Mill      Aurora, Kane County    4th Qtr. 1997       111       49       62      21   $142,000-153,000
Georgian Court      Addison, Cook County   1st Qtr. 1998        47       19       28       0   $130,500-210,000
Hometown Square     Oswego, Kane County    1st Qtr. 1998        26       23        3       0   $139,990-166,990
Walnut Pointe       Bolingbrook,           3rd Qtr. 1998       166       51      115      27   $144,990-180,490
                    Will County
Cedar Creek         Matteson, Cook County  3rd Qtr. 1998       146       45      101      20   $158,990-243,490
Arrowhead           Lockport, Will County  3rd Qtr. 1998       311       60      251      14   $122,000-192,500
The Preserves       Orland Park,           1st Qtr. 1999       106        3      103       8   $204,990-248,490
                    Cook County
                                                             -----    -----    -----     ---
                    Sub-total                                3,439    2,337    1,102     174

                                                              Estimated                    Homes
                                                               Homes at                     in
                                             Initial Closing  Completion Homes    Homes   Backlog      Sales
Project                       Location       (Fiscal Quarter)    (1)     Closed Remaining   (2)   Price Ranges (3)
-------                       --------       ---------------- ---------- ------ --------- ------- ----------------
Rembrandt Homes, Inc.
Conservancy             Gurnee, Lake County   2nd Qtr. 1995       164      162        2       1   $226,990-254,990
Gregg's Landing         Vernon Hills,         1st Qtr. 1998       135       63       72       7   $350,000-650,000
                        Lake County
White Oaks (4)          Long Grove,                                 1        0        1       0   $600,000-650,000
                        Lake County
Indian Creek (4)        Buffalo Grove,                              7        0        7       5   $400,000-500,000
                        Lake County
Stirling Manor (4)      Kildeer, Lake County                       13        0       13       0   $450,000-600,000
Bull Valley             Woodstock                                   2        0        2       0
                                                                -----    -----    -----     ---
                        Sub-total                                 322      225       97      13
Chicago Urban Properties, Inc.
Erie Tower              Chicago, Cook County  2nd Qtr. 1999       126       87       39      24   $141,000-535,000
Arthouse Lofts (4)      Chicago, Cook County                       28        0       28      26   $ 89,000-246,000
Plaza 32 (4)            Chicago, Cook County                      130        0      130      77   $137,000-305,000
Capitol Hill Lofts (4)  Chicago, Cook County                       91        0       91      73   $109,000-325,000
2700 N. Halsted (4)     Chicago, Cook County                       51        0       51       0
                                                                -----    -----    -----     ---
                        Sub-total                                 426       87      339     200
                                                                -----    -----    -----     ---
                        Total:                                  4,187    2,649    1,538     387
                                                                =====    =====    =====     ===

--------
(1) The estimated number of homes to be built at completion is subject to change, and there can be no assurance that Sundance or Centex Homes, upon acquisition of the suburban operations, will build these homes.
(2) Homes in backlog refers to homes subject to sales contracts that, as of June 15, 1999, had not closed, and there can be no assurance that closings of such homes will occur.
(3) Reflects base price, excluding any lot premiums and buyer-selected options, which vary from project to project.
(4) Sundance does not currently have an estimate as to when an initial closing will occur.

   Property Acquisition and Development. Sundance selects property for acquisition and development based upon a variety of factors, including: (i) financial and legal review as to the feasibility of the proposed project, including projected profitability; (ii) demographic and marketing studies;
(iii) competition within the area of the proposed project; (iv) proximity to concentrated job markets, and (v) management's judgment as to the real estate market, economic trends and Sundance's experience in a particular area.

   Suburban Development. Sundance, in its suburban divisions, minimized its overall land costs and the risks associated with developing unentitled land, whenever possible, by using options and other financing arrangements that allowed Sundance to control land through the entitlement process but defer the payment for such land until the entitlement process had been completed and Sundance was prepared to commence construction. After control of a parcel of unentitled land had been obtained, Sundance prepared preliminary and final plans for each project.

   Urban Development. For the majority of Sundance's urban development, Sundance targets for acquisition former or current manufacturing buildings that are suitable for the conversion to residential loft-condominiums. Sundance is also targeting for acquisition parcels for use in developing multi-story apartment condominiums. Typically, any building on a parcel of land of this type would be torn down prior to new construction beginning. Each of the factors outlined in the acquisition process above is performed on these sites, including assessing Sundance's ability to obtain appropriate entitlements and zoning. Other factors evaluated are Sundance's ability to provide adequate parking capacity and access to public transportation, commercial centers, and various City of Chicago amenities.

   Prior to acquisition, Sundance prepares architectural drawings, performs environmental testing and assessments, reviews zoning and entitlement requirements, and prepares feasibility studies based on projected absorption and estimated construction costs. Sundance has been able to start initial construction activities soon after acquisition and typically opens for sale within six months after acquisition, as the evaluation and zoning period is much shorter than for suburban developments.

   Home Design. Sundance continuously engages in market research in an effort to ensure that its home designs, features, and selling strategies address the preferences of potential home buyers. Sundance closely monitors new trends in the industry, while carefully tracking the design features chosen by buyers of its homes as well as those offered by competitors in the marketplace.

   In 1998, Sundance opened a state-of-the-art Design Center in Schaumburg, Illinois to provide its suburban customers with the opportunity to make design selections in a controlled, retail environment. The Design Center will be sold to Centex Homes as part of the proposed sale, and Sundance will be allowed to use the Design Center on a fee for use basis. Each customer that visits the Design Center is surveyed in order to identify areas for improvement. In addition to surveying its customers during the purchasing process, Sundance conducts focus groups, exit interviews at its model home sites, telephone surveys, and statistical demographic studies in an effort to produce the most desirable architectural designs and home amenities. Sundance's marketing and design teams develop detailed standards and specifications for each new product line and then work closely with one of a select number of unaffiliated architectural firms to produce a product line that delivers the home designs and features preferred by the target home buyers.

   Within each suburban project, Sundance seeks to create a sense of community through the use of cul-de-sacs, landscaping and a variety of front elevations and architectural designs that complement each other. Sundance also seeks to create continuity within each suburban project by coordinating the exterior colors and trim of neighboring homes. The product lines offered in both suburban and urban projects depend upon many factors, including the housing alternatives generally available in the area, the needs of the target home buyers for such project and Sundance's cost per unit in the project.

   Construction. Sundance typically acts as general contractor for its urban project developments. Sundance employs project construction managers who supervise one or more building conversions, and construction superintendents who supervise all phases of construction for a particular building. The length of time of the construction process for urban projects varies due to the amount of demolition, environmental or other construction requirements. Additionally, occupancy requirements typically specify completion of an entire phase prior to the initial closings, and as such will usually result in an approximate nine to eighteen month construction cycle. Sundance hired an outside general contractor to build the core building for its 24-story Erie Tower project and will consider hiring qualified general contractors for any future mid-rise and high-rise projects. Sundance is using its own supervisory personnel for all individual unit trim work.

   Subcontractors typically are retained on a project-by-project basis to complete construction at a fixed price. Sundance generally uses a competitive bidding process among competing subcontractors prior to entering into a subcontracting agreement. Construction labor has generally been available to Sundance, but the home-building industry has in the past experienced occasional shortages of skilled labor in certain markets.

   Sundance negotiates price and volume discounts with manufacturers and suppliers on behalf of subcontractors to take advantage of its volume of production. Management believes that this strategy has given Sundance an advantage in producing quality homes at the lowest possible cost.

   Sundance typically obtains price guarantees from manufacturers and material suppliers but makes no long-term purchase commitments to material suppliers on behalf of subcontractors. Materials used in the construction of Sundance's projects are available from a number of sources, but material prices may fluctuate due to various factors, including supply and demand imbalances. Although there is presently an adequate supply of labor and materials for Sundance's projects, it is possible that future shortages of skilled workers and/or materials may occur.

   In the Chicago urban market, the completion time of each project typically ranges from nine months to eighteen months depending upon the size and number of condo or loft units per project.

   Sundance has historically provided a one year limited warranty of workmanship and materials and a two year limited warranty on the working systems for each of its homes. Beginning in 1995, Sundance expanded its warranty policy to include a ten year limited warranty against certain structural defects. Historically, Sundance has not incurred any significant financial costs relating to any warranty claims or defects in construction (see "Legal Proceedings").

   Marketing and Sales. Sundance attracts initial interest in its communities/projects through a comprehensive marketing program that employs various forms of media such as newspaper, radio, television, direct mail, and billboards. While Sundance is innovative in its use of media vehicles to market its products, it believes that its reputation for building high-quality homes also assists in this process. For that purpose, Sundance complements its direct marketing in both the suburban and urban markets with a buyer referral program in which buyers of Sundance's homes receive referral fees for introducing new buyers to Sundance.

   Sundance believes that the effective use of model homes plays an integral role in demonstrating the competitive advantages of its home designs and features to prospective home buyers. Sundance has an exclusive relationship with an award winning interior designer who is responsible for creating and maintaining attractive model homes for each product line.

   A majority of Sundance's homes are sold by full-time, commissioned employees who typically work from sales offices (open seven days a week) located within each project. Additionally, Sundance sells homes through independent brokers. Employees assist prospective buyers throughout the home buying process by providing them with information from a network database on the available product lines, pricing, options and upgrades, mortgage financing (including qualifying criteria), warranties and construction. The concentration of Sundance's developments within the Chicago metropolitan area makes it possible for Sundance to retain sales employees for a long-term, rather than on a project-by-project basis, which management believes results in reduced training costs and a more knowledgeable and motivated sales force.

   The sales contracts for its homes generally provide for mortgage approval within a specified period. Sundance attempts to minimize cancellations by requiring a nonrefundable cash deposit of approximately 5% to 10% of the purchase price for buyers using conventional financing and by training its sales force to assess the qualification of potential home buyers.

   Backlog. Sundance's homes are generally offered for sale in advance of their construction. A majority of Sundance's home sales during 1998 were sold pursuant to standard sales contracts entered into prior to commencement of construction. Sundance's standard sales contract generally requires the customer to make an earnest money deposit upon signing. This deposit may range from a nominal amount for an FHA or VA financed purchase, to 5% to 10% of the purchase price for a buyer using conventional financing. Upon execution of the contract and receipt of the deposit, the home sale is included in backlog. Sundance recognizes revenue on residential sales at closing, when title to the home has passed to the buyer.


   The following table provides certain backlog information for the twelve month periods presented:

                                                            September 30,
                                                       -----------------------
                                                        1998    1997    1996
                                                       ------- ------- -------
                                                       (dollars in thousands)
      Number of home sales closed during the twelve
       month period...................................     652     636     701
      Lots/units owned and available for development..   1,852   1,920   1,717
      Number of lots/units under contract.............     294   2,331   3,032
      Backlog in lots/units...........................     384     247     197
      Average sales price in backlog..................    $194    $183    $168
      Aggregate sales value in backlog................ $74,419 $45,228 $33,193

   Sundance backlog at any particular date is subject to substantial variation and is dependent upon several factors, including the number of homes then available for sale and the length of time necessary to complete the closing of home sales subject to pending contracts. However, no assurances can be given that homes in backlog will result in actual closings. The aggregate sales value of backlog increased approximately $29 million from September 30, 1997 to September 30, 1998 due primarily to Sundance's entrance into five new suburban projects in the southern suburbs of Chicago and its increasing presence in the Chicago urban market.

   Customer Financing. Substantially all home buyers utilize long-term mortgage financing to purchase a home. Lenders generally make loans only to borrowers who earn three to four times the total amount of the mortgage payment plus insurance and property taxes. As a result, economic conditions, increases in unemployment or high mortgage interest rates can eliminate a substantial number of potential home buyers from the market. Although mortgage financing for qualified home buyers was readily available during the year ended September 30, 1998, there can be no assurance that affordable mortgage financing will remain available to Sundance's customers in the future.

   FHA and VA financing generally enable home buyers to purchase homes with lower down payments than the down payments required through conventional financing, allowing a purchaser to borrow from 90% to 95% of the value of the home. Sundance believes that when conventional lending rates are higher, the availability of FHA and VA financing broadens the group of potential purchasers for Sundance's homes. If conventional rates increase substantially, Sundance expects the percentage of buyers applying for FHA or VA approval to increase. As of September 30, 1998, the FHA financing limit for a one unit residence was $153,000.

   Competition and Market Factors. The home-building industry is a highly competitive and fragmented market. Sundance competes for residential sales with national, regional and local developers and homebuilders, individual resales of existing homes and condominiums, and available rental housing. Sundance also competes for the acquisition of conversion properties and undeveloped land on which to build. Sales of homes at deeply discounted prices by competitors, lenders and similar institutions in the markets where Sundance operates could have a material adverse effect on Sundance. Sundance believes it is competitive as a result of its early entry into the market, development expertise, product design, location and the size and scope of its operation, knowledge of the local real estate market and governmental permit and approval process, and its favorable reputation in the Chicago urban area home-building industry.

   The home-building industry is cyclical and affected by consumer confidence levels and prevailing economic conditions in general and by employment and interest rate levels in particular. A variety of other factors affect the home-building industry and demand for new homes, including changes in costs associated with home ownership such as increases in property taxes and energy costs, changes in consumer preferences, demographic trends and the availability of and changes in mortgage financing programs.

   Government Regulation and Environmental Controls. Generally, Sundance must obtain numerous government approvals, licenses, permits and agreements, referred to as "entitlements," before it can commence development and construction. Through options and other financing arrangements, Sundance typically controls unentitled land during the entitlement process and only purchases the land after the planning and zoning process is complete. Obtaining the many necessary entitlements for residential developments in the Chicago urban market is an extended process which generally takes six months to one year and considerable expense.

   Certain permits and approvals will be required to complete the residential developments currently being planned by Sundance. The ability of Sundance to obtain necessary approvals and permits for these projects is often beyond Sundance's control and could restrict or prevent the development of otherwise desirable property. The length of time necessary to obtain permits and approvals increases the carrying costs of unimproved property acquired for the purpose of development and construction. In addition, the continued effectiveness of permits already granted is subject to factors such as changes in policies, rules and regulations and their interpretation and application.

   Sundance is also subject to a variety of federal, state and local statutes, ordinances, rules and regulations concerning protection of health and the environment. These laws may result in delays, cause Sundance to incur substantial compliance costs and prohibit or severely restrict development in certain environmentally sensitive regions or areas. Prior to purchasing a parcel of land, Sundance evaluates such land for the presence of hazardous or toxic materials, wastes or substances. To date, Sundance has not experienced any material delays as a result of these laws and Sundance's operations have not been materially affected by the presence or potential presence of such materials.

   Bonds and Other Obligations. Sundance is frequently required, in connection with the development of its projects, to obtain performance or maintenance bonds or letters of credit. The amount of such obligations outstanding at any time varies in accordance with Sundance's pending development activities. In the event any such obligations are drawn upon, Sundance would be obligated to reimburse the issuing surety company or bank. On September 30, 1998, there were approximately $10.6 million in performance or maintenance bonds and approximately $4.1 million in letters of credit outstanding for such purposes (see "The Company--Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources").

   Employees. As of September 30, 1998, Sundance employed 175 persons, 65 of whom were involved in project management, land development, production, contract management and contract administration, 51 of whom were sales and marketing personnel, and 59 of whom were executive, accounting, systems and administrative personnel. Although none of Sundance's employees are covered by collective bargaining agreements, many of the subcontractors and suppliers which Sundance engages are represented by labor unions or are subject to collective bargaining arrangements. Sundance believes that its relations with its employees, subcontractors and suppliers are good. Upon completion of the proposed transactions, most of Sundance's employees will have been offered jobs with Centex Homes, and approximately 35 employees will remain at Sundance.

Properties

   Sundance currently occupies approximately 4,000 square feet of office space at 70 East Lake Street, Chicago, Illinois. The lease for this office space began on January 29, 1999 and terminates on June 20, 2000 and is for a total of 13,533 square feet which Sundance shares with two other co-tenants. Also, Sundance occupies approximately 15,500 square feet of office space for its Suburban Properties Division and its corporate headquarters in Schaumburg, Illinois. The lease for this office space began on April 1, 1998 and terminates on March 31, 2003. Upon the closing of the proposed sale, Sundance will assign this lease to Centex Homes.

Management's Discussion and Analysis of Financial Condition and Results of Operations

   The following discussion of our results of operations and financial condition should be read in conjunction with the consolidated interim financial statements of Sundance and the notes thereto contained herein.

   Overview. Sundance experienced increased revenues for the quarter ended March 31, 1999, as compared to the quarter ended March 31, 1998, and the average sales price per home closed increased by $27,000 from $183,000 in the quarter ended March 31, 1998 to $210,000 in the quarter ended March 31, 1999. The primary reason for the increase in the average sales price was deliveries in Sundance's Chicago Urban Properties division's Erie Tower Project which closed 54 units during the quarter at an average price of $234,000 per unit. Residential sales, which are recognized upon the closing and delivery of homes, increased $8.3 million or 33.1% to $33.4 million, for the quarter ended March 31, 1999, as compared to $25.1 million for the quarter ended March 31, 1998. Sundance delivered 159 homes during the quarter ended March 31, 1999 compared to 137 in the quarter ended March 31, 1998. During the year ended September 30, 1998 as compared to the year ended September 30, 1997 Sundance's residential sales increased by $14.2 million or 13% to $122.9 million. In addition, the average sales price per home closed increased by $17,500 to $188,500 from $171,000 in fiscal 1997. Sundance closed 652 homes during fiscal 1998 compared to 636 in fiscal 1997.

   The aggregate value of sales in backlog as of March 31, 1999 increased by 21% or $13.7 million to $79 million, representing 388 homes at an average sales price of $203,700 compared to $65.3 million representing 326 homes at an average sales price of $200,320 as of March 31, 1998. Sundance's aggregate sales value in backlog as of September 30, 1998 increased by $29.2 million or 65% to $74.4 million compared to $45.2 million at September 30, 1997. In addition, the average sales price per home of the 384 homes in backlog at September 30, 1998, increased by $10,700 per home to $193,800 from $183,100 for the 247 homes in backlog as of September 30, 1997.

   During fiscal 1998, Sundance sold its position in two separate land parcels located in the City of Chicago and 10 fully developed lots in one of its suburban projects for $6,950,000 and $1,700,000, respectively, totaling $8,650,000 in land and building sales.

   Urban Development. Sundance's wholly owned subsidiary, Chicago Urban Properties, Inc., closed out the St. Paul Townhome, Michigan Avenue Loft and Erie Loft projects during the quarter ended March 31, 1999. The following is the status of certain of Sundance's other Chicago developments:

   Erie Centre Tower, a new-construction high-rise (124 units) in the rapidly growing River North area, sold 23 units in the quarter. The project is approximately 90% sold, with only 16 units remaining to be sold. During the quarter, 53 condominium units were delivered, along with two retail units. The remainder of the units are expected to be delivered by the end of 1999.

   ArtHouse Lofts and Capitol Hill Lofts, both located in the West Loop area, are over 85% sold. ArtHouse, a 26-unit loft development, has only one loft remaining for sale. All 26 deliveries are expected to occur during the fourth quarter of Fiscal 1999. Capitol Hill, a 90-unit loft development entered into 14 new contracts during the second quarter of Fiscal 1999, and has only 14 loft units remaining for sale. The first deliveries are scheduled for Fall 1999.

   Plaza 32, a 130-unit condominium project on the Lakeview area entered into five new contracts in the quarter. The project is over 60% sold, and construction has just begun.

   The Chicago Urban Properties division also experienced significant growth in fiscal 1998. Closings increased from 95 units in fiscal 1997 to 149 units in fiscal 1998. Revenues increased from $15.6 million in fiscal 1997 to $27.3 million in fiscal 1998.

   The St. Paul, Michigan Avenue and Erie Center Lofts projects were substantially completed and closed out during the year. Sundance's 24-story building which contains 124 condominium units and 251 parking spaces was over 80% completed by September 30, 1998, with initial deliveries scheduled for early 1999.

   Sundance's three new projects in the Chicago urban market ended the fiscal year with 130 units in backlog. These projects include two new loft conversion projects located at 625 West Jackson Street and 942 West Madison Street in Chicago, Illinois, and a 130 unit new construction mid-rise condominium project at 3232 North Halsted, Chicago, Illinois.

   Suburban Communities. During the quarter ended March 31, 1999, Sundance's Suburban Properties division delivered 93 homes. Sutton on the Lake in Lake County entered into 41 new contracts and delivered 20 homes. Bellchase, a community of single family and attached single family homes in Lake in the Hills, Illinois entered into 25 new contracts and delivered 16 homes. The Suburban Properties division's newest communities, Walnut Pointe in Bolingbrook, Cedar Creek in Matteson, and Broken Arrow in Lockport combined for 36 new contracts and 44 deliveries. In total, the Suburban Properties division entered into 130 new contracts in the quarter ended March 31, 1999 compared to 127 during the same period last year.

   The Company's custom and semi-custom home division, Rembrandt Homes, delivered 9 homes in the quarter and entered into 9 new contracts.

   During the year ended September 30, 1998, Sundance significantly expanded its presence in the south suburbs of Chicago by purchasing approximately 400 developed lots in Orland Park and Lockport, and 166 undeveloped lots in Bolingbrook. Rembrandt Homes, continued to expand by completing the acquisition of 135 lots at Gregg's Landing, a golf course community in Vernon Hills, Illinois. Of the 135 acquired lots, Sundance delivered 36 homes and sold 10 developed lots during the year ended September 30, 1998.

   Results of Operations. The following table sets forth, for the three and six months ended March 31, 1999, and 1998, and for each of the three years ended September 30, 1998, 1997 and 1996, the percentage of Sundance's total sales represented by each income statement line item presented.

                             Three
                            Months
                             Ended          Six Months           Year Ended
                           March 31,      Ended March 31,       September 30,
                          -------------   -----------------   ---------------------
                          1999    1998     1999      1998     1998    1997    1996
                          -----   -----   -------   -------   -----   -----   -----
Residential sales.......  100.0%  100.0%     97.7%    100.0%   93.4%  100.0%  100.0%
Land and building sales.    --      --        2.3       --      6.6     --      --
                          -----   -----   -------   -------   -----   -----   -----
Total sales.............  100.0%  100.0%    100.0%    100.0%  100.0%  100.0%  100.0%
                          -----   -----   -------   -------   -----   -----   -----
Cost of residential
 sales..................   97.1    93.0      93.1      92.8    85.9    89.7    87.7
Cost of land and
 building sales.........    --      --        1.1       --      5.4     --      --
                          -----   -----   -------   -------   -----   -----   -----
Total cost of sales.....   97.1%   93.0%     94.2%     92.8%   91.3%   89.7%   87.7%
                          -----   -----   -------   -------   -----   -----   -----
Gross profit............    2.9     7.0       5.8       7.2     8.7    10.3    12.3
Reduction in carrying
 value of assets held
 for sale...............   19.0     --       11.1       --      --      --      --
Selling expenses........    8.9     9.5       9.2       9.1     9.3     8.8     6.1
General and
 administrative
 expenses...............    3.6     4.8       4.0       5.2     3.8     3.7     4.0
                          -----   -----   -------   -------   -----   -----   -----
Income (loss) before
 provision (benefit) for
 income taxes...........  (28.5)   (7.3)    (18.5)     (7.1)   (4.2)   (2.2)    2.2
Provision (benefit) for
 income taxes...........    --     (2.9)      --       (2.9)   (0.1)   (0.8)   (0.9)
                          -----   -----   -------   -------   -----   -----   -----
Net income (loss).......  (28.5)%  (4.4)%   (18.5)%    (4.3)%  (4.1)%  (1.4)%   1.3%
                          =====   =====   =======   =======   =====   =====   =====

Three and Six Months Ended March 31, 1999 Compared to the Three and Six Months Ended March 31, 1998.

   Residential Sales. Sales, which are recognized upon the closing and delivery of homes increased $8.3 million or 33.5% to $33.4 million, for the three months ended March 31, 1999 as compared to $25.1 million for the three months ended March 31, 1998. The Company also experienced increased sales revenue for the six months ended March 31, 1999 as compared to the comparable period in 1998. Sales revenue increased $11.7 million or 26.2% from $44.5 for the six months ended March 31, 1998 to $56.2 million for the six months ended March 31, 1999. This increase for the quarter ended March 31, 1999 was primarily due to the increase in homes closed from 137 during the three months ended March 31, 1998 to 159 in the three months ended March 31, 1999, which resulted primarily from closings at the Company's Erie Tower project under the Company's urban division. The average sales price per home closed increased by $27,000 or 14.7% to $210,000 in the quarter ended March 31, 1999 from $183,000 in the quarter ended March 31, 1998.

   Cost of Residential Sales. Cost of sales, as a percentage of revenues, increased by 4.1 percentage points to 97.1% of sales for the quarter ended March 31, 1999 as compared to 93.0% for the quarter ended March 31, 1998. Cost of residential sales, as a percentage of revenues, increased by .3 percentage points to 93.1% for the six months ended March 31, 1999 as compared to 92.8% for the six months ended March 31, 1998. Total cost of sales increased by $9.2 million from $23.3 million in the quarter ended March 31, 1998 to $32.5 million in the quarter ended March 31, 1999. The primary reason for the dollar increase was the increased number of deliveries during the quarter and the six month period ended March 31, 1999.

   Gross Profit. Gross profit as a percentage of sales decreased to 2.9% for the quarter ended March 31, 1999 compared to 7.0% for the same period in 1998. Gross profit as a percentage of sales decreased to 5.8% for the six months ended March 31, 1999 compared to 7.2% for the same period in 1998. These decreases are primarily attributable to increased costs in the Company's suburban division.

   Selling, General and Administrative Expenses. Selling expenses as a percentage of sales decreased by 0.6 percentage points from 9.5% of sales for the quarter ended March 31, 1998 to 8.9% of sales for the quarter ended March 31, 1999. Selling expenses as a percentage of sales increased by 0.1 percentage points from 9.1% of sales for the six months ended March 31, 1998 to 9.2% of sales for the six months ended March 31, 1999. The decrease in selling expenses for the quarter ended March 31, 1999, as a percentage of revenues, was primarily a result of the increased sales during the quarter with no corresponding increase in associated fixed costs.

   Actual selling expenses increased by $0.6 million from $2.4 million during the quarter ended March 31, 1998 to $3.0 million for the quarter ended March 31, 1999 and increased by $1.3 million from $4.0 million during the six months ended March 31, 1998 to $5.3 million for the six months ended March 31, 1999. This increase, for the quarter and six months ended March 31, 1999, resulted primarily from increased variable costs associated with increased deliveries.

   General and administrative expenses remained relatively flat for the three months ended March 31, 1999 compared to the three months ended March 31, 1998 and for the six months ended March 31, 1999, compared to the six months ended March 31, 1998. As a percentage of sales, general and administrative expenses decreased by 1.2 percentage points from 4.8% of sales for the quarter ended March 31, 1998 to 3.6% of sales for the quarter ended March 31, 1999. As a percentage of sales, general and administrative expenses decreased from 5.2% of sales for the six months ended March 31, 1998 to 4.0% of sales for the six months ended March 31, 1999. These decreases are primarily a result of the increased sales volume for the quarter and six months ended March 31, 1999.

   Income Taxes. The provision for income taxes for the three and six months ended March 31, 1998 and 1999 reflects management's estimate of the Company's effective tax rate of approximately 40%. During the fiscal year ended September 30, 1998, the Company's net deferred tax asset was reserved through the establishment of a tax valuation allowance. During the three and six months ended March 31, 1999, an additional valuation allowance of $3.8 million and $4.3 million, respectively, was recorded upon consideration of the recent operating results and related uncertainty associated with realization of the tax benefit of the net operating loss carryforward, which is ultimately dependent upon the generation of future earnings of the Company.

Year Ended September 30, 1998 Compared to the Year Ended September 30, 1997.

   Residential Sales. Residential sales increased $14.2 million or 13%, to $122.9 million, for the year ended September 30, 1998 as compared to $108.7 million for the prior year. This increase was due primarily to the increase in the number of units closed during the year and the average selling price increase of $17,500 from $171,000 for the year ended September 30, 1997 to $188,500 for the year ended September 30, 1998.

   Land Sales. During the year ended September 30, 1998 Sundance sold the land and the 28 story building located at 201 N. Wells in Chicago, Illinois. In February, 1997 Sundance purchased the note and mortgage on this property and on April 13, 1998 obtained title through a foreclosure sale. In addition Sundance sold 10 developed lots in our Turtle Bay project in Vernon Hills, Illinois and its contractual rights to purchase a land parcel located at 1300 West Diversey in Chicago, Illinois. Revenue derived from these sales totaled $8,650,000. In fiscal 1997, no revenue was derived from land sales.

   Cost of Residential Sales. Cost of residential sales, as a percentage of residential sales, increased by 2.3 percentage points to 92.0% for the year ended September 30, 1998 as compared to 89.7% for the year ended September 30, 1997. Cost of residential sales increased by $15.5 million to $113.0 million from $97.5 million for the year ended September 30, 1997. The primary reasons for the increase in the cost of residential sales as a percentage of residential sales were increased costs related to interest and production overheads as well as certain increases on several of Sundance's close-out projects in both the Suburban and Urban Divisions.

   Selling, General and Administrative Expenses. Selling expenses as a percentage of total sales increased by 0.5 percentage points to 9.3% for the year ended September 30, 1998 from 8.8% for the year ended September 30, 1997. Actual selling expenses increased by $2.7 million from $9.5 million for the year ended September 30, 1997 to $12.2 million for the year ended September 30, 1998. This increase, for the year ended September 30, 1998, resulted primarily from variable costs associated with increased deliveries, as well as increased advertising expenditures resulting from the opening of several new communities.

   General and administrative expenses increased by $0.6 million to $4.9 million for the year ended September 30, 1998 compared to $4.3 million for the year ended September 30, 1997. As a percentage of total sales, general and administrative expenses were 3.8% and 3.7% for the years ended September 30, 1998 and September 30, 1997, respectively.

Year Ended September 30, 1997 Compared to the Year Ended September 30, 1996.

   Sales. Residential sales decreased $12.2 million to $108.7 million for the year ended September 30, 1997, a decrease of 10.1% over the twelve months ended September 30, 1996. The decrease was primarily due to an overall decline in the suburban housing market of approximately 10%. The average sales price of home sales closed also decreased slightly from $172,500 in fiscal 1996 to $171,000 in fiscal 1997.

   There were 686 net new sales orders for the year ended September 30, 1997, representing an increase of 10%, or 62 orders, over the fiscal 1996 total of
624. Sundance attributes the increase primarily to the expansion of its market place to include the Chicago urban market.

   Cost of sales decreased $8.5 million to $97.5 million in fiscal 1997 primarily as a result of lower sales volume. Cost of sales as a percent of residential sales was 89.7% in fiscal 1997 as compared to 87.7% of sales revenue in fiscal 1996.

   Selling, General and Administrative Expenses. Selling expenses increased by $2.1 million from $7.4 million in fiscal 1996 to $9.5 million in fiscal 1997. As a percent of residential sales, selling expenses increased from 6.1% in the year ended September 30, 1996, to 8.8% in the year ended September 30, 1997. This increase is primarily due to increased marketing activities for several projects that did not deliver closed units and homes until fiscal 1998 and additional costs incurred due to our decision to use commissioned brokers.

   General and administrative expenses decreased by $639,000 in the year ended September 30, 1997 compared to the year ended September 30, 1996. These costs have decreased due to Sundance's continued efforts to reduce such expenses.

   Sundance--Kaco Limited Partnership. Sundance is the general partner, with a 75.0% partnership interest, in the Sundance-Kaco Limited Partnership, an Illinois limited partnership. Also participating in the partnership is Kaco, Inc., the sole limited partner, which is entitled to 25.0% of all profits from the Spring Lake Farm South project. The limited partner's share of losses for 1997 was $131,000. Pursuant to the provisions of the partnership agreement, limited partner distributions of $161,000 were paid during 1997.

   Year 2000 Compliance. The Year 2000 or "Y2K" issue is the result of many legacy computer programs using a two digit format, as opposed to a four digit format, to indicate the year. Many computer systems will not be able to interpret dates beyond the year 1999, which could cause a system failure or other errors, leading to disruptions in operations. In 1997, Sundance developed a three phase plan to address this issue.

   Phase I of the plan, which began during the fiscal year ended September 30, 1998, is the identification of all the systems, services and key operating infrastructures where Sundance has exposure. Phase I was completed in

February of 1999. Phase II is the development and implementation of the necessary steps to bring the systems, services and infrastructures into compliance, including upgrading non-compliant currently installed applications. Phase II was significantly completed in the spring of 1999, with the exception of bringing infrastructure equipment into compliance. Phase III, which began in April of 1999, is scheduled to be completed in mid to late 1999. This phase includes the testing and acceptance of each modification necessary to the systems, service and infrastructure components identified in Phase I and implemented in Phase II and includes the testing of, and the employee training on, the recently installed upgraded applications. Sundance has identified four major areas of focus necessary to ensure successful Y2K compliance. These are: (1) its integrated suite of accounting, costing and job control applications, (2) all custom developed enhancements to the base suite,
(3) all operating infrastructure components including, but not limited to various operating systems, personal computers and their associated software tools, along with other hardware and software necessary for the operation of the business and (4) third party relationships and their respective Y2K readiness.

   Sundance's currently installed packaged core accounting, costing and job control applications were upgraded in the spring of 1999 and are believed to be Y2K compliant. The package upgrade included a corresponding upgrade of the custom developed enhancements. The operating infrastructure components, which require modifications, are currently underway and do not directly impact the upgrade of any other system. Sundance has identified approximately 50 significant suppliers and other third party relationships which number reflects the closing of the proposed sale of substantially all of the suburban assets to Centex Homes. Sundance is finalizing an inquiry letter to send to each of these identified parties, which seeks responses indicating compliance or plans to be compliant by the year 2000. Sundance plans to send the letters during the summer of 1999.

   Sundance has identified the potential for 1,000 man hours of project-related work to achieve compliance. Sundance has hired outside consulting resources to help facilitate the timely completion of the projects identified. Y2K specific costs incurred to date have not been significant. Estimated future costs will range from approximately $50,000-$150,000 and are scheduled to be incurred during the last half of fiscal 1999.

   A formal contingency plan has not been prepared at this time. At present, Sundance does not have a contingency plan related to a worst-case scenario because the scope of internal compliance is relatively small and Sundance believes very achievable prior to December 31, 1999. Preparation of a contingency plan will, however, begin in the late summer of 1999 after the Y2K specific releases of Sundance's main software have been tested and Sundance has received responses to its letters of inquiry sent to its third party relationships. The contingency plan will address specific issues, if any, identified during such testing and raised by such responses.

   Seasonality and Variability in Quarterly Results. Sundance has experienced, and expects to continue to experience, significant seasonally and quarter to quarter variability in residential sales and net income. Generally, the receipt of sales contracts is highest during the first six months of the calendar year. Related closings typically peak in the July through September period, as homes contracted for earlier in the year are delivered. Management believes that this seasonality reflects the tendency of home buyers to shop for a new home in the Spring with the goal of closing in the Fall or Winter as well as the scheduling of construction to accommodate seasonal weather conditions (see Note 12, "Quarterly Results of Operations" in the Footnotes to Consolidated Financial Statements).

   Inflation. Sundance, as well as the home-building industry in general, may be adversely affected during periods of high inflation, primarily because of higher land acquisition, land development and construction costs. In addition, higher mortgage interest rates may significantly affect the affordability of mortgage financing to prospective purchasers. Inflation also increases its interest costs and the cost of labor and materials. Sundance attempts to pass through to its buyers any increases in its costs through increased selling prices. Inflation did not have a material impact on fiscal 1998 or 1997 results.

   Liquidity and Capital Resources. Net cash provided by or used for operating activities varies from period to period, due primarily to Sundance's houseline inventory activity, land and building acquisition and development requirements, and in lesser part to Sundance's net income. Net cash used for operating activities for the six months ended March 31, 1999 decreased by approximately $11.1 million to $9.5 million compared to net cash used for operating activities of $20.6 million in the six months ended March 31, 1998. The decrease is primarily due to the slower growth in real estate inventory levels and a reduction in accounts payable and accrued construction liabilities.

   On April 30, 1998, Sundance entered into a new $80 million Revolving Credit Loan Agreement (the "Loan Agreement") with LaSalle National Bank, American National Bank and Trust Company of Chicago and BankBoston, NA (collectively, "the Lenders"), which replaced Sundance's previous credit loan agreement which had provided for a $60 million line of credit. The three banks participate in the $80 million facility as follows: LaSalle National Bank, $35 million; American National Bank and Trust Company of Chicago, $25 million; and BankBoston, NA $20 million. The borrowings are secured by the real estate assets of Sundance with certain exceptions and are subject to certain customary fees. Available borrowings under the Loan Agreement are reduced by the amount of letters of credit outstanding.

   The Loan Agreement includes certain customary representations and covenants, including restrictions on Sundance's ability to pay dividends and maintenance of certain financial ratios. As of September 30, 1998, Sundance had violated certain covenants, specifically those related to net worth and net income. On December 1, 1998, Sundance's Lenders declared a "default" under the Loan Agreement and the outstanding balance of the loan was due and payable, subject to the satisfactory modification of the Loan Agreement.

   On January 14, 1999, Sundance and its Lenders entered into a Forbearance and Loan Modification Agreement (the "Forbearance Agreement") effective as of December 15, 1998. The covenants and limitations in the Forbearance Agreement waive the existing defaults and require the Company to liquidate assets through an orderly process using all proceeds to reduce outstanding bank debt. The Forbearance Agreement set certain specific limitations on any new acquisitions by Sundance and also absolved the Lenders of their commitment and obligation to fund the project known as Plaza 32 in Chicago, Illinois. Furthermore, the Forbearance Agreement increased the interest rate from prime plus .75% to prime plus 3.0% which is significantly higher than the historical rates at which Sundance has been able to raise capital. Finally the Forbearance Agreement imposed certain financial penalties if certain revised covenants are not met in the future and changed the maturity date to January 3, 2000.

   The overall combined effect of these limitations will, during the period of time in which the Forbearance Agreement is in effect, (1) prevent Sundance from any future expansion; (2) limit liquidity as all proceeds resulting from the sale of assets are required to be used to reduce bank debt; (3) cause Sundance to incur higher interest expenses; and (4) cause Sundance's results of operation to be impacted negatively. As of March 31, 1999, Sundance had violated certain covenants of the Forbearance Agreement including those related to net worth, net income, reduction in the outstanding loan amount, maximum principal balance of loan and the failure to repay loans related to Sundance's Plaza 32 project. Sundance, in order to address its liquidity issues, entered into a Sales and Purchase Agreement with Centex Homes on April 2, 1999, as amended, which provides for the sale of substantially all of the assets of its suburban housing operations. Sundance estimates, if the proposed transaction with Centex Homes is consummated on or before July 15, 1999, that it will receive, net of prorations, expenses and holdback, approximately $50 million in cash for the proposed sale of the assets. Sundance intends to use the proceeds from the sale, net of the amount necessary to pay its subcontractors for the work in progress which will have been completed and invoiced as of the closing date of the transaction on those homes which are to be sold to Centex Homes (estimated to be between $5 million and $10 million), to repay a substantial portion of its outstanding indebtedness under the revolving credit loan agreement.

   Concurrent with the closing of the Centex transaction, Sundance plans to restructure all of its remaining bank debt. Certain of Sundance's subsidiaries signed a commitment letter with a bank on June 10, 1999. The letter provides for a revolving credit facility with principal not to exceed $25.5 million at any one time. The new credit facility may be drawn on up to an aggregate principal amount of $60,065,000. The proceeds of the new credit facility will be used to pay the remaining outstanding balance under the existing Revolving Credit Loan

Agreement following the application of the proceeds of the proposed sale and to fund a portion of the construction costs on four of its projects in the Chicago urban area. Sundance will guaranty all obligations under the new credit facility. The borrowings under the new credit facility will be secured by the assets of each of the four projects. The commitment letter is subject to several conditions, including the consummation of the proposed transaction, and no assurance can be given that Sundance will be able to meet those conditions. Sundance believes such credit facility will provide sufficient liquidity for its Chicago urban operations for the foreseeable future. Sundance is currently in negotiations with several banks regarding an additional credit facility. Such credit facility is contemplated to be secured by certain of Sundance's remaining suburban and urban inventory of raw land, developed lots and completed spec homes.

   The anticipated payoff of Sundance's existing bank debt which is contemplated to occur simultaneously with the closing of the proposed transaction and the anticipated refinancing would relieve Sundance of the limitations placed on it in the Forbearance Agreement which relate to its future operations. No assurances can be given that Sundance will be able to restructure the existing debt and thereby be relieved of the limitations of the Forbearance Agreement.

   Sundance believes that if it is able to restructure its current bank debt with the new anticipated funding sources that this will provide adequate liquidity and working capital for its future operations.

   Notes payable to land sellers are non-interest bearing and are repaid through application of agreed upon amounts from the proceeds of individual home sale closings.

   Sundance entered into certain financing agreements with the Principal Shareholder as described below:


   Secured Shareholder Note Payable. On May 1, 1998, Erie Center Lofts, Inc., a wholly owned subsidiary of Sundance, entered into a $2.5 million Secured Subordinated Promissory Note with a maturity date of June 30, 1999, and an interest rate of 20% with Maurice Sanderman, Sundance's Chairman and Principal Shareholder. Currently and at March 31, 1999 there was a $2.5 million principal balance under the note. The note is secured by a junior mortgage on the property commonly known as Erie Tower located at 421 West Erie Street in Chicago, Illinois. Principal payments under this note may only be paid out of net sales proceeds from the sale of units within Erie Tower and only after all advances made under the New Loan Agreement related to the Erie Tower project have been repaid.

   Unsecured Shareholder Note Payable. As part of our public offering and recapitalizations on July 9, 1993, Sundance issued promissory notes to Maurice Sanderman which in the aggregate equaled $4,193,000. The notes are subordinate to Sundance's bank indebtedness, bear interest at 7.5% per annum, compounded daily, and originally matured in two equal annual payments on the first and second anniversaries of the offering. The maturity date of the notes is February 1, 2000. Currently and at March 31, 1999 there was a $4.193 million principal balance under the notes. Payment of the outstanding principal balances is subject to certain restrictions under the Loan Agreement.

   On February 10, 1999, April 27, 1999 and May 12, 1999, Sundance borrowed $305,263, 155,000, and 254,000, respectively, on an unsecured basis from Mr. Sanderman. The unsecured demand note bears interest at a rate of prime plus 3%. These funds were used to pay general contracting services related to the construction of certain improvements on real estate located at 3232 North Halsted, Chicago, Illinois known as Plaza 32, since payment by Sundance was not permitted under the Forbearance Agreement.

   On April 29, 1999, Sundance borrowed $710,915 on an unsecured basis from Mr. Sanderman. The unsecured demand note was at a rate of prime plus 3%. These funds were used to acquire the property located at 313-15 South Des Plaines, Chicago, Illinois which is a part of the project called Capital Hill. Acquisition by Sundance of this property was not allowed under the Forbearance and Loan Modification Agreement.

                                 OTHER MATTERS

Sundance's Independent Auditors

   Sundance's accountant for the current year and for the most recently completed fiscal year is PricewaterhouseCoopers LLP. It is expected that representatives of PricewaterhouseCoopers LLP will be present at the Special Meeting and available to respond to questions. Such representatives will be given an opportunity to make a statement if they desire to do so.

Legal Proceedings

   Sundance is involved in various routine legal proceedings incidental to the conduct of its business. Management believes that none of these legal proceedings will have a material adverse impact on the financial condition or results of operations of Sundance.

Proposals of Shareholders

   Sundance presently anticipates that its next Annual Meeting of Shareholders will be held on March 3, 2000. Any proposal by a shareholder of Sundance intended to be presented at the 2000 Annual Meeting of Shareholders must be received by Sundance at its principal executive office not later than November 4, 1999 for inclusion in Sundance's Proxy Statement and form of proxy relating to that meeting. Any stockholder proposal for consideration at the next Annual Meeting of Shareholders will be considered untimely if received by Sundance later than January 17, 2000. Sundance form of proxy for the next annual Meeting of Shareholders will confer discretionary authority upon the persons named as proxies to vote on any untimely shareholder proposals.

Shareholder List

   A list of shareholders entitled to vote at the Special Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each shareholder, will be open to the examination of any shareholder, for any purpose germane to the Special Meeting, during ordinary business hours, for a period of at least ten days prior to the Special Meeting and continuing through the date of the Special Meeting, at the offices of Sundance, 150 West Center Court, Schaumburg, Illinois 60195.

   PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED.

                                          By Order of the Board of Directors,

                                          /s/ David Apter

                                          David Apter
                                          Corporate Secretary

                                   APPENDIX A



                          Sale and Purchase Agreement

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          SALE AND PURCHASE AGREEMENT

                                  by and among

                             SUNDANCE HOMES, INC.,

                      SUNDANCE SUBURBAN PROPERTIES, INC.,

                             REMBRANDT HOMES, INC.,

                          LOCKPORT DEVELOPMENT, INC.,

                       MCCARTY'S MILL DEVELOPMENT, INC.,

                           SUTTON DEVELOPMENT, INC.,

                             SAR DEVELOPMENT, INC.,

                          MATTESON DEVELOPMENT, INC.,

                        WALNUT POINTE DEVELOPMENT, INC.,

                                      and

                                  CENTEX HOMES

                                 April 2, 1999


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I--TERMS OF THE TRANSACTION.......................................  A-1
  1.1 Sale of Assets......................................................  A-1
  1.2 Excluded Assets.....................................................  A-2
  1.3Consideration........................................................  A-2
  1.4Holdback.............................................................  A-3
  1.5Earnest Money........................................................  A-3
  1.6Tax Allocation.......................................................  A-3
  1.7Assumed Liabilities..................................................  A-3
  1.8Excluded Liabilities.................................................  A-4

ARTICLE II--THE CLOSING...................................................  A-5
  2.1Time and Place of Closing............................................  A-5
  2.2Deliveries of the Selling Parties at the Closing.....................  A-5
  2.3Deliveries of Buyer at the Closing...................................  A-6

ARTICLE III--REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES............  A-6
  3.1Organization.........................................................  A-6
  3.2Qualification........................................................  A-7
  3.3Power and Authority..................................................  A-7
  3.4Subsidiaries.........................................................  A-7
  3.5Organizational Documents of the Company and its Subsidiaries.........  A-8
  3.6No Default Resulting from Agreement..................................  A-8
  3.7Required Consents and Approvals......................................  A-8
  3.8Financial Statements/SEC Filings.....................................  A-8
  3.9Undisclosed Liabilities..............................................  A-9
  3.10 Reserved...........................................................  A-9
  3.11 Reserved...........................................................  A-9
  3.12 Real Property......................................................  A-9
  3.13 Leases............................................................. A-12
  3.14 Health and Safety.................................................. A-12
  3.15 Legal Proceedings.................................................. A-12
  3.16 Tax Matters........................................................ A-13
  3.17 Permits............................................................ A-14
  3.18 Personal Property.................................................. A-14
  3.19 Contracts.......................................................... A-14
  3.20 Conduct in the Ordinary Course; Absence of Certain Changes, Events
   and Conditions......................................................... A-16
  3.21 Insurance.......................................................... A-17
  3.22 Environmental Matters.............................................. A-17
  3.23 Intellectual Property Rights....................................... A-19
  3.24 Employee Benefit Plans............................................. A-19
  3.25 Labor Relations.................................................... A-19
  3.26 Reserved........................................................... A-20
  3.27 Transactions with Affiliates....................................... A-20
  3.28 Brokerage Fees..................................................... A-20
  3.29 Representations and Warranties..................................... A-20

ARTICLE IV--REPRESENTATIONS AND WARRANTIES OF BUYER....................... A-21
  4.1 Existence........................................................... A-21
  4.2 Power; No Conflict.................................................. A-21

  4.3 Director Approval.................................................... A-21
  4.4 No Consents Necessary................................................ A-21
  4.5 No Default Resulting from Agreement.................................. A-21
  4.6 Brokers or Finders................................................... A-21

ARTICLE V--ACTIONS OF THE SELLING PARTIES BEFORE THE CLOSING DATE.......... A-21
  5.1 Conduct of Business.................................................. A-21
  5.2 Restrictions on Certain Actions Before Closing....................... A-21

ARTICLE VI--ADDITIONAL AGREEMENTS.......................................... A-23
  6.1 Access to Information................................................ A-23
  6.2 Notification of Certain Matters...................................... A-23
  6.3 Acquisition Proposals................................................ A-23
  6.4 Schedules............................................................ A-25
  6.5 Reasonable Best Efforts.............................................. A-25
  6.6 Solicitation of Shareholder Approval by the Company.................. A-25
  6.7 Public Announcements................................................. A-25
  6.8 Indemnification of Claims of Brokers................................. A-25
  6.9 Fees and Expenses.................................................... A-25
  6.10 Tax Matters......................................................... A-26
  6.11 Nondisclosure....................................................... A-26
  6.12 Non-Competition..................................................... A-27
  6.13 Employees and Employee Benefits..................................... A-27
  6.14 Good Title: Title Insurance......................................... A-28
  6.15 Further Assurances.................................................. A-30
  6.16 Selling Parties' Name............................................... A-30
  6.17 Release of Bonds.................................................... A-30
  6.18 Kaco Partnership.................................................... A-30
  6.19 Illinois Income Tax Withholding..................................... A-31
  6.20 Compliance with Illinois Responsible Transfer Act of 1988........... A-31
  6.21 Design Center....................................................... A-31
  6.22 Work-in Progress.................................................... A-31
  6.23 Warranty and Winter Work Agreement.................................. A-31
  6.24 Fairness Opinion.................................................... A-31
  6.25 Assignment of Remedies Against Subcontractors....................... A-32
ARTICLE VII--CONDITIONS TO OBLIGATIONS OF SELLING PARTIES.................. A-32
  7.1Covenants and Agreements Performed.................................... A-32
  7.2Representations and Warranties True................................... A-32
  7.3Reserved.............................................................. A-32
  7.4Reserved.............................................................. A-32
  7.5Board and Shareholder Approval........................................ A-32
ARTICLE VIII--CONDITIONS TO OBLIGATIONS OF BUYER........................... A-33
  8.1Feasibility Period.................................................... A-33
  8.2Covenants and Agreements Performed.................................... A-33
  8.3Default............................................................... A-33
  8.4Representations and Warranties True................................... A-33
  8.5No Material Adverse Change............................................ A-33
  8.6Consents.............................................................. A-33
  8.7RPTA.................................................................. A-33
  8.8Closing Deliveries.................................................... A-33
  8.9Litigation............................................................ A-34

  8.10 Environmental Audit................................................. A-34
  8.11 Reserved............................................................ A-34
  8.12 Selling Parties Board of Directors and Shareholder Approval......... A-34
ARTICLE IX--TERMINATION.................................................... A-34
  9.1Termination........................................................... A-34
  9.2Effect of Termination................................................. A-36
ARTICLE X--TERMINATION PAYMENTS............................................ A-36
  10.1 Termination Fee Deposit............................................. A-36
  10.2 Delivery of Earnest Money Deposit................................... A-37
  10.3 Judicial Enforcement................................................ A-37
ARTICLE XI--INDEMNIFICATION................................................ A-37
  11.1 Indemnification by the Selling Parties.............................. A-37
  11.2 Indemnification by Buyer............................................ A-38
  11.3 Third-Party Claims.................................................. A-38
  11.4 Notice.............................................................. A-38
  11.5 Right of Set Off.................................................... A-38
  11.6 Good Faith Exercise; No Breach...................................... A-40
  11.7 Indemnity Basket and Maximum Recovery............................... A-40
ARTICLE XII--SURVIVAL...................................................... A-40
  12.1 Survival of Representations and Warranties.......................... A-40
  12.2 Survival of Agreements and Covenants................................ A-40
ARTICLE XIII--MISCELLANEOUS................................................ A-41
  13.1Predecessors Included................................................ A-41
  13.2Notices.............................................................. A-41
  13.3Bulk Sales Law....................................................... A-42
  13.4No Obligation of Buyer Before the Closing............................ A-42
  13.5Entire Agreement..................................................... A-42
  13.6Binding Effect; Assignment; No Third Party Benefit................... A-42
  13.7Reserved............................................................. A-42
  13.8Governing Law........................................................ A-42
  13.9Descriptive Headings................................................. A-42
  13.10 Gender............................................................. A-42
  13.11 References......................................................... A-42
  13.12 Counterparts....................................................... A-43
  13.13 Construction....................................................... A-43
  13.14 Reserved........................................................... A-43
  13.15 Waiver of Jury Trial............................................... A-43
ARTICLE XIV--DEFINITIONS................................................... A-43
  14.1Certain Defined Terms................................................ A-43
  14.2Certain Additional Defined Terms..................................... A-46

                              SCHEDULE OF EXHIBITS

Exhibit A--Earnest Money Escrow Agreement
Exhibit B--Legal Opinion for Selling Parties
Exhibit C--Form of Bill of Sale
Exhibit D--Form of Special Warranty Deed
Exhibit E--Noncompetition Agreement of Maurice Sanderman
Exhibit F--Legal Opinion of Buyer
Exhibit G--Voting Agreement
Exhibit H--Termination Fee Promissory Note
Exhibit I-- Performance Guarantee Agreement

                                   SCHEDULES

Schedule 1.1--Assets
Schedule 1.2--Excluded Assets
Schedule 1.3--Purchase Price
Schedule 1.7--Assumed Liabilities
Schedule 2.2--Liens
Schedule 3.2--Qualification
Schedule 3.4--Subsidiaries
Schedule 3.6--No Default Resulting from Agreement
Schedule 3.7--Required Consents and Approvals
Schedule 3.8--Financial Statements
Schedule 3.12--Real Property
Schedule 3.13--Leases
Schedule 3.14--Health and Safety
Schedule 3.15--Legal Proceedings
Schedule 3.16--Tax Matters
Schedule 3.17--Permits
Schedule 3.19--Contracts
Schedule 3.20--Conduct in the Ordinary Course
Schedule 3.21--Insurance
Schedule 3.22--Environmental Matters
Schedule 3.23--Intellectual Property Rights
Schedule 3.25--Labor Relations
Schedule 3.27--Transactions with Affiliates
Schedule 6.17--Release of Bonds

                          SALE AND PURCHASE AGREEMENT

   This SALE AND PURCHASE AGREEMENT (this "Agreement") is made and entered into effective as of April 2, 1999 (the "Effective Date"), by and among SUNDANCE HOMES, INC., an Illinois corporation ("Seller" or the "Company"), SUNDANCE SUBURBAN PROPERTIES, INC., an Illinois corporation ("SSPI"), REMBRANDT HOMES, INC., an Illinois corporation ("Rembrandt"), LOCKPORT DEVELOPMENT, INC., an Illinois corporation ("Lockport", MCCARTY'S MILL DEVELOPMENT, INC., an Illinois corporation ("MMDI"), SUTTON DEVELOPMENT, INC., an Illinois corporation ("Sutton"), SAR DEVELOPMENT, INC., an Illinois corporation ("SAR"), MATTESON DEVELOPMENT, INC., an Illinois corporation ("Matteson"), WALNUT POINTE DEVELOPMENT, INC., an Illinois corporation ("Walnut," along with SSPI, Rembrandt, Lockport, MMDI, Sutton, SAR and Matteson are collectively referred to as the "Subsidiaries"), and CENTEX HOMES, a Nevada general partnership ("Buyer").

                                  WITNESSETH:

   WHEREAS, the Company and the Subsidiaries (collectively, the "Selling Parties") own certain assets, including real property, used in the business of constructing and marketing single-family detached residential homes, townhomes and duplexes in the greater Chicago, Illinois suburban area, as more particularly described in this Agreement (the "Business"). It is understood and agreed that "Business" as used herein shall not include certain assets listed on Schedule 1.2(i) relating to certain discontinued projects in the Selling Parties' suburban operations.

   WHEREAS, Buyer has agreed to purchase from the Selling Parties, and the Selling Parties have agreed to sell to Buyer, certain properties and assets, including, but not limited to, the properties and assets which are described on Schedule 1.1 and used in the Business.

   NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

                                   ARTICLE I

                           TERMS OF THE TRANSACTION

    1.1 Sale of Assets. At the Closing (as defined below) and on the terms and subject to the conditions set forth in this Agreement, the Selling Parties shall sell, assign, transfer, deliver and convey (collectively, "transfer"), or cause to be transferred, to Buyer, and Buyer shall purchase from the Selling Parties, all of the following assets and properties of the Selling Parties existing on the Closing Date (as defined below):

     (i) All right, title and interest of the Selling Parties in and to any parcels of land owned in fee and any improvements thereon located in the Chicago, Illinois suburban area (including developed land and lots, undeveloped land and parcels of land included in ongoing development projects, model homes (the "Owned Model Homes") and houses under construction) listed and described in Schedule 1.1(i) attached hereto and all rights and appurtenances incidental thereto, including all right, title and interest in and to water rights, mineral rights and adjacent easements, streets, alleys and rights-of-way (collectively, the "Housing Property");

     (ii) All right, title and interest of the Selling Parties in and to any of the following properties and assets associated with the Business (collectively, the "Personal Property"): (a) furnishings located in the Model Homes (as defined below), furniture, fixtures, equipment, computers and machinery, (b) earnest money deposits under Land Purchase Agreements (as defined below), deposits and all other claims and rights of action of any kind now or hereafter existing or arising which relate to the ownership, operation, development or construction of the Housing Property or other tangible and intangible personal property of the Selling Parties, including rights to recapture refunds due to the Selling Parties from municipalities, towns and cities, or from other third parties, for improvements to land adjacent to any of the Housing Property,
  (c) documents evidencing the Selling Parties' right or entitlement to acquire water service or sewer service, (d) the name "Rembrandt Homes" and any derivatives or designs thereof, either in word form or as a design, and any other names, trademarks, service marks, trade names, brand names, logos or slogans or any other Intellectual Property (as defined below) used or available for use by the Selling Parties in the Business (except for the name "Sundance" and derivatives or designs thereof), together with all goodwill associated therewith and all rights to sue for and receive damages or other relief in respect of any past infringement or other violation of any rights thereto, (e) all governmental approvals, licenses, permits, rights and other kinds of entitlement relating to the Housing Property, and
  (f) site plans, subdivision plans, development plans, soil and substrata surveys, studies, architectural renderings, plans and specifications, engineering plans and studies, house plans, floor plans, landscape plans and all other plans, diagrams or studies of any kind relating to the Housing Property, including, but not limited to, the Personal Property listed and described on Schedule 1.1(ii);

     (iii) All rights and interests of the Selling Parties under or in respect of (a) any written contracts or agreements for the purchase of lots and/or parcels of land located in the Chicago, Illinois suburban area (the "Land Purchase Agreements"), including, but not limited to, the Land Purchase Agreements listed or described in Schedule 1.1(iii)(a), subject, however, to the Selling Parties obtaining the consents necessary to assign the rights with respect thereto, (b) any written contracts or agreements for the sale of completed homes located in the Chicago, Illinois suburban area (the "Sales Contracts") that are listed and described on Schedule 3.12(iii), (c) any other written or oral contracts, commitments and agreements of the Selling Parties related to the Business, including sales contracts, subcontracts, leases of personal property, executory agreements to option or buy land, and guaranties and warranties issued to the Selling Parties, relating to the Housing Property or the Personal Property listed or described in Schedule 1.1(iii)(c) (the "Contracts"), subject, however, to the Selling Parties obtaining the consents necessary to assign the rights with respect thereto, (d) any written contracts or agreements for the lease of model homes located in the Chicago, Illinois suburban area listed or described on Schedule 1.1(iii)(d) (the "Leased Model Homes" and, together with the Owned Model Homes, the "Model Homes"), and (e) the Sundance-Kaco Limited Partnership, an Illinois limited partnership (the "Kaco Partnership"); and

     (iv) All other properties, assets, claims, rights and entitlements of the Selling Parties of any kind, character and description whatsoever (whether or not reflected on the books of the Selling Parties and whether real, personal or mixed, tangible or intangible, contingent or otherwise) used, or available for use, in the Business or necessary for the continuation of the Business or operations consistent with past practice (the "Miscellaneous Property").

   The Housing Property, the Personal Property, the Land Purchase Agreements, the Sales Contracts, the Contracts, the Leased Model Homes, the Kaco Partnership and the Miscellaneous Property are hereinafter collectively referred to as the "Assets." The Assets shall be sold to Buyer free and clear of all Liens (as defined below), except for the Permitted Encumbrances (as defined below) or, as necessary, assigned to Buyer.

   1.2 Excluded Assets. Notwithstanding any provision contained in this Agreement to the contrary, the assets relating to certain discontinued projects in the Selling Parties' suburban operations not used in the Business and described in Schedule 1.2(i) and the other assets and properties of the Selling Parties used in the Selling Parties' Chicago, Illinois urban homebuilding operations described on Schedule 1.2(ii) shall be excluded from the Assets to be transferred to Buyer (the "Excluded Assets").

   1.3 Consideration. Buyer shall pay to the Selling Parties at the Closing the aggregate purchase price calculated in the manner set forth on Schedule
1.3 (the "Purchase Price") less the Holdback (as defined below). The Purchase Price, less the Holdback, shall be paid to the Selling Parties in immediately available funds by confirmed wire transfer to a bank account designated by the Selling Parties.

   1.4 Holdback. In order to secure the indemnity obligation of the Selling Parties under Article XI, and without limiting any other rights which Buyer may have pursuant to this Agreement or otherwise, Buyer shall be entitled to withhold from the Purchase Price payable to the Selling Parties at the Closing the amount of Two Million Dollars ($2,000,000) (the "Holdback"), which amount shall accrue interest at the rate of 8% per year and be held by Buyer for two years following the Closing Date in accordance with the terms and conditions set forth in Section 11.5. On the first anniversary of the Closing Date, One Million Dollars ($1,000,000) of the Holdback, less any amounts paid to Buyer pursuant to Section 11.5 as Liquidated Losses or withheld as a Setoff Reserve, shall be paid to the Selling Parties. On the second anniversary of the Closing Date, the amount, if any, including interest accrued thereon, remaining in such Holdback (other than amounts reserved by Buyer pursuant to Section 11.5(ii)) shall be promptly distributed to the Selling Parties.

   1.5 Earnest Money. Buyer shall, within two (2) Business Days of the execution of the escrow agreement (the "Earnest Money Escrow Agreement") attached hereto as Exhibit A, cause to be deposited with TICOR Title Insurance Company, as escrow agent selected by the parties, earnest money in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Earnest Money Deposit") in accordance with the Earnest Money Escrow Agreement. The Earnest Money Deposit shall either be applied to the Purchase Price at Closing, returned to Buyer in accordance with Section 10.2(i), or delivered to Seller as liquidated damages in accordance with Section 10.2(ii).

   1.6 Tax Allocation. The Purchase Price shall be allocated among the Assets in the manner set forth in a schedule that shall be prepared by the parties within five days prior to the Closing Date (the "Purchase Price Allocation Schedule"). The parties shall use the allocations contained in the Purchase Price Allocation Schedule for purposes of any required tax returns or other filings made with the Internal Revenue Service pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended. In addition, the parties shall determine the value of the agreement of the Selling Parties not to compete with Buyer as set forth in Section 6.12 of this Agreement.

   1.7 Assumed Liabilities. Buyer agrees to assume, upon the terms and subject to the conditions set forth herein, at the Closing, and thereafter to pay, perform and discharge, the following liabilities and obligations of the Selling Parties (but only such liabilities and obligations) (the "Assumed Liabilities"):

     (i) All obligations of the Selling Parties accruing after the Closing Date under the Land Purchase Agreements, the Contracts, the Sales Contracts and the Leased Property leases identified in Schedules 1.1(iii)(a), 1.1(iii)(c), 3.12(iii) and 1.1(iii)(d) hereto, respectively.

     (ii) All obligations of the Selling Parties accruing after the Closing Date under the Permits (as defined below) included in the Assets, but only to the extent that such obligations arise from the operation of the Assets after the Closing Date.

     (iii) All obligations of the Selling Parties to perform warranty repairs pursuant to the express terms of the Selling Parties' warranty, a copy of which is attached hereto as Schedule 1.7(iii)(a), to residential homes that are located in those neighborhoods listed on Schedule 1.7(iii)(b) and the sales of which were closed by any of the Selling Parties in the twelve (12) months immediately preceding the Closing Date, except that Buyer shall not be responsible in any way for such warranty repairs with respect to such residential homes to the extent such repairs (including the costs of material and labor) either (a) exceed One Thousand Dollars ($1,000) in direct costs per residential home or an average of Three Hundred Dollars ($300) per residential home or (b) are not within the scope of the express warranty attached on Schedule 1.7(iii)(a).

     (iv) All other obligations of the Selling Parties related solely to the Assets (other than the Land Purchase Agreements, the Contracts, the Sales Contracts, the Leased Property leases and the Permits, which obligations are being assumed pursuant to Sections 1.7(i) and (ii) above) accruing after the Closing Date in the ordinary course of business.

     (v) All amounts to be paid for work-in-progress performed in the ordinary course for which an invoice is delivered to the Selling Parties after the date of the Pre-Closing Balance Sheet (as defined in Schedule 1.3) for work performed on any of the Developed Property (regardless of whether such work is performed before the Closing Date). As used in this provision, work-in-progress is performed "in the ordinary course" if it is work done on a home included in the Assets that adds value to the home commensurate with (and at) the price specified in the applicable Contract. The liability assumed in this provision is the full price stated in the Contract, less any increment already paid, but does not include any additional charges and/or rework necessary to correct construction defects.

     (vi) All ad valorem property Taxes with respect to the Assets for the period applicable to 1998 and 1999 not yet due and payable prior to the Closing Date, to the extent that Buyer has received a proration credit as calculated pursuant to Section 6.10(iv).

     (vii) The liabilities for retention payments securing performance of subcontractor work that are set forth on Schedule 1.7(vii).

     (viii) The obligations of the Selling Parties related to the Kaco Partnership accruing after the Closing Date, to the extent the Selling Parties' interest in the Kaco Partnership is assigned, transferred or conveyed to Buyer.

   1.8 Excluded Liabilities. Buyer shall not be obligated to pay, assume, perform or discharge any liability or obligation of the Selling Parties other than the Assumed Liabilities. In addition, except as expressly otherwise provided in this Agreement, Buyer shall not pay, assume, perform or discharge any of the following debts, liabilities or obligations of the Selling Parties (the "Excluded Liabilities"):

     (i) Liabilities in respect of any claims or Proceedings (as defined below) related to the Assets accruing before or on the Closing Date.

     (ii) Any liability or obligation of the Selling Parties resulting from or relating to the employment relationship between the Selling Parties and any of the Selling Parties' present or former employees or the termination of any such employment relationship, including without limitation severance pay and other similar benefits, if any, and any claims filed on or before the Closing Date or which may thereafter be filed by or on behalf of any such present or former employee relating to the employment or termination of employment of any such employee by a Selling Party, including without limitation any claim for wrongful discharge, breach of contract, unfair labor practice, employment discrimination, unemployment compensation, or workers' compensation.

     (iii) Liabilities or obligations of the Selling Parties arising from conditions existing on or before the Closing Date under Environmental Laws (as defined below).

     (iv) Liabilities or obligations the existence of which causes (alone or together with other facts) a representation or warranty of the Selling Parties contained in this Agreement to be untrue or which causes any covenant of the Selling Parties contained herein to be breached.

     (v) Liabilities or obligations of the Selling Parties under the Land Purchase Agreements, the Sales Contracts, the Contracts, the Leased Property leases and the Permits to the extent that such liabilities or obligations accrue or arise on or before the Closing Date.

     (vi) Liabilities or obligations of the Selling Parties existing at or arising after the Closing Date under the Sales Contracts, the Contracts, the Land Purchase Agreements, the Leased Property leases, the Permits or any other leases, contracts or agreements included in the Assets which results from the breach, default, or wrongful action or inaction of the Selling Parties before the close of business on the Closing Date.

     (vii) Any liabilities or obligations of the Selling Parties relating to the Excluded Assets.

     (viii) Except as set forth in Section 1.7 (iii) above, any liability or obligation of the Selling Parties in respect of any express or implied representation, warranty, agreement or guaranty made (or claimed to have been made) by the Selling Parties, or imposed (or asserted to be imposed) by operation of law, in respect of any products produced, distributed, or sold by the Selling Parties or services performed in connection with the Business or the Assets on or before the Closing Date.

     (ix) Any income Tax (as defined below) liabilities or deficiencies arising from the Assets, whether federal, state, or local Taxes, in each such case to the extent applicable to periods ending on or before the Closing Date.

     (x) Expenditures and obligations necessary to complete the construction of or landscaping surrounding residential homes that the Selling Parties have constructed and closed on or before the Closing Date (the "Winter Work").

                                  ARTICLE II

                                  THE CLOSING

   2.1 Time and Place of Closing. The sale and purchase of the Assets shall be consummated at a closing (the "Closing") to be held at the offices of Katten Muchin & Zavis in Chicago, Illinois on or before April 30, 1999, or on such other date as the parties may mutually agree upon in writing; provided, however, that Buyer or the Company may extend the Closing as necessary to fulfill any closing condition that this Agreement requires such party to perform on or prior to the Closing Date; provided, further, however, that in no event shall any party extend the Closing past July 30, 1999. The date and time of the Closing is hereinafter referred to as the "Closing Date." All Closing transactions shall be deemed to have occurred simultaneously.

   2.2 Deliveries of the Selling Parties at the Closing. At the Closing, the Selling Parties will deliver to Buyer the following:

     (i) A copy of the Articles of Incorporation of each of the Selling Parties certified by the appropriate authority of the State of Illinois dated no earlier than five (5) days before the Closing Date.

     (ii) One or more certificates of the appropriate authority of the State of Illinois, dated no earlier than fifteen (15) days before the Closing Date, with respect to the payment of all franchise taxes by each of the Selling Parties and the corporate existence of each of the Selling Parties in the State of Illinois.

     (iii) A certified copy of corporate resolutions duly adopted by the Board of Directors of each of the Selling Parties authorizing the consummation of the transactions contemplated hereby, duly executed by their respective Secretaries.

     (iv) A certificate from the Secretary of each of the Selling Parties that the shareholders of each of the Selling Parties have authorized the consummation of the transactions contemplated by this Agreement.

     (v) Subject to the receipt by the Selling Parties of the necessary consents (as listed on Schedule 3.7), the assignment of the Kaco Partnership interest and the profit participation agreement, if applicable, the Contracts, the Sales Contracts, the Land Purchase Agreements and the Leased Property leases.

     (vi) The certificates to be delivered by each of the Selling Parties in accordance with Sections 8.2 through 8.5.

     (vii) The opinion of Katten Muchin & Zavis, counsel to the Selling Parties, in the form attached hereto as Exhibit B.

     (viii) A Bill of Sale (the "Bill of Sale"), dated the Closing Date, in the form attached hereto as Exhibit C, whereby the Assets (other than the Housing Property, the Land Purchase Agreements and the Kaco Partnership) are to be conveyed and assigned by the Selling Parties to Buyer, duly executed by each of the Selling Parties, as applicable.

     (ix) One or more special warranty deeds ("Special Warranty Deeds"), all dated the Closing Date, in the form attached hereto as Exhibit D, as shall be effective to vest in Buyer title to the Housing Property.

     (x) The owner's policies of title insurance required under Section 6.14.

     (xi) Originals or, to the extent originals are not available, copies as listed on Schedule 2.2(xi), of all the Sales Contracts, the Contracts, the Land Purchase Agreements and the Selling Parties' records related to the Kaco Partnership, and copies of all of the Selling Parties' records, files and other data relating to the Assets, which documents the Selling Parties represent and warrant are in the Selling Parties' office in Schaumburg, Illinois.

     (xii) All consents or approvals of any third party which are necessary in order for the assignment, conveyance or transfer of any part of the Assets to be valid and effective.

     (xiii) A Certificate of Non-Foreign Status duly executed by each of the Selling Parties pursuant to Section 1445 of the Code and the regulations promulgated thereunder.

     (xiv) All instruments and documents required by Buyer from the Selling Parties in order to assign to Buyer all of the right, title and interest of the Selling Parties in and to all protective covenants, conditions and restrictions and similar documents relative to the Housing Property.

     (xv) Except as set forth in Schedule 3.17(v), all instruments and documents required by Buyer from the Selling Parties in order to assign to Buyer all of the right, title and interest of the Selling Parties in and to the Permits.

     (xvi) Current UCC search reports showing no Liens as to the Personal Property other than the Liens listed in Schedule 2.2(xvi).

     (xvii) All such duly authorized and executed documents as may be required to change the name or the assumed name of any Selling Party, if applicable, as of the date hereof to another name bearing no similarity to "Rembrandt Homes," including without limitation, an amendment to the articles of incorporation of such Selling Party or Parties, as the case may be, providing for such change of name and appropriate name change notices for each state in which such Selling Party or Parties, as the case may be, are qualified to do business.

     (xviii) A noncompetition agreement executed by Maurice Sanderman, in the form provided in Exhibit E (the "Noncompetition Agreement").

     (xix) Assignment of the Selling Parties' rights under existing Homeowners' Associations related to any of the Housing Property.

     (xx) All other instruments and documents required to be executed and delivered by the Selling Parties to Buyer at the Closing pursuant to the provisions of this Agreement.

   2.3 Deliveries of Buyer at the Closing. At the Closing, Buyer shall deliver to the Selling Parties the following, in form and content reasonably satisfactory to the Selling Parties:

     (i) A copy of the general partnership agreement of Buyer, certified by an assistant secretary of the general partner of Buyer.

     (ii) A copy of the Articles of Incorporation of the managing general partner of Buyer, certified by the Secretary of the State of Nevada no earlier than thirty (30) days before the Closing Date.

     (iii) A certificate of the Secretary of State of Nevada, dated no earlier than thirty (30) days before the Closing Date, with respect to the corporate existence of the managing general partner of Buyer in the State of Nevada.

     (iv) A certificate of the Secretary of the State of Illinois, dated no earlier than thirty (30) days before the Closing Date, with respect to the qualification of Buyer to transact business in the State of Illinois.

     (v) A certified copy of corporate resolutions duly adopted by the Board of Directors of the managing general partner of Buyer authorizing the consummation of the transactions contemplated hereby by Buyer, duly executed by the Secretary or an Assistant Secretary of the managing general partner of Buyer.

     (vi) The opinion of Brian J. Woram, counsel for the managing general partner of Buyer, in the form attached hereto as Exhibit F.

     (vii) The Purchase Price in immediately available funds by wire transfer.

     (viii) Instruments of assumption in form and substance reasonably satisfactory to the Selling Parties pursuant to which Buyer shall assume, at the Closing, and thereafter pay, perform and discharge, the Assumed Liabilities.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES

   As an inducement to execute this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants, and each Selling Party jointly and severally represents and warrants to Buyer as follows:

   3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. No Proceedings to dissolve the Company are pending or threatened.

   3.2 Qualification. Each of the Company and the Subsidiaries is duly qualified or licensed to do business and each of the Company and the Subsidiaries is in good standing in each of the jurisdictions set forth opposite its name on Schedule 3.2, which are all the jurisdictions in which it owns, leases, or operates property or in which such qualification or licensing is required for the conduct of its business.

   3.3 Power and Authority. The Company has all requisite corporate power and authority to own or lease its assets and properties and to conduct its business as and in the places where such assets and properties are now owned, leased or operated, and such business is now conducted, and the Company has complied in all material respects with all federal, state, local and foreign laws with respect to its operations and the conduct of its business. The Company has all requisite corporate power and authority to make, execute and perform this Agreement and the transactions contemplated hereby and the execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action of the Company. This Agreement has been duly and validly executed and delivered by the Company and each of the Subsidiaries and is a valid and binding obligation of the Company and each of the Subsidiaries, enforceable in accordance with its terms except that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws and judicial decisions affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

   3.4 Subsidiaries.

     (i) The Company does not own, directly or indirectly, any capital stock of any corporation or have any direct or indirect equity or ownership interest in any other person (as defined below) involved in the activities of the Business, other than the Subsidiaries. Schedule 3.4(i) lists each Subsidiary, the jurisdiction of incorporation of each Subsidiary, and the authorized and outstanding capital stock of each Subsidiary. Each Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted and the Subsidiaries have complied in all material respects with all federal, state, local and foreign laws with respect to their respective operations and the conduct of the Business. No Proceedings to dissolve any Subsidiary are pending.

     (ii) Except as otherwise indicated on Schedule 3.4(ii), all the outstanding capital stock of each Subsidiary is owned directly or indirectly by the Company, free and clear of all Encumbrances (as defined below) and on Closing Date the Company will be the record and beneficial owner and holder of all of the outstanding capital stock of each Subsidiary and will have good, valid and marketable title to all of the issued and outstanding capital stock of each Subsidiary. All outstanding shares of capital stock of each Subsidiary have been validly issued and are fully paid and nonassessable. No shares of capital stock of any Subsidiary are subject to, nor have any been issued in violation of, preemptive or similar rights.

     (iii) Except as set forth on Schedule 3.4(iii), there are (and as of the Closing Date there will be) outstanding (a) no shares of capital stock or other voting securities of any Subsidiary, (b) no securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities of any Subsidiary, (c) no options or other rights to acquire from the Company or any Subsidiary, and no obligation of the Company or any Subsidiary to issue or sell, any shares of capital stock or other voting securities of any Subsidiary or any securities convertible into or exchangeable for such capital stock or voting securities, and (d) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to any Subsidiary. There are (and as of the Closing Date there will be) no outstanding obligations of the Company or any Subsidiary to repurchase, redeem, or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests, or rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any Subsidiary's capital stock.

   3.5 Organizational Documents of the Company and its Subsidiaries. The Company has delivered to Buyer accurate and complete copies of (i) the charter and bylaws of each of the Company and the Subsidiaries as currently in effect,
(ii) the stock records of each of the Subsidiaries, and (iii) the minutes of all meetings of the respective Boards of Directors of the Company and the Subsidiaries, any committees of such Boards, and the shareholders of the Company and the Subsidiaries (and all consents in lieu of such meetings). Such records, minutes, and consents accurately reflect the stock ownership of the Subsidiaries and all actions taken by such Boards of Directors, committees, and shareholders. Neither the Company nor any Subsidiary is in violation of any provision of its charter or bylaws, other than violations which, individually or in the aggregate, do not and will not have a material adverse effect on the Business, Assets, results of operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries considered as a whole.

   3.6 No Default Resulting from Agreement. Neither the execution and delivery of this Agreement nor the performance of its terms will result in any breach of the terms and conditions of, or constitute a default under or result in the acceleration, modification or cancellation of, the charter or bylaws of the Company or any Subsidiary or, except as set forth in Schedule 3.6, any agreement, lease, mortgage, note, instrument, undertaking, judgment, decree, governmental order or other restriction or obligation to which a Selling Party is a party or by which a Selling Party or any of the Assets may be bound or affected.

   3.7 Required Consents and Approvals. Except as set forth on Schedule 3.7, no consent, application, registration, qualification, authorization or other action is required to be filed, given, obtained or taken by virtue of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby in order to avoid (x) the loss of any Permit or other governmental authorization or (y) the violation or breach of, or the default under, any regulation, order, decree or award of any court or Governmental Authority (as defined below) or any Contract, Sales Contract, Land Purchase Agreement, lease, mortgage, note or any other instrument to which a Selling Party is a party and which relates to the Business or to which it or any of the Assets are subject, except for such losses of Permits or other governmental authorization, violations or defaults as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below).

   3.8 Financial Statements/SEC Filings.

     (i) The Company has delivered to Buyer accurate and complete copies of
  (a) the Company's consolidated balance sheets as of September 30, 1997 and 1998, and the related consolidated statements of income for each of the years then ended (the "Year-End Financial Statements"), and (b) the Company's unaudited consolidated balance sheet as of December 31, 1998 (the "Latest Balance Sheet"), and the related unaudited consolidated statement of income for the three-month period then ended (the "Latest Financial Statements"), in each case certified by the Chief Financial Officer of the Company (the Year-End Financial Statements and the Latest Financial Statements and the notes thereto being herein collectively referred to as the "Financial Statements"). Except as set forth on Schedule 3.8(i), the Financial Statements (a) have been prepared from the books and records of the Company in conformity with GAAP (as defined below) applied on a basis consistent with preceding years throughout the periods involved, and (b) accurately and fairly present the Company's financial position as of the respective dates thereof and its results of operations for the periods then ended. Except as disclosed on Schedule 3.8(ii), since December 31, 1998, the Company has not discharged any liabilities or obligations involving the payment of an amount in excess of the amount reflected or reserved for such liability or obligation on the Latest Balance Sheet.

     (ii) The Company has filed with the Securities and Exchange Commission all forms, reports, schedules, statements, and other documents required to be filed by it since January 1, 1997 under the Securities Act (as defined below), the Exchange Act (as defined below), and all other federal securities laws (as such documents have been amended since the time of their filing, collectively, the "SEC Filings"). The Company has delivered to Buyer accurate and complete copies of all the SEC Filings in the form filed by the Company with the Securities and Exchange Commission. The SEC Filings, at the time filed, complied in all material respects with all applicable requirements of federal securities laws. To the knowledge of the Company, none of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

   3.9 Undisclosed Liabilities. Except (i) liabilities fully reflected or provided for on the Latest Balance Sheet or (ii) current liabilities that have arisen since the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability for a breach of contract, breach of warranty, tort or infringement), to the knowledge of the Company, neither the Company nor any Subsidiary has, individually or in the aggregate, any material debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, including, without limitation, any liability or obligation on account of taxes or any governmental charges or penalty, interest or fines, required to be reflected in the Financial Statements in accordance with GAAP (as defined below) which are not contained therein.

   3.10 Reserved

   3.11 Reserved

   3.12 Real Property

     (i) Schedule 3.12(i) identifies and contains a full, complete and accurate description by lot and block and street address, if applicable, or otherwise by metes and bounds, of each lot, parcel and tract of land owned by the Selling Parties and held, used or usable in the Business that is related to the Housing Property (the "Real Property").

     (ii) Schedule 3.12(ii) identifies the real property, whether or not owned in fee simple, upon which the Selling Parties have begun development or constructed or begun construction of a residential home (the "Developed Property") and contains (a) a description of the status of completion of the development of each such lot, parcel and tract, including the status of construction of the Improvements (as defined below), if any, being constructed thereon, (b) the budgeted current estimate of costs of the Selling Parties for the completion of the development of the Developed Property and the construction of the Improvements, if any, being constructed thereon, and (c) every material obligation or commitment of the Selling Parties to construct, maintain, repair, or pay for the construction, maintenance or repair of the developments or Improvements located on or associated with properties sold, conveyed, dedicated or otherwise transferred by the Selling Parties before the date hereof, whether arising by contract, assessment, governmental action or otherwise related to the Business.

     (iii) Set forth on Schedule 3.12(iii) is (a) a list of each Sales Contract, (b) a brief description of each such contract, including the purchase price and date of sale, and (c) a brief description of the status of the payment performance of each buyer. Except as noted in Schedule 3.12(iii), (d) no buyer is in arrears in any material payment for more than thirty (30) days, (e) all Sales Contracts are in full force and effect, and are binding and enforceable in accordance with their terms and (f) all Sales Contracts are fully assignable to Buyer. Except as set forth on
  Schedule 3.12(iii)(g), no buyer under any Sales Contract is entitled to receive any monetary concession or other form of compensation from the Selling Parties in connection with its purchase of a residential home. Neither the Company or any Subsidiary, as applicable, nor, to the knowledge of the Selling Parties, any buyer of a residential home, is in default in any material way under any of the Sales Contracts.

     (iv) Except for the Permitted Encumbrances and except as set forth in
  Schedule 3.12(iv) hereto, no Real Property or Developed Property (a) serves any adjoining property to any extent (except for normal utility or drainage easements which could not reasonably be expected to affect in any material respect the use, occupancy, value or marketability of any such lot, parcel or tract of land) or (b) is located in any area determined by the Department of Housing and Urban Development to be flood prone under the Federal Flood Protection Act of 1973 or otherwise constituting a flood plain.

     (v) Except as set forth in Schedule 3.12(v), the Real Property and the Developed Property adjoins and has full, free and adequate access to and from public highways and roads, and the Selling Parties have no knowledge of any fact, event or development which would likely result in the termination of such access.

     (vi) There is (a) to the knowledge of the Selling Parties, no proposed public improvement which may involve the creation or imposition of any Encumbrance on the Real Property or Developed Property, (b) no existing or, to the knowledge of the Selling Parties, proposed plan to modify or realign any street or highway or existing, proposed or overtly threatened eminent domain, condemnation or similar proceeding which could result in the taking of all or any part of the Real Property or Developed Property or which could affect the current or planned use of the Real Property or Developed Property, (c) no proposed termination or impairment of any parking at any such Real Property or Developed Property, (d) no contemplated sale of any Real Property or Developed Property in lieu of condemnation, (e) no pending or, to the knowledge of the Selling Parties, threatened federal forfeiture proceeding with respect to the Real Property or Developed Property and (f) no other action, suit or proceeding pending or, to the knowledge of the Selling Parties, threatened before any federal or state court or other Governmental Authority relating to or affecting the use, occupancy, value or marketability of the Real Property or Developed Property.

     (vii) Except as set forth in Schedule 3.12(vii), the buildings, improvements and other facilities located within the boundary lines of any Real Property or Developed Property and the Leased Model Homes (collectively, the "Improvements"), other than those owned and used exclusively by any public utility, (a) are not in violation of any applicable setback requirements or zoning laws or ordinances, (b) are not subject to any "permitted non-conforming use" or "permitted non-conforming structure" classifications or any similar classifications under any applicable setback requirements or zoning laws or ordinances, (c) do not violate any agreements, restrictions or easements affecting any applicable portion of the Real Property or Developed Property where the same would have a Material Adverse Effect and (d) do not encroach on any easements affecting the Real Property or Developed Property.

     (viii) All Improvements, other than those owned and used exclusively by any public utility, (a) to the knowledge of the Selling Parties, are being occupied, operated and maintained in accordance with all applicable laws, ordinances, statutes, rules and regulations (including but not limited to, Environmental Laws) of any Governmental Authority, except for such violations that, in the aggregate, would not have a Material Adverse Effect, and (b) except to the extent set forth on Schedule 3.12(viii), are supplied with all utilities and other services necessary for the use thereof at full capacity for purposes of the operations currently conducted therein or contemplated therefor and the Selling Parties have no knowledge of any fact or condition that could reasonably be expected to result in the termination or material impairment of such utilities or other services. No Improvement or portion thereof is dependent for its access on any land not included on the lot upon which it is situated. No Improvement has suffered any damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition.

     (ix) Except as set forth in Schedule 3.12(ix), the Selling Parties have no knowledge of any fact, condition or impediment which would or could reasonably be expected to prevent the owner of the Real Property or Developed Property from obtaining, without incurring any unusual cost or expense (any expenses routinely incurred by the Selling Parties in the ordinary course of business shall not be deemed to be an unusual cost or expense), all necessary building permits for the construction of the Improvements upon such Real Property or Developed Property, as the case may be, other than normal and customary conditions imposed by Governmental Entities or recorded restrictive covenants or agreements in favor of property owner associations or other third parties.

     (x) Except as set forth in Schedule 3.12(x), no commitments have been made by the Selling Parties and, to the knowledge of the Selling Parties, by any predecessor-in-interest of the Selling Parties, to any Governmental Authority or to any other person or group which would impose an obligation upon any owner of the Real Property or Developed Property to make any contribution or dedication of money or land (including but not limited to any rights of access or reciprocal easement agreements) or to construct, install or maintain any improvements upon or in the vicinity of such Real Property or Developed Property, and no Governmental Authority has imposed any requirement that any developer or owner of such Real Property or Developed Property pay directly or indirectly any special fees or contributions or incur any expenses or obligations whatsoever in connection with any development or ownership thereof.

     (xi) Except as set forth in Schedule 3.12(xi) there are no leases, subleases, licenses, concessions or other agreements, whether written or oral, made by the Selling Parties, or to the knowledge of the Selling Parties, by any predecessor-in-interest of the Selling Parties, granting to any person any right to use or occupy any portion of the Real Property or Developed Property.

     (xii) Schedule 3.12(xii) is a complete listing of any and all contracts or agreements entered into by the Selling Parties or, to the knowledge of the Selling Parties, by the Selling Parties' predecessors-in-interest currently affecting all or any portion of the Real Property and the Developed Property (other than the Sales Contracts, the Contracts, the Land Purchase Agreements and the Kaco Partnership), including, without limitation, construction contracts, contracts of sale and/or purchase, brokerage agreements, service contracts, landscape contracts, utility contracts and all other agreements that affect or relate to the use, ownership, construction, service, management, development or sale of all or any portion of the Real Property or Developed Property (collectively, the "Property Agreements"), other than Property Agreements which (i) provide for aggregate payments of less than Twenty Five Thousand Dollars ($25,000) in any year, (ii) are terminable by the Selling Parties without penalty on not more than ninety (90) days' notice and (iii) could not reasonably be expected to impair in any material respect the use, occupancy, value or marketability of the Real Property or Developed Property. Copies of all of the Property Agreements have been provided or made available to Buyer. The Selling Parties have complied in all material respects with each and every undertaking, covenant and obligation under the Property Agreements and no state of facts exist that constitute or, with the passage of time or the giving of notice or both, would constitute a breach or default by the Selling Parties or, to the knowledge of the Selling Parties, the other party thereto under the Property Agreements. Except for the Contracts and the Land Purchase Agreements and except as set forth on Schedule 3.12(xii), there are no contracts of sale or outstanding options, rights of first refusal or similar rights to purchase any part of the Real Property, the Developed Property or any interest therein. Except as set forth in Schedule 3.12(xii), all of the Property Agreements are fully assignable to the Buyer.

     (xiii) Except as set forth on Schedule 3.12(xiii) hereto, there are no persons (other than the Company or a Subsidiary) in possession of any portion of the Real Property or Developed Property, whether as lessees, tenants at will or at sufferance, trespassers or otherwise.

     (xiv) Except as set forth in Schedule 3.12(xiv) hereto, to the knowledge of the Selling Parties, no Real Property or Developed Property is currently classified or regulated (or is under investigation by any Governmental Authority) as wetlands or an endangered habitat or is currently affected by endangered species under federal, state, local or foreign laws (including common law), statutes, codes, ordinances, rules or regulations.

     (xv) Attached to Schedule 3.12(xv) is a copy of each form of warranty presently offered along with a copy of each form of warranty offered within the previous 10 years by the Selling Parties in connection with the Sales Contracts related to the Business. There are no outstanding agreements or warranties between the Selling Parties or their predecessors and any customer related to the Business which materially deviates from these standard forms. The transactions contemplated by this Agreement will not entitle a customer under a Sales Contract to cancel its Sales Contract.

     (xvi) Except for bills and charges that are outstanding in the ordinary course and except as set forth on Schedule 3.12(xvi), there has been no material or labor furnished to or on the Real Property or Developed Property for which payment has not been made, there are no mechanic's or materialman's liens or claims filed against the Real Property or Developed Property and the Selling Parties have not received a notice of any claims of non-payment or claims of liens by any contractors, subcontractors, suppliers, mechanics, materialmen or artisans with respect to any work performed on or materials furnished to the Real Property or Developed Property.

     (xvii) Except as set forth in Schedule 3.12(xvii) hereto, the Selling Parties have no knowledge of any proposed or contemplated change in any applicable laws, ordinances or restrictions, or any judicial or administrative action, or any action by adjacent landowners, affecting the Real Property or Developed Property which is not specifically addressed in this Article III and which will or could reasonably be expected to impair in any material respect the use, occupancy, value or marketability or prevent or impede the development of the Real Property or Developed Property.

     (xviii) Except as set forth in Schedule 3.12(xviii), all Housing Property and Developed Property have been developed; and all components of the Improvements, including without limitation the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, sewer and storm water systems and facilities included therein, have been built to code and substantially in accordance with all applicable plans and specifications, and none of the Developed Property or the Improvements contains any latent defects that would have, individually or in the aggregate, a Material Adverse Effect. The rights and obligations of the Parties with respect to this Section 3.12(xviii) are subject to Section
  6.25 hereof.

     (xix) To the knowledge of the Selling Parties, neither the Selling Parties nor any of their predecessors-in-interest have incorporated into the homes built by them any construction products that are or have been the subject of any class action litigation.

     (xx) Schedule 3.12(xx) identifies in detail for each lot, parcel and tract of land constituting the Real Property or Developed Property, the results of any soil tests or environmental and other reports concerning the Real Property or Developed Property that is or has been in the possession and control of the Selling Parties.

   3.13 Leases. Set forth on Schedule 3.13(i) is a listing of all leasehold real properties held by the Selling Parties related to the Business (the "Leased Property"). The Selling Parties have valid leasehold interests in all Leased Property under valid lease agreements and, except as noted on Schedule 3.13(ii), there is no default on the part of the Selling Parties or, to the knowledge of the Selling Parties, the lessor of such leased property under any such lease agreements. To the knowledge of the Selling Parties, the present use of all such Leased Property conforms in all material respects to Applicable Law, and all necessary occupancy and other certificates and permits for the occupancy and lawful use thereof have been issued to the Selling Parties and are presently in full force and effect. Except as set forth in
Schedule 3.13(iv), all contracts and agreements relating to the Leased Property are fully assignable to Buyer.

   3.14 Health and Safety. To the knowledge of the Selling Parties, the properties of the Selling Parties have been and are being operated in compliance in all material respects with all Applicable Laws designed to protect safety or health, or both ("Health and Safety Laws"), including, without limitation, the Occupational Safety and Health Act, 29 U.S.C.A.
(S) 651 et seq. ("OSHA"). Except as shown on Schedule 3.14, neither the Company nor any Subsidiary has received any written notice of any violation, deficiency, inspection, investigation or inquiry from any Governmental Entity (as defined below), employee or third party under any Health and Safety Law, and, to the knowledge of the Selling Parties, no such inspection, investigation or inquiry is planned or threatened.

   3.15 Legal Proceedings. Except as disclosed on Schedule 3.15(i)-(iii), (i) there are no Proceedings (as defined below) that are related to the Business pending or, to the knowledge of the Selling Parties, threatened against or involving the Selling Parties or any of the Assets, including Proceedings related to allegedly defective products or workmanship, (ii) the Selling Parties are not subject to any judgment, order, writ, injunction, civil investigative demand or decree of any Governmental Entity, and (iii) there are no Proceedings pending or, to the knowledge of the Selling Parties, threatened against any Selling Party seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated by this Agreement. Except as disclosed on Schedule 3.15(iv), the Selling Parties are not aware of any fact or circumstance that could reasonably be expected to give rise to any such Proceeding. Except as disclosed on Schedule 3.15(v), there is no action or suit brought or to be brought by the Selling Parties pending or threatened against others.

   3.16 Tax Matters.

   Except as disclosed on Schedule 3.16(i)-(xiii):

     (i) For the years ended December 31, 1995 and 1996, the stub period ended September 30, 1997 and the year ended September 30, 1998, the Company and each Subsidiary have (and as of the Closing Date will have) duly filed all federal, state, local and foreign Tax Returns (as defined below) required to be filed with the IRS (as defined below) or other applicable taxing authority, and no extensions of the applicable statute of limitations with respect to any such Tax Return has (or as of the Closing Date will have) been requested or granted.

     (ii) The Company and each Subsidiary have (and as of the Closing Date will have) fully and timely paid all Taxes (as defined below) due and payable by them and have paid or accrued all Taxes for all periods ending on or before the Closing Date (and the portion of any Straddle Period (as defined below) ending on the Closing Date) for which Tax Returns are not yet due.

     (iii) There has been no issue raised or adjustment proposed (and none is pending) by the IRS or any other taxing authority in connection with any Tax Return of the Company or any Subsidiary which has not been settled or paid nor, to the knowledge of the Company and the directors and officers (and any employee responsible for tax matters), is there any basis for any such issue to be raised or adjustment to be proposed.

     (iv) The Company and each Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     (v) There is no Tax audit pending with respect to the Company or any Subsidiary.

     (vi) Neither a director nor officer (or employee responsible for Tax matters) of the Company or any Subsidiary expects any authority to assess any additional Taxes as to the Company or any Subsidiary for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of the Company or any Subsidiary either (A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company or any Subsidiary has knowledge based upon personal contact with any agent of such authority. Schedule 3.16(vi) lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company and each Subsidiary for all taxable periods for which the applicable statutes of limitations have not expired, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit.

     (vii) The Company and each Subsidiary has (and as of the Closing Date will have) made all deposits required with respect to Taxes due and payable by the Company or any Subsidiary, respectively.

     (viii) No waiver or extension of any statute of limitations as to any federal, state, local or foreign Tax matter has been given by or requested from the Company or any Subsidiary.

     (ix) None of the Company and its Subsidiaries has filed a consent under Code (S)341(f) concerning collapsible corporations. None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code
  (S)280G. The Company and each Subsidiary have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
  (S)6662. None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company and its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company), or has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treas. Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

      (x) Under separate cover, the Company has delivered to Buyer a schedule which sets forth the following information with respect to each of the Company and its Subsidiaries as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): the tax basis of the Company and the Subsidiaries in their assets (including stock of a Subsidiary) and the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or any Subsidiary.

       (xi) None of the Selling Parties is a foreign person within the meaning of Section 1445(b)(2) of the Code and the Treasury Regulations thereunder.

     (xii) Except for the Kaco Partnership, neither the Company nor any Subsidiary has any relationship with any other person which constitutes a partnership for federal income tax purposes.

     (xiii) To the knowledge of the Selling Parties, there are no Taxes, assessments or levies of any type whatsoever that will be or are contemplated to be imposed upon and collected from the Real Property or Developed Property arising out of or in connection with the present ownership and operation or development of the Real Property or Developed Property, as the case may be, or any public improvements in the general vicinity of the Real Property or Developed Property, other than Permitted Encumbrances or ad valorem taxes, standby fees, front foot benefit charges, unitary assessments or other fees or assessments imposed by Governmental Entities, quasi-governmental agencies or property owners' associations for provision of utility services applicable to the Real Property or Developed Property, as the case may be, for the fiscal year in which the Closing occurs payable to the state, county, school district and city in which the Real Property or Developed Property is situated.

   3.17 Permits. Schedule 3.17(i) sets forth a list of all Permits held by, or applicable to, the Selling Parties related to the Business other than building permits and waivers obtained in the ordinary course of business. A true copy of each Permit, or an acceptable representative sampling, has been furnished to Buyer for examination. To the knowledge of the Selling Parties, each of such Permits is in full force and effect and the Selling Parties are not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality (including but not limited to those relating to environmental matters) or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality except where such violation, default or failure to timely file would not have a Material Adverse Effect. Except as disclosed on Schedule 3.17(ii), no notice has been issued by any Governmental Entity and received by the Selling Parties and no Proceeding is pending or, to the knowledge of the Selling Parties, threatened with respect to the validity or enforceability of any Permit, any alleged failure by the Selling Parties to have any Permit or not to be in compliance therewith. Except as set forth on
Schedule 3.17(iii), the Selling Parties have all Permits used or required by the Selling Parties in the operation of the Business or for the ownership of its properties and assets, including routine building permits and waivers. Except as set forth on Schedule 3.17(iv), the consummation of the transaction contemplated hereby will not extinguish or adversely affect any such Permit which the Selling Parties have on the date of this Agreement and, except as set forth on Schedule 3.17(v), each Permit listed on Schedule 3.17(i) is fully assignable to Buyer.

   3.18 Personal Property. The books and records of the Selling Parties that are related to the Business properly include and reflect all of the properties of the Selling Parties that are related to the Business. Set forth on Schedule 3.18(iii) is a list, as of the Effective Date, of all furniture, equipment, machinery, computer hardware, materials, rolling stock, apparatus, tools, implements, appliances, and other tangible personal property owned, leased, or used or held for use by the Selling Parties related to the Business. All such properties owned or leased by the Selling Parties are in good condition, order and repair, subject to ordinary wear and tear, and are suitable and sufficient for the purposes for which they are presently being used.

   3.19 Contracts. As used in this Agreement, the term "Company Agreements" shall mean all mortgages, indentures, notes, agreements, contracts, leases, licenses, franchises, obligations, instruments or other commitments, arrangements or understandings of any kind related to the Business or the Assets, whether written or oral, binding or nonbinding, to which any of the Selling Parties is a party or by which any of the Selling

Parties or any of their properties may be bound or affected and which are not described in Schedules 1.1(iii)(a) and (c), Schedules 3.12(iii), (v) and (xii) and Schedule 3.13. Set forth on Schedule 3.19(i)-(xxi) is a list of (a) each Company Agreement that is material to the business, operations, assets or financial condition of the Selling Parties and (b) without regard to materiality, each of the following Company Agreements (the Company Agreements described in clauses (a) and (b) above are collectively called the "Material Contracts"):

     (i) Any Company Agreement for or relating to any Debt (as defined below) of the Company;

     (ii) Any guaranty, direct or indirect, by the any of the Selling Parties of any obligation for borrowings, advances, goods or services purchased or otherwise, excluding endorsements made for collection in the ordinary course of business;

     (iii) Any Company Agreement made other than in the ordinary course of business and calling for future payments in the aggregate in excess of Twenty Five Thousand Dollars ($25,000);

     (iv) Any Company Agreement relating to the acquisition or disposition of the Assets by any of the Selling Parties having a fair market value in excess of Twenty Five Thousand Dollars ($25,000) in the aggregate;

     (v) Any obligation to make future payments, contingent or otherwise, arising out of or relating to the acquisition by any of the Selling Parties of any business, assets or stock or other interests of other companies;

     (vi) Any Company Agreement, including any employment, compensation, loan or severance arrangements, with any current or former shareholder, director, manager, officer, employee or agent of any of the Selling Parties;

     (vii) Any Company Agreement with a sales representative, sales consultant or distributor (all of such agreements are terminable at any time by any of the Selling Parties without penalty on not more than 90 days notice, except as otherwise disclosed on Schedule 3.19(viii);

     (viii) Any Company Agreement with any consultant or advisor of the Selling Parties calling for future payments in the aggregate in excess of Fifteen Thousand Dollars ($15,000);

     (ix) Any Company Agreement to which any Selling Party and any other Selling Party or Affiliate (as defined below) of any Selling Party is a party;

     (x) Any Company Agreement with a term in excess of one year and providing for future payments aggregating in excess of Fifteen Thousand Dollars ($15,000) that is not terminable (without penalty) on not more than thirty (30) days notice;

     (xi) Any Company Agreement containing limitations restricting the conduct of the Business of the Selling Parties or the use of any of their properties, or containing limitations on the disclosure of confidential or proprietary information or containing limitations on the hiring of employees, agents or representatives by the Selling Parties;

     (xii) Any Company Agreement relating to Intellectual Property;

     (xiii) Any Company Agreement that forms or purports to form a partnership, joint venture or similar entity;

     (xiv) Any Company Agreement relating to the transport, storage, release or disposal of Hazardous Materials (as defined below) or Hazardous Waste (as defined below);

     (xv) Any Company Agreement with any Governmental Entity that currently is binding on, or restricts the actions of the Selling Parties;

     (xvi) Letters of credit, bid and performance bonds, hedge, swap, futures, options or other derivatives and similar contracts;

     (xvii) Any Company Agreement in the nature of a settlement or a conciliation agreement arising out of any claim asserted by any person;

     (xviii) Any rebate, volume discount, price reduction or similar right given by any of the Selling Parties;

     (xix) Any Company Agreement that by its terms provides for the creation, existence or maintenance of a Lien or other Encumbrances on any properties or assets of the Selling Parties;

     (xx) Any Company Agreement that contains any "change of control" provision or agreement; and

     (xxi) All other contracts that are material to the Selling Parties or that could prevent, impede or otherwise affect in any material respect the consummation of the transactions contemplated by this Agreement.

   The Selling Parties have delivered to Buyer accurate and complete copies of all written Material Contracts listed on Schedule 3.19(i) - (xxi) as well as Contracts and Land Purchase Agreements and have provided Buyer with written summaries of the same that are unwritten (if any). Each Material Contract, Contract and Land Purchase Agreement is in full force and effect and is a legal, binding and enforceable obligation of the Selling Parties and, to the knowledge of the Selling Parties, each of the other parties thereto, and no notices of termination or cancellation thereof have been given or received by the Selling Parties. The Selling Parties, nor, to the knowledge of the Selling Parties, any other party thereto is in breach of or default under any Material Contract, Contract or Land Purchase Agreement, and no event has occurred that (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of, any Material Contract, Contract or Land Purchase Agreement or result in the creation of any Encumbrance upon, or any person obtaining any right to acquire, any properties, assets or rights of the Company. Except as disclosed on Schedule 3.19(xxii), there are no material unresolved disputes involving the Selling Parties under any Material Contract. Except as disclosed on
Schedule 3.19(xxiii), the Contracts and the Land Purchase Agreements are fully assignable to Buyer.

   3.20 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since January 28, 1999, the Business has been conducted in the ordinary course and consistent with past practice in all material respects. With respect to the Business and except as set forth in Schedule 3.20(i) -
(xii), since January 28, 1999:

     (i) There has not been any Material Adverse Effect in the Business, Assets, liabilities, results of operations or financial condition of the Selling Parties or in their relationships with material lenders, suppliers, customers, employees, or others, whether such changes have occurred in the ordinary course of business or otherwise;

     (ii) There has not been any declaration, setting aside, or payment of any dividend or other distribution on or in respect of the outstanding capital stock of any Subsidiary, nor has there been any direct or indirect redemption, retirement, purchase or other acquisition of any of the outstanding capital stock of any Subsidiary, or any issuance of any shares of outstanding capital stock of any Subsidiary;

     (iii) There has not been any increase in the compensation, the rate of compensation, commissions, severance or termination pay payable or to become payable by any of the Selling Parties to any director, officer or salaried employee, or any payment of or commitment to pay any bonus, profit-sharing or other extraordinary compensation to any employee not consistent with past practices;

     (iv) There has not been any damage, destruction or loss which had a Material Adverse Effect with respect to the Assets or the Business;

     (v) There has not been any disposition of or encumbrance, or any pledge or grant of a security interest in any of the Assets of the Selling Parties, or any increase in any indebtedness of the Selling Parties other than in the ordinary course of business;

     (vi) There has not been any merger, consolidation or other business combination involving the Selling Parties, nor has there been any acquisition of any stock, business, property or assets of any other person, firm, association, corporation or other business organization;

     (vii) There has not been any settlement in respect of any Proceedings at law or in equity involving any payment by the Selling Parties;

     (viii) There has not been any sale or grant to any party or parties of any license, franchise, option or other right of any nature whatsoever to sell, distribute, or otherwise deal in or with the property of the Selling Parties, other than in the ordinary course of business, or any sale or grant to any party or parties of any license, franchise, option or other right of any nature to use any patent, trade name, trademark, service mark, copyright, pending applications therefor, trade secrets or other proprietary rights of the Selling Parties;

     (ix) There has not been any change in the accounting methods or practices of the Selling Parties;

     (x) There has not been any contract entered into for services or otherwise with any of the officers, directors or shareholders of the Selling Parties, or members of their families;

     (xi) There has not been any contract or agreement entered into, or any business transaction engaged in, with any Affiliate of the Selling Parties;

     (xii) There has not been any theft, loss of or damage to any of the furnishings located in the Model Homes, except for instances of theft, loss or damage that, in the aggregate, have not had a Material Adverse Effect; and

     (xiii) There has not been any agreement or commitment by the Selling Parties, to do or take any of the actions referred to in this Section 3.20.

   3.21 Insurance Schedule 3.21(i) sets forth true and correct summaries of all policies of fire, liability, casualty, life and other insurance currently in force with respect to the Selling Parties' or their properties' liability, and accurately states the coverages, deductible amounts and carriers of each such insurance policy. All such insurance policies are in full force and effect and no notice of cancellation or termination has been received with respect to any such policy. There are no circumstances known to the Selling Parties that would enable any insurance company or association to avoid liability under any of the insurance policies maintained by the Selling Parties, other than pursuant to express exclusions and limitations of such policies. Except as set forth in Schedule 3.21(ii), the coverage provided by such insurance policies with respect to events occurring before the Closing Date will not be affected in any manner by, and will not terminate or lapse by reason of, any of the transactions contemplated by this Agreement. At no time since January 1, 1999 has any insurance company or association canceled or reduced any coverage maintained by the Selling Parties, or given any notice or other indication of its intention to cancel or reduce any such coverage. The loss, damage or destruction of any properties and assets of the Company which are not fully covered by insurance would not have a Material Adverse Effect. The Company agrees to keep the policies listed on Schedule 3.21(i) in full force and effect through the Closing Date. In addition, Schedule 3.21(iii) contains a list of all pending claims against the Selling Parties of which the Selling Parties are aware which may be covered by insurance, and the Selling Parties have given timely notice to the appropriate insurance carrier with respect to each such claim.

   3.22 Environmental Matters. Except as disclosed on Schedule 3.22:

     (i) The Company has not received any written notice of any violation, investigation or inquiry from any Governmental Entity regarding a purported violation of any Environmental Law (as defined below) and, to the knowledge of the Selling Parties, no such investigation or inquiry is planned or threatened. To the knowledge of the Selling Parties, the Selling Parties have not failed to file any reports or notices concerning the release of any Hazardous Material (as defined below) as required by Environmental Law, and, to the knowledge of the Selling Parties, the Selling Parties have not been named or listed, and they have no reason to believe that any such naming or listing is likely, by any Governmental Entity or potentially responsible party group, as a potentially responsible party under CERCLA (as defined below) or any similar state statute. To the knowledge of the Selling Parties, none of the Real Property, the Developed Property or Leased Property has been listed on the Comprehensive Environmental Response, Compensation and Liability Information System or the National Priorities List under CERCLA or similar lists under state statutes. To the knowledge of the Selling Parties, there have been no environmental investigations, studies, reviews or audits conducted by or on behalf of the Selling Parties or any other party or any other environmental records, documents, or correspondence which are in the possession of the Selling Parties relating to the Selling Parties or their properties that have not been delivered to Buyer before the Effective Date and Schedule 3.22(i) sets forth the documentation delivered to Buyer.

     (ii) None of the Real Property, the Developed Property or the Leased Property has been used during the period of such ownership or leasing by the Selling Parties or to the Selling Parties' knowledge before such ownership or leasing (a) for the storage or disposal of a Hazardous Material or Hazardous Waste (as defined below) or (b) as a landfill, solid waste management unit (as defined in RCRA (as defined below)) or other waste disposal site.

     (iii) The Selling Parties have not entered into any agreement, consent order, decree, license or permit condition, settlement, judgment or other directive of or by any Governmental Entity that is based on any Environmental Law and that relates to the future use of any Real Property, Developed Property or Leased Property or requires any remediation actions or changes in the present conditions of any of such properties. There are no Proceedings seeking money damages, injunctive relief, fines or penalties, remedial action or other remedy, pending or, to the knowledge of the Selling Parties, threatened, against the Real Property, Developed Property or Leased Property relating to (a) the violation of, or noncompliance with, any Environmental Law, (b) the disposal, discharge, transportation or release of any Hazardous Material or (c) the exposure of any person to any other solid waste, pollutant or chemical substance.

     (iv) To the knowledge of the Selling Parties, the Real Property, Developed Property and Leased Property (as to all periods of time of ownership by it) have not been contaminated with Hazardous Materials affecting the groundwater, surface water or soil at, on, in, under or about such properties other than as is not in violation of and would not likely result in a remediation obligation under Environmental Law. No Hazardous Material or Hazardous Waste has been disposed of, transferred, removed, released or transported from any property owned or leased by the Selling Parties during the period such property was owned or leased by the Selling Parties or to the knowledge of the Selling Parties' before such ownership or leasing other than as is not in violation of and would not likely result in a remediation obligation or other claims under Environmental Law.

     (v) To the knowledge of the Selling Parties, there are none of the following at, on, in, under or immediately about any of the Real Property, Developed Property or Leased Property or any home, building, or structure on or at the Real Property, Developed Property or Leased Property:

       (a) tanks, storage vessels, drums or containers of any kind located underground or above ground, or any piping associated therewith;

       (b) any landfills or former landfills;

       (c) except as set forth on Schedule 3.22(v)(c), wetlands or former wetlands that have been filled;

       (d) asbestos-containing materials;

       (e) polychloride biphenyls ("PCBs") or PCB-containing equipment;

       (f) pipelines not listed as Encumbrances and not ordinarily found on residential property;

       (g) current or former oil or gas production or storage facilities, wells, pits, or other related operations;

       (h) formaldehyde-containing material; or

       (i) lead-based or lead-containing paint.

     (vi) To the knowledge of the Selling Parties, there are no violations of or remedial obligations arising under, and the Selling Parties are in compliance with, Environmental Laws arising from or in connection with any event, condition, circumstance, activity, practice, incident, action or plan existing or occurring before the Closing Date relating to the Business or Assets of the Selling Parties (including without limitation the presence of any underground storage tanks or Hazardous Materials or Hazardous Wastes on, in, under or affecting any of the Selling Parties' properties or surrounding areas or any release thereof, or the storage, disposal or treatment, or transportation for storage, disposal or treatment, of Hazardous Materials or Hazardous Wastes).

   3.23 Intellectual Property Rights

     (i) Schedule 3.23(i) contains a true, correct and complete list of all registered and unregistered Intellectual Property owned or used by the Selling Parties in the Business other than the "Sundance" name and all derivatives thereof, and other Intellectual Property relating to the Excluded Assets. The Selling Parties own all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property identified on such schedule. Except as set forth on Schedule 3.23(i) the interests of the Selling Parties in the Intellectual Property listed on Schedule 3.23(i) are free and clear of all claims of others and of all Encumbrances whatsoever.

     (ii) Schedule 3.23(ii) contains a true, correct and complete list of all licenses granted by any third party to the Selling Parties with respect to any Intellectual Property (other than standard form licenses with respect to commercial software that is generally available from third parties), in each case, identifying the Intellectual Property covered thereby.

     (iii) Except as set forth on Schedule 3.23(iii), (a) the Selling Parties have not received any notices of any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property (including, but not limited to, any demand or request that the Selling Parties license any rights from a third party), (b) the conduct of the Selling Parties does not infringe or misappropriate in any material respect, any Intellectual Property of other persons, and (c) to the knowledge of the Selling Parties, the Intellectual Property owned by or licensed to the Selling Parties is not being infringed or misappropriated in any material respect by any other persons.

     (iv) The Selling Parties have experienced certain problems or malfunctions related to the computer systems, operating systems and other systems of the Selling Parties as described on Schedule 3.23(iv). Schedule 3.23(iv) sets forth all remedial actions the Selling Parties have undertaken to solve such problems or malfunctions.

   3.24 Employee Benefit Plans. During the past six years, neither the Selling Parties nor any affiliate of the Selling Parties have made or been required to make contributions to any "multiemployer plan," as defined in Section 3(37) of ERISA. The Selling Parties and all affiliates of the Selling Parties have paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character which if unpaid or unperformed might result in the imposition of a lien against any of the Assets. For purposes of this
Section 3.24 only, an "affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414 of the Code. With respect to each employee benefit plan, program or arrangement sponsored, administered or contributed to by the Selling Parties or their affiliates for employees of the Business, all employee and employer contributions for all periods ending prior to the Closing Date have been made in full.

   3.25 Labor Relations.

     (i) Except as set forth on Schedule 3.25(i), the Selling Parties are in compliance in all material respects with all Applicable Laws pertaining to employment and employment practices and wages, hours and other terms and conditions of employment in respect of their employees with respect to the Business.

     (ii) Except as set forth in Schedule 3.25(ii), with respect to the
  Business: (a) the Selling Parties are not parties to any outstanding employment, consulting or management agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission following termination of such agreement or contract; (b) the Selling Parties are not parties to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law);
  (c) the Selling Parties have not been the subject of any representational campaign by any union or other organization or group seeking to become the collective bargaining representative of any of its employees or been subject to or, to the knowledge of the Selling Parties, threatened with any strike or other concerted labor activity or dispute and (d) the Selling Parties are not obligated to bargain collectively with respect to wages, hours and other terms and conditions of employment with any recognized or certified labor organization, collective bargaining representative or group of employees. The Selling Parties have furnished to Buyer complete and correct copies of all such agreements ("Employment and Labor Agreements"). The Selling Parties have not breached or otherwise failed to comply with any provisions of any Employment and Labor Agreement, and is in full compliance with all terms of any collective bargaining agreement and there are no grievances outstanding thereunder.

     (iii) Except as set forth in Schedule 3.25(iii), with respect to the
  Business: (a) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"); (b) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or to the Selling Parties' knowledge threatened against or affecting the Selling Parties, and the Selling Parties have not at any time experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of the Selling Parties; (c) there is no representation claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of the Selling Parties; (d) there is no pending or, to the knowledge of the Selling Parties, threatened Proceeding by or before, and the Selling Parties are not subject to any judgment, order, writ, injunction or decree of or inquiry from, the NLRB, the Equal Employment Opportunity Commission, the Department of Labor, Department of Justice, the Office of Federal Contract Compliance Programs or any other Governmental Entity in connection with any current, former or prospective employee of any of the Selling Parties or with respect to any employment practice; and (e) the Selling Parties have no notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Selling Parties and no such investigation is in progress.

     (iv) The Selling Parties will deliver to the Buyer, within seven days from the date hereof, a true and complete list of each employee of the Selling Parties involved in the Business as of the date hereof, including their names and current annual compensation (e.g., salary, bonus plans and other perquisites or compensation paid).

   3.26 Reserved.

   3.27 Transactions with Affiliates. Except as set forth on Schedule 3.27, the Selling Parties have not purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or guaranteed or otherwise become liable for any indebtedness or other obligations of, or acquired any capital stock, obligations or securities of, or made any management, consulting or similar fee arrangement with, or entered into or consummated any other material transaction, agreement or arrangement with or for the benefit of, any officer, director or employee of the Selling Parties or any of its Affiliates, other than compensation and benefits provided to any such officer, director or employee in the ordinary course of business and consistent with past practice.

   3.28 Brokerage Fees. The Selling Parties and their Affiliates have not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated by this Agreement.

   3.29 Representations and Warranties. No representation, warranty or covenant contained in this Agreement or the exhibits or schedules hereto, or any documents to be delivered at the Closing contains or shall contain any untrue material statement or omit to state a material fact necessary in order to make the statements therein not misleading. Copies of all documents furnished to Buyer in connection with this Agreement are true and complete.

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

   Buyer represents and warrants to the Selling Parties that:

   4.1 Existence. Buyer is a partnership duly formed and validly existing and in good standing under the laws of the State of Nevada.

   4.2 Power; No Conflict. Buyer has all requisite power, in accordance with law, to execute, deliver and perform this Agreement, and such execution, delivery and performance does not conflict with any partnership provision of Buyer or with any contract to which Buyer is a party or to which it is subject. This Agreement has been duly and validly executed and delivered by Buyer and is a valid and binding obligation of Buyer, enforceable in accordance with its terms except that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws and judicial decisions affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performances in certain circumstances).

   4.3 Director Approval. The Board of Directors of the managing partner of Buyer has authorized this Agreement, the transactions contemplated herein, the execution and delivery hereof by Buyer and the performance by Buyer of all of its obligations hereunder.

   4.4 No Consents Necessary. No authorization, approval or consent of any Governmental Authority or any third party is necessary to be obtained by Buyer in connection with the purchase of the Assets. No authorization, approval or consent of any partner of Buyer, other than Centex Real Estate Corporation, as managing general partner, is necessary to be obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

   4.5 No Default Resulting from Agreement. Neither the execution and delivery of this Agreement nor the performance hereof by Buyer in compliance with its terms will result in any breach of the terms and conditions of, or constitute a default under, the partnership documents of Buyer or any agreement, lease, mortgage, note, instrument, undertaking, judgment, decree or governmental order or other restriction or obligation to which Buyer is a party or by which Buyer or any of its properties or assets may be bound or affected.

   4.6 Brokers or Finders. No broker or finder has acted on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE V

            ACTIONS OF THE SELLING PARTIES BEFORE THE CLOSING DATE

   5.1 Conduct of Business. From the date hereof until the Closing Date, the Selling Parties shall conduct the Business in the ordinary and regular course of business and consistent with past practice and shall use their reasonable best efforts to preserve intact their business organization, to keep available the services of its present officers and employees, and maintain their present relationships with property developers, suppliers, insurers, lessors and licensees and with the Governmental Authorities and other persons having business relationships with the Selling Parties, except to the extent that the Selling Parties may change present relationships with any of such parties and substitute therefor a relationship or relationships with new parties which will provide to the Selling Parties no less than the benefits presently being derived from the existing relationship(s).

   5.2 Restrictions on Certain Actions Before Closing. Without limiting the generality of Section 5.1, and except as otherwise expressly provided in this Agreement, from the date hereof until the Closing Date, none of the Selling Parties will, with respect to the Business, except with the prior written consent of Buyer:

     (i) Lease, sell, transfer or otherwise dispose of the ownership or possession of any Asset (except in the ordinary course of business) or divest itself of custody and control of any Books or Records related to the

  Business of any nature which, in accordance with sound business practice, are retained for a period of time after their use, creation or receipts.

     (ii) Enter into any agreement, arrangement or understanding with any director, officer or key employee of any of the Selling Parties providing for the employment of any such director, officer or key employee or any increase in the compensation, severance or termination benefits payable or to become payable by any of the Selling Parties to any such director, officer or key employee or make any loan to or enter into any other material transaction or arrangement with any such director, officer or key employee.

     (iii) Increase the benefits payable by any of the Selling Parties under any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, program or arrangement made to, for or with any of the directors, officers or employees of the Selling Parties.

     (iv) Increase in any material way the general administrative and selling expenses out of the ordinary course of business of any of the Selling Parties.

     (v) Fail to keep all of the Assets insured to the extent set forth on
  Schedule 3.21 hereto, except where such failure could not reasonably be expected to have a Material Adverse Effect.

     (vi) Merge or consolidate with any other person.

     (vii) Mortgage or pledge any of the Assets or create or suffer to exist any Lien (other than insured mechanic's liens) or Encumbrance thereupon, other than the Permitted Encumbrances.

     (viii) Except in the ordinary course of business consistent with past practices, enter into, modify or terminate any Land Purchase Agreement, Contract, Sales Contract or other material lease, contract or agreement, including the Kaco Partnership or enter into any transaction.

     (ix) Change the accounting principles or methods of any of the Selling Parties, except as required by law or as a result of any mandatory change in accounting standards.

     (x) Grant or agree to grant any preferential right to purchase the Assets.

     (xi) Cancel, release, waive or transfer any claims or rights of substantial value related to the Assets.

     (xii) Engage in any transactions with any Affiliate, except on terms and conditions at least as favorable to the Selling Parties as those that would apply in the case of a similar arms length transaction.

     (xiii) Except in the ordinary course of business, take any action that would cause any representation or warranty of any of the Selling Parties contained in this Agreement to be untrue or incorrect at any time after the date of this Agreement to the Closing or would or might result in any of the conditions set forth in this Agreement not being satisfied.

     (xiv) Delay payment of any account payable or other liability of the Selling Parties relating to the Business beyond its due date or the date when such liability would have been paid in the ordinary course of the business consistent with past practice.

     (xv) Allow the levels of work-in-process, finished homes, supplies, and other materials included in the inventory of the Business to vary in any material respect from the levels customarily maintained by Seller in the ordinary course of the business consistent with past practice.

     (xvi) Accelerate the construction of residential homes to exceed that number planned for in the Selling Parties' current business plan.

     (xvii) Acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other Person or division thereof.

     (xviii) Fail to maintain the books and records of the Selling Parties in the usual, regular and ordinary manner.

     (xix) Make any Tax elections or settle or compromise any income tax liability, except in the ordinary and regular course of business and consistent with past practice.

     (xx) Agree or commit to do any of the foregoing.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

   6.1 Access to Information. The Selling Parties shall afford to the officers, attorneys, accountants and other authorized representatives of Buyer free and full access during normal business hours and upon reasonable prior notice to copies of the books and records of the Selling Parties (including, but not limited to, employment records) in order that Buyer may have full opportunity to make a complete inventory and such investigation as it shall desire of the Assets and the Business and of the affairs of the Selling Parties relating thereto, provided that the investigation shall not unreasonably interfere with the operations of the Selling Parties. In addition, for a period commencing on March 16, 1999 and ending at 11:59 p.m., Chicago, Illinois time on the date that is the later to occur of (i) seven (7) Business Days after the Selling Parties have delivered all schedules required by this Agreement and (ii) April 6, 1999 (the "Feasibility Period"), Buyer shall conduct a feasibility study of the structure of the transactions set forth in this Agreement as well as the advisability of Buyer completing the transactions set forth in this Agreement. If Buyer and the Company determine on or before the expiration of the Feasibility Period that this transaction is better suited as a stock purchase or asset and stock purchase, the parties agree to use their reasonable best efforts to amend this Agreement to reflect such new structure no later than 10 days after the completion of the Feasibility Period and upon failure thereof this Agreement shall survive and remain in full force and effect. If Buyer, in its sole discretion, determines that it is not in its best interests to complete the transactions set forth in this Agreement, then Buyer shall have the unilateral right to terminate this Agreement as set forth in Article IX and shall give notice to the Selling Parties no later than 6:00 p.m. on the Business Day (as defined below) following the last day of the Feasibility Period. If Buyer fails to give the required termination notice as provided in this Section 6.1, Buyer shall waive its right to terminate this Agreement as provided in this Section 6.1 and
Section 9.1 (iii)(j). Upon Buyer's election to terminate this Agreement as provided in this Section 6.1, neither party shall have any further obligation under this Agreement, except that the agreements contained in Article X and in Sections 6.7, 6.8, 6.9 and 6.11 hereof shall survive any such termination of this Agreement. No investigation pursuant to this Section 6.1 shall affect any representations or warranties made by the Selling Parties in this Agreement or, except as set forth in this Section 6.1, the conditions to the obligations of any party hereto to consummate the transactions contemplated hereby.

   6.2 Notification of Certain Matters. The Selling Parties shall give prompt notice to Buyer of (i) the discovery of any fact or circumstance or the occurrence or nonoccurrence of any event which would be likely to cause any representation or warranty contained in Article III to be untrue or inaccurate at or before the Closing Date, and (ii) any failure of the Selling Parties to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them hereunder. Buyer shall give prompt notice to the Company of (i) the discovery of any fact or circumstance or the occurrence or nonoccurrence of any event which would be likely to cause any representation or warranty contained in Article IV to be untrue or inaccurate at or before the Closing Date and (ii) any failure of Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by Buyer hereunder. The delivery of any notice pursuant to this Section 6.2 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in Article VII and VIII or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

   6.3 Acquisition Proposals.

     (i) From the date hereof until the Closing Date, the Selling Parties shall not, and shall use their best efforts not to permit their respective Affiliates, directors, officers, agents or other representatives (including, but not limited to, any investment banker, financial advisor, attorney or accountant) to, initiate any contact with, solicit, encourage or enter into or continue any negotiations, understandings or agreements with any Third Party (as defined below) with respect to, or furnish or disclose any non-public information regarding the Selling Parties, the Assets or the Business to any Third Party in connection with, any Acquisition Proposal (as defined below). Notwithstanding the foregoing, to the extent required by the fiduciary obligations of the Board of Directors of the Company based on the advice of counsel, (a) the Selling Parties may, in response to an unsolicited request therefor, furnish non-public information with respect to the Selling Parties, the Assets or the Business to any Qualified Third Party (as defined below) pursuant to a customary confidentiality agreement and discuss such information (but not any Acquisition Proposal and not any non-public information relating to the structure of the transactions contemplated hereby, other than any information which the Company can demonstrate was independently developed by it or its advisors) with such Qualified Third Party and (b) upon receipt by the Company of an Acquisition Proposal from a Qualified Third Party, if
  (1) the Company has complied fully and in a timely manner with its obligations to notify Buyer of the receipt of such Acquisition Proposal (and the identity of the offeror and the material terms of such proposal) in accordance with Section 6.3(iii) hereof, (2) the Board of Directors of the Company has reasonably determined that such Acquisition Proposal, if consummated, would constitute an Overbid Transaction (as defined below) and
  (3) the Company has delivered a written notice to Buyer (an "Overbid Notice") advising it of the foregoing determination by its Board of Directors (which notice shall be accompanied by copies of the form of definitive agreement or other documentation proposed to be entered into in connection with the Acquisition Proposal), the Company may participate in discussions and negotiations with such Qualified Third Party regarding such Acquisition Proposal (after compliance in full with each of the conditions precedent to the delivery of such notice).

     (ii) Furthermore, if (a) the Company has delivered an Overbid Notice to Buyer, (b) Buyer shall not have delivered to the Company within five (5) Business Days after receipt of such Overbid Notice a written offer (a "Topping Offer") to amend the terms of this Agreement in order to provide for consideration attributable to the Assets having a value greater than the value of the consideration provided for under the Acquisition Proposal to which such Overbid Notice relates, which offer shall state that it may not be withdrawn or revoked by Buyer unless the Company and Buyer do not enter into an amendment to this Agreement to reflect the acceptance of the Topping Offer within five (5) Business Days after receipt thereof by the Company (it being understood and agreed that, if Buyer does deliver a Topping Offer to the Company, the Company then shall immediately cease to participate in discussions or negotiations with such Qualified Third Party regarding such Acquisition Proposal), (c) the terms of the Acquisition Proposal shall not have been modified in a manner adverse to the Company or its existing stockholders after the date of the Overbid Notice (it being understood and agreed that the Company shall promptly advise Buyer in writing of the nature of any change in the terms thereof), (d) the Selling Parties shall have taken all action on their part required in order to cause the Termination Fee Note (as defined below) to be fully funded (either by the Company or the Qualified Third Party whose Acquisition Proposal is accepted) and the proceeds delivered to Buyer, and (e) the Selling Parties shall have taken all action on their part required to cause the Escrow Agent to deliver the Earnest Money Deposit to Buyer (the conditions set forth in clauses (a), (b), (c), (d) and (e) above being hereinafter collectively referred to as the "Overbid Termination Conditions"), the Company may enter into an agreement with a Qualified Third Party with respect to an Overbid Transaction. It is expressly understood and agreed that, if any Affiliates, directors, officers, agents or other representatives (including, but not limited to, any investment banker, financial advisor, attorney or accountant) of any of the Selling Parties, whether or not such persons are purporting to act on behalf of the Company, engage in any conduct involving the furnishing of information to, the solicitation of, or participation in discussions or negotiations with, a Third Party which, if performed by any of the Selling Parties, would constitute a breach of the provisions of this Section 6.3(ii), then, notwithstanding anything to the contrary contained herein, such Third Party shall not be deemed a Qualified Third Party for purposes of this Agreement.

     (iii) If any of the Selling Parties shall directly or indirectly receive any offer, proposal or inquiry regarding an Acquisition Proposal, the Company shall notify Buyer within two (2) Business Days after the receipt of such offer, proposal or inquiry and shall, in any such notice to Buyer, indicate the identity of the offeror and all of the material terms of such offer, proposal or inquiry.

     (iv) The Company shall not modify, or release any Third Party from, any confidentiality or standstill agreement to which it is a party (exclusive of those in which it is solely the recipient rather than the provider of confidential information).

   6.4 Schedules and Exhibits. Within twenty (20) Business Days after the Effective Date, the Selling Parties shall deliver to Buyer a full and complete set of the Schedules to this Agreement and the parties shall attach any exhibits not attached hereto as of the date hereof.

   6.5 Reasonable Best Efforts. Each party agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement, including, without limitation,
(i) cooperation in determining whether any consents, approvals, orders, authorizations, waivers, declarations, filings or registrations of or with any Governmental Entity or third party are required in connection with the consummation of the transactions contemplated by this Agreement, (ii) obtaining any such consents, approvals, orders, authorizations and waivers and to effect any such declarations, filings and registrations, (iii) causing to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement, (iv) cooperating in the defense of all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated by this Agreement, (v) the execution of any additional instruments necessary to consummate the transactions contemplated by this Agreement and (vi) the assignment of the Selling Parties' interest in the Kaco Partnership to Buyer.

   6.6 Solicitation of Shareholder Approval by the Company. The consummation of the transactions contemplated by this Agreement is conditioned upon the Company procuring approval of the same by the requisite vote of its shareholders, pursuant to and in accordance with all state and federal securities laws governing proxy solicitation. The Company will exercise its best efforts to procure such approval before the Closing Date.

   6.7 Public Announcements. Except for the press releases made by the Company and Buyer on February 25, 1998, no party nor any of their Affiliates or representatives will issue or permit or cause the issuance of any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated by this Agreement, without the prior written consent of Buyer (in the case of the Selling Parties) and the Company (in the case of Buyer); provided, however, that Buyer, the Company and their respective Affiliates may make any public disclosure they believe in good faith is required by Applicable Law or any listing or trading agreement concerning any of their publicly-traded securities, in which case such party shall use its reasonable best efforts to advise the other party before making the disclosure. In addition, except as may be required by Applicable Law, no party nor any of their Affiliates or representatives shall disclose or provide to any third party any confidential or proprietary information pertaining to the transactions contemplated by this Agreement (including any internal analysis thereof) without the prior written consent of Buyer (in the case of the Selling Parties) and the Company (in the case of Buyer).

   6.8 Indemnification of Claims of Brokers. Buyer shall indemnify and hold harmless the Selling Parties from and against any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of Buyer, and Buyer shall bear the cost of legal fees and expenses incurred in defending against any such claim. The Selling Parties shall, jointly and severally, indemnify and hold harmless Buyer from and against any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of any of any Selling Parties, and they shall bear the cost of legal fees and expenses incurred in defending against any such claim.

   6.9 Fees and Expenses. Except as otherwise herein provided, the Selling Parties and Buyer shall pay their own expenses and costs in connection with this Agreement and the transactions contemplated hereby, and none of such costs and expenses of the Selling Parties shall be paid from the Assets. Without limitation of the foregoing, Buyer and the Selling Parties shall share in equal portion all recording and transfer taxes assessed in connection with the closing of the transaction contemplated by this Agreement by the State of Illinois, any applicable county or applicable municipality to the extent recordation or transfer taxes are required to be paid under Applicable Law.

   6.10 Tax Matters.

     (i) Except as set forth in Sections 6.10(iii) and (iv) below, the Selling Parties shall be solely responsible for all Taxes relating to the Assets for all periods ending on or before the Closing Date (and the portion of any Straddle Period ending on the Closing Date) and shall indemnify and hold harmless Buyer and the Company with respect thereto.

     (ii) Any income tax (federal, state and foreign) consequences to any Selling Parties arising from the consummation of the transactions contemplated by this Agreement are for the sole benefit or account of such Selling Parties.

     (iii) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement shall be paid in equal parts by Buyer and the Selling Parties when due, and the Selling Parties will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees, and, if required by Applicable Law, Buyer will join in the execution of any such Tax Returns or other documentation.

     (iv) All 1998 and 1999 real and personal property Taxes as well as all homeowner association dues imposed on or with respect to the Assets (other than on or with respect to the Excluded Assets, which real and personal property Taxes shall be the sole responsibility of the Selling Parties) shall be prorated based on the number of days in such period before and after the Closing Date and the Selling Parties shall be responsible, for purposes of such proration for those days from January 1, 1998 through the Closing Date.

   6.11 Nondisclosure.

     (i) The Selling Parties agree that from and after the Closing Date (and without limitation of time), they shall (and shall cause their Affiliates
  to) hold in confidence, and shall use all reasonable best efforts to cause all present and former directors, officers and employees of the Selling Parties and their Affiliates to hold in confidence, any and all proprietary, confidential or secret information or data of or in respect of the Assets or Business and shall not disclose, publish or intentionally use such information or data for any purpose other than as provided in this Agreement (a) without the prior written consent of Buyer, (b) until such information or data has been publicly disclosed by Buyer or otherwise ceased to be secret or confidential as evidenced by general public knowledge through no fault of any of the Selling Parties; provided, however, that any of the Selling Parties shall have the right to disclose such information or data, without consent, to the extent that, in the opinion of their counsel, which counsel and opinion shall be reasonably satisfactory to Buyer, such disclosure is compelled by any Governmental Entity, audit, defense or prosecution of a Proceeding; provided further, however, that if any of the Selling Parties proposes to make such disclosure based upon such opinion of counsel, it shall advise and consult with Buyer before such disclosure concerning the information or data it proposes to disclose and shall give Buyer an opportunity to seek a protective order or other appropriate remedy to foreclose such disclosure without penalty to any of the Selling Parties.

     (ii) Except as and to the extent required by Applicable Law and except in connection with the exercise of their rights or the performance of their obligations under this Agreement or any other agreement entered into pursuant hereto or in connection herewith, Buyer and its Affiliates shall not disclose or use, and shall direct its representatives not to disclose or use, to the detriment of a Selling Party, any Confidential Information (as defined below) that is furnished, or is to be furnished, by a Selling Party or their representatives to Buyer or its Affiliates or their representatives at any time or in any manner. For purposes of this Section 6.11(ii), "Confidential Information" means any information about a Selling Party that a Selling Party treats as and advises Buyer in writing is confidential, unless: (a) such information is already known to Buyer or its Affiliates or representatives, or to others not bound by a duty of confidentiality, before the date of disclosure by a Selling Party, or such information becomes publicly available through no fault of Buyer or its Affiliates or representatives; (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement; or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with any Proceedings. If this Agreement is terminated for any reason, upon the written request of a Selling Party, Buyer and its Affiliates and representatives shall promptly return to such Selling Party or destroy any Confidential Information in their possession and shall certify in writing to such Selling Party that they have done so.

   6.12 Non-Competition.

     (i) In order to induce Buyer to enter into this Agreement and to consummate the transactions contemplated by this Agreement, and as additional consideration for the Purchase Price to be paid by Buyer for the Assets, for a period commencing on the Closing Date and ending on the third anniversary of the Closing Date (the "Non-Compete Period"), each of the Selling Parties agree and shall cause their Affiliates (so long as such Affiliates are under the control of the Selling Parties) to agree that they will not, except as set forth below, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, member, stockholder, officer, director, or in any other individual or representative capacity, engage or participate in any business or activity involving the construction or sale of residential homes in Cook (other than the City of Chicago), McHenry, Lake, DuPage, Will, Kendall and Kane Counties in the State of Illinois, except with respect to the liquidation of those suburban subdivisions described in Schedule 1.2 hereto; provided that nothing in this Section 6.12 shall prevent the Selling Parties from owning beneficially, as an investment, up to an aggregate of one percent of a class of equity securities that is publicly traded and registered under
  Section 12 of the Exchange Act. The Selling Parties represent to Buyer that the enforcement of the restriction contained in this Section 6.12 would not be unduly burdensome to them.

     (ii) During the Non-Compete Period, the Selling Parties will not, directly or indirectly, (1) hire any person as an employee, representative, agent, consultant, independent contractor, or other service provider who was, at any time from and after the date which is six months prior to the Closing Date, an employee of the Selling Parties and at Closing became an employee of Buyer unless such person's employment was terminated on or after the Closing Date (including termination by reason of such person's resignation unsolicited by the Selling Parties), or (2) solicit or otherwise induce any of the employees of Buyer to leave the employment of Buyer.

     (iii) The Selling Parties agree that a breach or violation of the covenants contained in this Section 6.12 shall entitle Buyer, as a matter of right, to an injunction issued by any court of competent jurisdiction, restraining any further or continued breach or violation of these covenant. Such right to an injunction shall be cumulative and in addition to, and not in lieu of, any other remedies to which Buyer may show itself justly entitled. Further, during any period in which any Selling Party is in breach of the covenants contained in this Section 6.12, the time period of the covenants shall be extended for an amount of time that any Selling Party is in breach hereof.

     (iv) The representations and covenants contained in this Section 6.12 on the part of the Selling Parties will be construed as ancillary to and independent of any other provisions of this Agreement, and the existence of any claim or cause of action of the Selling Parties against Buyer or any officer, director, or shareholder of Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of the covenants of the Selling Parties contained in this Section 6.12.

     (v) The parties to this Agreement agree that the limitations contained in this Section 6.12 with respect to time, geographical area, and scope of activity are reasonable. However, if any court shall determine that the time, geographical area, or scope of activity of any restriction contained in this Section 6.12 is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

   6.13 Employees and Employee Benefits.

     (i) Before the end of the Feasibility Period, Buyer shall deliver to the Company a list of, and the personnel records related to, each employee of the Company or Subsidiary, as appropriate, that Buyer has identified as integral to Buyer's operation of the Business. The Selling Parties shall cause the termination of each such employee on the last Business Day immediately preceding the Closing Date. The Selling Parties will assist Buyer in offering employment to and hiring those employees of the Selling Parties engaged in the Business designated by Buyer on such terms and conditions as designated by Buyer. Buyer is not hereby, and at no time hereafter will be, adopting, accepting, or assuming any employee benefit plan or collective bargaining agreement of the Selling Parties relating to any of their employees or any other agreement, trust, plan, fund, or other arrangement of the Selling Parties (including, but not limited to flexible contribution plans) that provides for employee benefits or perquisites (collectively, "Employment Arrangements"), and Buyer shall have no liability or obligation whatsoever under any Employment Arrangement to the Selling Parties or to any employees of the Selling Parties, whether or not any of such employees are offered employment by or become employees of Buyer. Buyer is not obligated to replace any of the Employment Arrangements for any employees of the Selling Parties who become employees of Buyer, nor is Buyer obligated to provide such persons with any similar agreements, plans, or arrangements. The Selling Parties are responsible for and shall timely pay all wages, salaries, employment benefits of any kind or nature, arising out of service performed prior to the Closing Date including, without limitation, retirement, health and other benefits, vacation pay and any termination or severance pay, whether due immediately or at some future date, whether or not required under any collective bargaining agreement. All wages, salaries, vacation and sick pay, termination or severance pay and any other employment benefit or other compensation earned with respect to or arising out of service performed prior to the Closing Date shall be paid, or caused to be paid, by the Selling Parties within the time limits permitted by law. In connection with all matters related to this Section 6.13, the Selling Parties agree to comply with all Applicable Laws, including without limitation the Worker Adjustment and Retraining Notification Act or any similar law or regulation, and the Selling Parties agree to indemnify, defend and hold harmless Buyer from any and all liability related to such matters. All employees of the Selling Parties who become employees of Buyer following the Closing Date will receive service credit for eligibility and vesting purposes for periods of service with the Selling Parties under Buyer's employee benefit plans and with respect to similar matters, including the severance and vacation plans, if any, of Buyer in which such employees are eligible to participate.

     (ii) Buyer shall deliver to the Selling Parties a copy of an offer of employment to Tom Small within five (5) Business Days after the expiration of the Feasibility Period. If Tom Small accepts such offer of employment, Buyer agrees that after the Closing Date it shall allow Tom Small a reasonable amount of time to assist the Selling Parties in the defense of the Parkside Condominium Association litigation.

     (iii) The parties acknowledge that certain employees of the Selling Parties owe to the Selling Parties amounts representing draws taken by such employees in the course of their employment against future commissions in accordance with written sales agreements between such persons and the Selling Parties. Seller hereby acknowledges that Buyer will in no way be responsible for such amounts owed by the employees to the Selling Parties; provided, however, Buyer shall withhold, pursuant to the terms and conditions of such sales agreements, such amounts from the proceeds from the close of the Sales Contracts, less any commission payable to other employees, as are owed to the Selling Parties and shall pay such amounts to the appropriate Selling Parties.

     (iv) The Selling Parties will comply after the Closing Date with the requirements of Sections 601 through 608 of ERISA and Section 4980B of the Code with respect to any employee or former employee of the Selling Parties (and any qualified beneficiary thereof) who experiences a qualifying event (as defined in Section 4980B of the Code or Section 603 of ERISA) on or before the Closing Date under any group health plan maintained by a Selling Party. For purposes of the preceding sentence, the Closing Date shall be considered a qualifying event with respect to those employees of the Selling Parties who become employees of Buyer in connection with Buyer's purchase of the Assets.

   6.14 Good Title: Title Insurance. At least ten (10) days prior to the Closing Date the Selling Parties shall deliver to Buyer preliminary title commitments issued by TICOR Title Insurance Company showing title to the Real Property and Developed Property being subject only to Permitted Encumbrances and any other title exceptions pertaining to liens or encumbrances of a definite or ascertainable amount which may and shall, at the option of Buyer, either: (x) be removed by the payment of money by any Selling Party at the Closing, or (y) be insured over by a title company in a manner reasonably satisfactory to Buyer; provided, however, if such title exception(s) pertains to mechanics liens, the Selling Parties may, at their option, cause the exception(s) either to (a) be removed by the payment of money by any Selling Party at the Closing, or (b) be insured over by the title company. Each title commitment shall contain an agreement by the title company stating that the title policy which, subject to the mechanic's lien exception definition set forth as the last two paragraphs of this Section 6.14, shall result in the deletion of the general exceptions, and which agreement shall confirm that the title policy for the Real Property shall contain the following affirmative endorsements or disclose and insure over known violations of the same:

     (i) An endorsement insuring Buyer that, except for Permitted Encumbrances, there are no violations of any restrictive covenants, conditions or restrictions affecting the Real Property, that there are no encroachments by any building onto any easements or any building lines or setbacks affecting the Real Property, or onto any adjacent property, or any encroachments onto the parcel of existing improvements located on adjoining land.

     (ii) An access endorsement insuring that the streets and roads adjacent to the Real Property are public streets and that there is direct and unencumbered access to the same from each parcel of the Real Property.

     (iii) A survey endorsement insuring that all the improved property insured is legally described on a specifically mentioned survey and foundations in place as of the date of such policy are within the lot lines and applicable setback lines, that no building encroaches onto adjoining land or onto any easements, and that there are no encroachments of improvements from adjoining land onto any parcel of the Real Property or any part thereof.

     (iv) An endorsement insuring that all the unimproved property insured is legally described on a specifically mentioned plat of subdivision, and that there are no encroachments of improvements from adjoining land onto any parcel of the Real Property or any part thereof.

     (v) As to vacant lots, an ALTA 3.0 zoning endorsement insuring that each parcel of the Real Property is zoned for single family residential use and insuring against loss or damage arising due to a prohibition of said use and as to lots under construction, an ALTA 3.1 zoning endorsement insuring that each parcel of the Real Property is zoned for single family residential use and insuring against loss or damage arising due to a prohibition of said use or requiring removal of the Improvements existing or under construction due to a violation of applicable ordinances and amendments relating to area of the parcel, floor area of any building, setbacks, height and number of parking spaces.

     (vi) A contiguity endorsement insuring that the land comprising the original subdivision did not contain any gaps.

     (vii) An endorsement insuring that all parcels of the Real Property are covered by one (1) or more permanent index numbers which do not cover other property, where available.

     (viii) An endorsement deleting the creditors' rights exception, if available.

     (ix) A utility facility endorsement.

     (x) As to the Developed Property, in addition to the foregoing endorsements in Sections (i)-(ix) above, the preliminary title commitments shall insure the contract interest of the Selling Parties in such Developed Property in a form reasonably acceptable to Buyer and the Selling Parties.

   The title company shall also undertake to obtain reinsurance policies with "Right of Direct Access" in such amounts and with such companies as may be reasonably satisfactory to Buyer.

   Set forth below is the form of mechanic's and materialmen's lien endorsement that is acceptable to Buyer (it being understood by the parties hereto that if the endorsement is different than as set forth below such modified or revised endorsement shall be subject to Buyer's review and approval):

     The Company insures Buyer against loss or damage arising out of any lien or right to a lien for services, labor or material furnished or delivered except as set forth below:

    (a) Any lien or right to a lien for services, labor or material furnished or delivered after the Closing Date; and

    (b) Any lien or right to a lien for services, labor or material that Buyer is obligated to assume or pay under the terms of the Agreement.

   The endorsement will specifically provide that: Buyer agrees that it will not present a claim for a lien arising out of services, labor or material furnished on or before the Closing Date until it has either (a) obtained a court determination that the Selling Parties are liable for said lien under the terms of this Agreement or (b) unless and until the Selling Parties agree in writing that they are liable for the specific lien under the terms of this Agreement. TICOR Title Company shall be bound by either a settlement or a court adjudication where the Selling Parties, or in lieu thereof, TICOR Title Company (on behalf of the Selling Parties), has contested whether Buyer is liable under this Agreement. If Buyer is unable for any reason to obtain a court adjudication of the Selling Parties' liability under this Agreement, the issue of the Selling Parties' liability under this Agreement shall be arbitrated by Buyer and TICOR Title Company pursuant to "Conditions and Stipulations 14" in the title commitment.

   6.15 Further Assurances. Following the Closing the Selling Parties will (a) at their expense take any action which may be reasonably necessary in order to put Buyer in actual possession and operating control of the Assets, and (b) from time to time at the request of Buyer and without further consideration, execute and deliver such other instruments of assignment, transfer and conveyance and take such other action as Buyer reasonably may require to more effectively assign (provided, however, that no such documents shall expand the Selling Parties' economic obligation or materially increase Selling Parties' liability hereunder), convey and transfer to, and vest in Buyer, and to put Buyer in possession of, all of the Assets. In addition, the Selling Parties will make its Books and Records regarding the Assets available to Buyer and its representatives, upon reasonable prior notice, to inspect and copy during normal business hours. The Selling Parties, at its cost and expense, shall preserve the Books and Records for a period of at least five years after the Closing Date.

   6.16 Selling Parties' Name. The Selling Parties at Closing shall transfer to Buyer the exclusive (as to the Selling Parties), unlimited and permanent right to the use of the name "Rembrandt Homes" and all names similar thereto, and the Selling Parties shall furnish such written consents as Buyer shall reasonably request to the use by Buyer of such names. As soon as practicable after the Closing the Selling Parties will change their corporate names, if applicable, and execute and file withdrawal notices for any assumed name certificates bearing the name "Rembrandt Homes" or any derivative thereof. From and after the Closing, the Selling Parties agree that none of Selling Parties nor any of their Affiliates shall use or employ in any manner, directly or indirectly, the name "Rembrandt Homes" or any derivatives thereof or any names deceptively or confusingly similar thereto in any of its present or future business operations or for any other purpose.

   6.17 Release of Bonds. Buyer will take all reasonable steps to procure the release of the Selling Parties and their Affiliates, and any officers or directors of the Selling Parties or any such Affiliates who are personally obligated, from any financial responsibility to the issuer(s) of the subdivision improvement bonds or other financial securities listed on Schedule
6.17 with respect to any of the Assets; provided, however, that with respect to such releases, Buyer shall only be responsible for those subdivision improvement bonds or other financial securities that relate to the current and future phases of development of the Developed Property. Further, following Closing Buyer will continue to use its good faith efforts to procure any such release not obtained by Closing. Buyer will reimburse the Company for (i) the servicing fees and costs, if any, necessary to maintain such improvement bonds or other financial securities of the Selling Parties that remain outstanding and (ii) amounts, if any, drawn under such outstanding improvement bonds and charged to the Selling Parties or against their financial security in connection with development of the Housing Property that occurs after Closing. With respect to subdivision improvement bonds that remain outstanding and as to which the beneficiary will not accept a substitute bond or security from Buyer, the Selling Parties may require Buyer to issue a bond or letter of credit to the benefit of the Selling Parties as backup collateral for Buyer's responsibility under this Section 6.17, but in that case, Buyer will not have any obligation to reimburse the Company for servicing fees and costs on the outstanding bond as provided in clause (i) above.

   6.18 Kaco Partnership. Before the last day of the Feasibility Period, Buyer shall deliver written notice to the Selling Parties disclosing whether Buyer wishes to be assigned the interests of the Selling Parties in the Kaco

Partnership and the profit participation agreement. If Buyer notifies the Selling Parties that it does wish to be assigned such interests, then the Selling Parties shall take all reasonable steps necessary to restructure or amend the Kaco Partnership and the profit participation agreement such that at the Closing, Buyer shall be substituted for the Selling Parties in such partnership and the profit participation agreement with all of the rights, interests and obligations of the Selling Parties in such partnership and the profit participation agreement; provided, however, that the failure of the Selling Parties to restructure or amend the Kaco Partnership and the profit participation agreement (after using all of their reasonable efforts) so as to permit the substitution of Buyer shall not constitute a default under this Agreement or excuse Buyer from any obligation hereunder other than its obligation to purchase the Selling Parties' interest in the Kaco Partnership and the profit participation agreement.

   6.19 Illinois Income Tax Withholding. At least five days prior to the Closing Date, the Selling Parties shall deliver to Buyer evidence that the sale of the Assets to Buyer is not subject to, and does not subject Buyer to liability under 35 ILCS 5/902 or 35 ILCS 120/5j (the "Act") and that at least fifteen (15) days prior to the Closing, the Selling Parties shall have notified the Illinois Department of Revenue (the "Department") of the intended sale of the Assets pursuant to this Agreement and requested that the Department make a determination as to whether the Selling Parties have an assessed, but unpaid, amount of tax, penalties, or interest under the Act. The Selling Parties agree that, unless the Selling Parties deliver to Buyer a waiver from the Illinois Department of Revenue, Buyer may, at the Closing, deduct and withhold from the proceeds that are due to the Selling Parties the amount necessary to comply with the withholding requirements imposed by the Act. Buyer shall deposit the amount so withheld in a separate escrow with TICOR Title Insurance Company pursuant to the terms and conditions acceptable to Buyer and the Selling Parties, but in any event, complying with the Act.

   6.20 Compliance with Illinois Responsible Transfer Act of 1988.

     (i) Within thirty (30) days after the Effective Date, Buyer shall deliver to the Selling Parties either (a) an affidavit (the "Affidavit") by which the Selling Parties shall represent and warrant to Buyer that neither the Assets nor the transfer of the Assets as set forth in this Agreement is subject to the Illinois Responsible Property Transfer Act of 1988, 765 ILCS 90/5 ("RPTA") or (b) a fully completed and executed RPTA disclosure form for each Asset as required by RPTA (the "Disclosure Document"). Nothing contained in this Section 6.20 shall limit any obligation of the Selling Parties or any right of Buyer pursuant to RPTA.

     (ii) At the Closing, if appropriate, the Disclosure Document shall be recorded (along with the applicable deeds) in the applicable recorders' offices, and Buyer shall file a copy of such deeds with the Environmental Protection Agency not later than thirty (30) days after the Closing. The Selling Parties shall pay all charges and take all responsibility with respect to the recording and filing of the Disclosure Document.

   6.21 Design Center. Buyer shall allow the Selling Parties non-exclusive use of the Design Center located at 150 West Center Court, Schaumburg, Illinois on terms and conditions satisfactory to Buyer in its sole and absolute discretion.

   6.22 Work-in Progress. The parties acknowledge that at the Closing, Buyer will pay to the Selling Parties as a portion of the Purchase Price an amount representing work-in-progress on the Assets (see Schedule 1.3(b)(iv)) for which an invoice has been delivered to the Selling Parties up to and including the date of the Pre-Closing Balance Sheet (the "Closing Invoices"). Thereafter, pursuant to Section 1.7(v) of this Agreement, Buyer will pay all amounts due under new invoices delivered to the Selling Parties and Buyer after the date of the Pre-Closing Balance Sheet for work-in-progress on the Assets (the "Post-Closing Invoices"). In order to facilitate the payment of the Post-Closing Invoices, the Selling Parties hereby agree to deliver to Buyer no later than the tenth (10) Business Day after the Closing Date and again thereafter every tenth (10) Business Day (until such time as the Selling Parties no longer receive Post-Closing Invoices), the Post-Closing Invoices. Furthermore, the Selling Parties acknowledge that they are solely responsible for the payment to the vendors of the Closing Invoices and agree to timely pay all Closing Invoices.

   6.23 Warranty and Winter Work Agreement. The parties shall enter into a Warranty and Winter Work Agreement pursuant to which Buyer shall, at the Company's sole expense, (i) perform warranty work with a direct cost in excess of One Thousand Dollars ($1,000) per residential home or an average of Three Hundred Dollars ($300) per residential home, (ii) complete punch list work on certain residential homes sold by the Selling Parties in the preceding twelve
(12) months and (iii) perform Winter Work on certain residential homes sold by the Selling Parties in the preceding twelve (12) months.

   6.24 Fairness Opinion. Within two (2) Business Days following the Effective Date, the Company shall request from an investment banking firm or other financial advisor an opinion that the transactions contemplated by the Agreement are fair to the common shareholders of the Company (a "Fairness Opinion").

   6.25 Assignment of Remedies Against Subcontractors. If any of the Selling Parties breaches the representation and warranty set forth in Section 3.12(xviii) with respect to any Housing Property or Improvement, then Buyer shall first exhaust any contingency reserves related to such Housing Property or Improvement contained in the applicable cost-to-complete budget referenced on Exhibit A to Schedule 1.3, if any, and use its reasonable efforts to enforce any legal remedies available to Buyer against any subcontractors responsible for such breach before exercising its indemnification rights under
Section 11.1 against the Selling Parties. If, however, in any particular situation Buyer elects not to pursue a subcontractor or subcontractors because Buyer is unable to enforce any legal remedies it may have against the subcontractors responsible for the breach, or concludes that recovery from the subcontractor(s) will be slow or unlikely, Buyer's indemnification rights against the Selling Parties will not be prejudiced but Buyer shall assign any rights it may have to collect such losses from any such subcontractors to the Selling Parties.

                                  ARTICLE VII

                 CONDITIONS TO OBLIGATIONS OF SELLING PARTIES

   The obligations of the Selling Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or before the Closing Date of each of the following conditions:

   7.1 Covenants and Agreements Performed. Buyer shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date and the Selling Parties shall have received the certification of Buyer to such effect.

   7.2 Representations and Warranties True. The representations and warranties of Buyer contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or before the Closing Date shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date. The President or any Vice President of the managing general partner of Buyer shall certify at Closing that all such representations and warranties are true on and as of the Closing Date.

   7.3 Reserved.

   7.4 Reserved.

   7.5 Board of Directors of Each Selling Party and Shareholder Approval. The Company shall have received the necessary shareholder approval of this Agreement and the transactions contemplated by this Agreement. In addition, the Board of Directors of the Company shall have approved this Agreement and the transactions contemplated by this Agreement no later than six days after the Effective Date which approval may be conditioned on the receipt of a fairness opinion; provided, however, that if the Board of Directors of the Company shall not have approved this Agreement and the transactions contemplated by this Agreement within the proscribed six day period, such approval shall no longer be a condition to closing.

                                 ARTICLE VIII

                      CONDITIONS TO OBLIGATIONS OF BUYER

   The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or before the Closing Date of each of the following conditions:

   8.1 Feasibility Period. During the Feasibility Period, Buyer shall not have become aware of any facts relating to the Business or Assets, or prospects of the Business or Assets which, in Buyer's sole discretion, makes it inadvisable for Buyer to proceed with the consummation of the transactions contemplated by this Agreement.

   8.2 Covenants and Agreements Performed. The Selling Parties shall have performed or complied with in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by them on or before the Closing Date and Buyer shall have received the certificate of the Selling Parties to such effect.

   8.3 Default. The Selling Parties shall not be in default in any material respect under this Agreement and no event shall have occurred which, with notice or lapse of time or both, will constitute such a default under this Agreement, and Buyer shall have received the certificate of the Selling Parties to such effect.

   8.4 Representations and Warranties True. The representations and warranties of the Selling Parties contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or before the Closing Date, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except for changes resulting from the Selling Parties having done business in the ordinary course. Buyer shall have received the certificate of the Selling Parties at Closing that all such representations and warranties are true on and as of the Closing Date, except for changes resulting from the Selling Parties having done business in the ordinary course (for example, the closing of the sale of homes pursuant to Sales Contracts listed on Schedule 3.12(iii)) and except for other changes as may be listed on an exhibit to such certificate; provided, however, that this procedure for the listing of extraordinary changes does not constitute the waiver by Buyer of any condition to Buyer's obligation to close the transactions contemplated by this Agreement.

   8.5 No Material Adverse Change. Subsequent to the Effective Date and prior to the Closing Date, there shall have been no material adverse change in the Business, Assets or Gross Profit Margin (calculated as defined in Schedule 1.3) of the backlog of sold but unclosed homes of the Selling Parties that has an impact on the value of the Business, Assets or backlog, as the case may be, that exceeds the Termination Threshold, and Buyer shall also receive the certificate of the Selling Parties to such effect; provided, however, if a casualty loss has occurred with respect to the Assets, then Buyer shall consider the availability of insurance related to such casualty in determining whether the casualty is a material adverse change that has an impact on the value of the Business, Assets or backlog, as the case may be, exceeds the Termination Threshold.

   8.6 Consents. Except for consents that the Selling Parties cannot obtain and the delivery of which Buyer has agreed in writing to waive, all consents or approvals of any third party set forth on Schedule 3.7 shall have been given, including (without limitation) any necessary consents to the assignment of the Intellectual Property, and shall be in full force and effect at the time of Closing.

   8.7 RPTA. The Selling Parties shall have delivered the Disclosure Document or Buyer shall have determined that RPTA is applicable, notwithstanding the Selling Parties' delivery of the Affidavit.

   8.8 Closing Deliveries. The Selling Parties shall have delivered all of the documents required by this Agreement to be delivered by it on or prior to the Closing Date.

   8.9 Litigation. No Proceeding before any federal or state court or other Government Authority shall be instituted or threatened which, in the reasonable judgment of Buyer, shall have the effect or be expected to have

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the effect of (i) making illegal, impeding or otherwise restraining or prohibiting any of the transactions contemplated by this Agreement, (ii) resulting in the payment of damages in excess of Five Hundred Thousand Dollars ($500,000) by the Selling Parties or Buyer as a result of or in connection with the transactions contemplated by this Agreement, (iii) imposing any material limitations on the ownership or operation by Buyer of any substantial portion of the Assets, or compelling Buyer or the Selling Parties to dispose of or hold separate any substantial portion of the Assets, as a result of or in connection within any such transactions or (iv) imposing any material limitations on the ability of Buyer to exercise full rights of ownership with respect to the Assets or compelling Buyer to dispose of any of the Assets.

   8.10 Environmental Audit. Buyer shall have received, at Buyer's expense, an environmental review report on those properties reasonably identified to the Selling Parties by Buyer during the Feasibility Period and acceptable in scope and content, and from a person satisfactory to Buyer, as to the absence of any evidence of material noncompliance with, or reclamation or remediation obligations under, applicable Environmental Laws that could materially affect the Assets.

   8.11 Reserved.

   8.12 Board of Directors of Each of the Selling Parties and Shareholder Approval. The Selling Parties shall have received the necessary shareholder approval of this Agreement and the transactions contemplated by this Agreement. In addition, the Board of Directors of the Company shall have approved this Agreement and the transactions contemplated by this Agreement no later than six days after the Effective Date which approval may be conditioned on the receipt of a fairness opinion.

                                  ARTICLE IX

                                  TERMINATION

   9.1 Termination. At any time before Closing (except where a shorter time period is indicated below), this Agreement may be terminated:

     (i) By mutual written consent of the parties hereto;

     (ii) By either Buyer or the Company, provided that the party terminating has diligently and in good faith performed or complied in all material respects with the agreements and covenants required to be performed by it hereunder, if any federal or state court or other Governmental Authority shall have issued an order, writ, injunction, judgment or decree which shall have the effect of making illegal, impeding or otherwise restraining or prohibiting any of the transactions contemplated by this Agreement and such order, writ, injunction, judgment or decree shall have become final and nonappealable or any material Proceeding shall have been instituted, and not dismissed, or threatened by any creditor of any of the Selling Parties against any of the Assets (other than the filing of a mechanic's lien against any of the Assets against which Buyer will receive adequate title insurance coverage at the Closing);

     (iii) By Buyer if:

       (a) Buyer shall have determined, in its reasonable discretion, that the condition set forth in Section 8.12 hereof is unlikely to be fulfilled within a reasonable period of time; provided, however, that Buyer shall only be entitled to terminate this Agreement pursuant to this clause (a) if it delivers a written notice of termination to the Company before the Closing Date but subsequent to the later of that date which is (x) forty (40) days following the commencement of the solicitation of approval of this Agreement by the Company from its shareholders, all in accordance with the Securities and Exchange Commission rules and regulations or (y) thirty (30) days following the date of the commencement of resolicitation of such shareholders by the Company, again in accordance with the rules and regulation of the Securities and Exchange Commission, and the Company has not satisfied
    Section 8.12 before delivery of such notice;

       (b) Reserved.

       (c) the shareholders of the Company shall not have approved this Agreement and the transactions contemplated by this Agreement or the Closing shall not have occurred on or before June 30, 1999 for any reason;

       (d) ten (10) calendar days shall have elapsed after the delivery by the Company of an Overbid Notice to Buyer, unless the Company shall have notified Buyer in writing before such time that it has irrevocably determined not to participate in any further discussions or negotiations with any Third Party with respect to the Acquisition Proposal that was the subject of such notice;

       (e) any of the Selling Parties shall have become a proponent, co-proponent or the subject of any voluntary or involuntary plan of reorganization under the Bankruptcy Code;

       (f) there shall have been any violation or breach on the part of the Selling Parties of any covenant or agreement contained in Section 6.3 hereof, and such violation or breach has not been waived by Buyer;

       (g) there shall have been any violation or breach on the part of the Selling Parties of any covenant or agreement contained in Article III hereof or Sections 6.1 or 6.5 hereof which shall not have been cured within five days after receipt of notice of such violation or breach from Buyer;

       (h) there shall have been any material violation or breach by any of the Selling Parties of any covenant or agreement (other than the covenants and agreements referred to in Sections 9.1(iii)(f) and (g) above) contained in this Agreement which shall not have been cured within twenty (20) days after receipt of notice of such violation or breach from Buyer;

       (i) there shall have been any violation or breach by any of the Selling Parties of any representation or warranty contained in this Agreement or a Proceeding shall have been instituted or threatened, which in the reasonable judgment of Buyer, has resulted or is reasonably expected to result in any claims by Buyer or against the Assets or the Business in an aggregate amount exceeding the Termination Threshold (as defined below) (it being understood and agreed that for purposes of this clause all such representations and warranties shall be construed as if they were not qualified in any manner as to knowledge or materiality);

       (j) Buyer determines during the Feasibility Period, in its sole discretion, that it is not in its best interest to complete the transactions set forth in this Agreement and provides to the Selling Parties the required notice;

Provided, however, that, in the case of any termination pursuant to Section 9.1(iii)(c), (f), (g), (h) or (i) above, Buyer has diligently and in good faith performed or complied in all material respects with the agreements and covenants required to be performed by it hereunder.

     (iv) By the Selling Parties if:

       (a) All of the Overbid Termination Conditions shall have been satisfied;

       (b) There shall have been any material violation or breach by Buyer of any covenant or agreement contained in this Agreement which shall not have been cured within twenty (20) days after receipt of notice of such violation or breach from the Company;

       (c) There shall have been any violation or breach by Buyer of any representation or warranty contained in this Agreement which, in the reasonable judgment of the Company, has resulted or is reasonably expected to cause the Selling Parties to incur or be subject to claims or liabilities in an aggregate amount exceeding the Termination Threshold (it being understood and agreed that for purposes of this clause (c) all such representations and warranties shall be construed as if they were not qualified in any manner as to knowledge or materiality);

       (d) Notwithstanding good faith efforts on the part of the Selling Parties, Section 8.12 of this Agreement is not satisfied as of June 30, 1999;

       (e) The Closing shall not have occurred on or before July 30, 1999 for any reason;

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

       (f) The Company shall have requested and not received a Fairness Opinion. This termination right expires twelve (12) days after the Effective Date.

  provided, however, that, in the case of any termination pursuant to Sections 9.1(iv)(b), (c), (d) or (e) above, the Selling Parties have diligently and in good faith performed or complied in all material respects with the agreements and covenants required to be performed by them hereunder.

   9.2 Effect of Termination.

     (i) In the event of the termination of this Agreement pursuant to
  Section 9.1 by Buyer, on the one hand, or the Selling Parties, on the other, written notice thereof shall forthwith be given to the other party specifying the provision of this Agreement pursuant to which such termination is made and describing the facts or circumstances supporting such termination, and, except as provided in this Section 9.2, this Agreement shall become void and have no effect, except that the agreements contained in this Section 9.2, in Article X and in Sections 6.7, 6.8, 6.9 and 6.11 hereof shall survive any termination of this Agreement.

     (ii) Nothing contained in this Section 9.2 shall relieve any party from liability for damages incurred as a result of any breach of this Agreement. Each of the Selling Parties and Buyer hereby stipulate that the Business is a unique business opportunity. Therefore, for that and other reasons, the remedy of specific performance of the Selling Parties' obligations under this Agreement is hereby expressly granted to Buyer by the Selling Parties. If the Selling Parties fail or refuse to consummate the transaction contemplated by this Agreement, other than as a result of termination by mutual written consent under Section 9.1(i) hereof, by either party under
  Section 9.1(ii), by Buyer under Section 9.1(iii) or by the Selling Parties pursuant to Section 9.1(iv) hereof, then Buyer shall have the right to bring an action in a court of proper jurisdiction to compel the Selling Parties to specifically perform the transaction contemplated by this Agreement in accordance with the terms set forth in this Agreement. The Selling Parties' sole remedy against Buyer shall be a claim against Buyer for liquidation damages in an amount not to exceed the Earnest Money Deposit as set forth in Article X hereof.

                                   ARTICLE X

                             TERMINATION PAYMENTS

   10.1 Termination Fee Deposit. (a) Within five (5) Business Days of the execution of this Agreement (i) the Company shall deliver a promissory note payable to the order of Buyer in the form attached hereto as Exhibit H in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Termination Fee Note") to Buyer. If this Agreement is terminated (whether automatically or by Buyer or any of the Selling Parties) for any reason, the Termination Fee Note shall be handled, as follows:

     (i) kept by Buyer, if this Agreement is terminated (whether automatically or by Buyer or any of the Selling Parties) for any reason other than as specified in clause (ii) below; or

     (ii) returned to the Selling Parties, if this Agreement is terminated by mutual written consent under Section 9.1(i) hereof, by either party under
  Section 9.1(ii), by Buyer under Section 9.1(iii) or by the Selling Parties pursuant to Section 9.1(iv)(b), (c), (d), (e) or (f) hereof.

   (b) Within two Business Days after the execution of this Agreement, Buyer and Maurice Sanderman shall enter into the Performance Guaranty Agreement attached hereto as Exhibit I, pursuant to which Maurice Sanderman will guarantee that either (i) any Qualified Third Party whose Acquisition Proposal is accepted will fund the payment of the Termination Fee Note on behalf of the Company or (ii) the Company will fund the payment of the Termination Fee Note.

   10.2 Delivery of Earnest Money Deposit. If this Agreement is terminated for any reason, the parties shall take all action necessary in order to cause the Escrow Agent promptly to deliver the Earnest Money Deposit as follows:

     (i) to Buyer, if this Agreement is terminated (whether automatically or by Buyer or any of the Selling Parties) for any reason other than as specified in clause (ii) below; or

     (ii) to the Selling Parties, if this Agreement is terminated by the Selling Parties pursuant to Section 9.1(iv)(b) or (c) hereof, and payment of the Earnest Money Deposit to the Selling Parties will constitute the payment of liquidated damages as the Selling Parties' sole and exclusive remedy under such circumstances; provided, however, that in the event that the Selling Parties terminate this Agreement pursuant to Section 9.1(iv)(c), they shall only be entitled to actual damages up to but not exceeding the Earnest Money Deposit and the balance of the Earnest Money Deposit, if any, shall be promptly delivered to Buyer.

   10.3 Judicial Enforcement. If Buyer or any of the Selling Parties is required for any reason to seek judicial enforcement of any of the obligations of the other party hereto under this Article X, such other party shall pay to, or reimburse such party for, all costs and expenses (including fees and disbursements of counsel) that are incurred by such party in enforcing the provisions of this Article X.

   Any amounts paid pursuant to this Article X shall be paid without set-off or deduction.

                                  ARTICLE XI

                                INDEMNIFICATION

   11.1 Indemnification by the Selling Parties. The Selling Parties shall defend at their cost, indemnify and hold harmless Buyer, its Affiliates and their respective shareholders, directors, officers, employees, agents and representatives from any and all liabilities (except the Assumed Liabilities), obligations, claims (including third party claims), contingencies, damages, losses, fines, penalties, interest, costs and expenses (including all court costs, costs of investigation and reasonable attorneys' fees) (collectively, "Losses") that Buyer or any such person may suffer or incur as a result of or relating to:

     (i) The breach or inaccuracy of any of the representations, warranties, covenants or agreements made by any of the Selling Parties herein, including, without limitation, the representations and warranties relating to the physical condition of the Assets;

     (ii) Any transaction, activity, liability or obligation, except for the Assumed Liabilities and except to the extent such transaction, activity, liability or obligation relates to the physical condition of the Assets for which the Selling Parties have made representations and warranties (and as to which indemnification is provided pursuant to Section 11.1(i) above), of any of the Selling Parties that occurs or arises out of actions or events occurring before the Closing Date, including, without limitation, the claims and litigation set forth on Schedule 3.15;

     (iii) Any and all Taxes arising out of the transactions contemplated by this Agreement, except as expressly provided otherwise in this Agreement;

     (iv) Any earnest money deposit paid by a Selling Party to the seller of real property (and not placed in escrow), before the Closing Date, under a contract for the purchase of the real property relating to the Business, that is not returned to the Buyer because such seller wrongfully withholds such deposit and refuses to return it to the Buyer in violation of the terms of the purchase contract;

     (v) Any violation of the Bulk Sales Laws of the State of Illinois or any other similar state laws to which the Assets are subject; or

     (vi) An adjustment of the Purchase Price as determined in accordance with Schedule 1.3 that results in an additional amount owing by the Selling Parties to Buyer because of an overpayment to the Selling Parties of the Purchase Price paid to the Selling Parties at the Closing that is not timely paid as provided in Schedule 1.3.

   11.2 Indemnification by Buyer. Except as otherwise provided in this Agreement, Buyer shall defend at its cost, indemnify and hold harmless the Selling Parties and their Affiliates, and their respective shareholders, directors, officers, employees, agents and representatives from any and all Losses that the Selling Parties or any such person may suffer or incur as a result of or relating to:

     (i) the breach or inaccuracy of any of the representations, warranties, covenants or agreements made by Buyer herein including, without limitation, Buyer's agreement to assume responsbility for the Assumed Liabilities; and

     (ii) any transaction, activity, liability or obligation relating to the Assets arising after the Closing Date, excluding however any liability, cost or expense incurred by the Selling Parties as a result of actions taken by Buyer or the Selling Parties to enforce their rights under this Agreement.

   For purposes of this Article XI, the party(ies) seeking indemnification pursuant to this Article XI shall be referred to as "Indemnitee" and the party(ies) from whom Indemnitee seeks indemnification shall be referred to as "Indemnitor."

   11.3 Third-Party Claims. If any claim for indemnification by the Indemnitee arises out of a third-party claim (i.e., out of a claim made by or an action of a person or entity other than Indemnitee), the Indemnitor may, by written notice to Indemnitee, undertake to conduct the defense thereof and to take all other steps or proceedings to defeat or compromise any such action or claim, including the employment of counsel reasonably satisfactory to Indemnitee; provided that Indemnitor shall reasonably consider the advice of Indemnitee as to the defense or compromise of such actions and claims, and Indemnitee shall have the right to participate in such proceedings (at the sole cost and expense of Indemnitee), but control of such proceedings shall remain exclusively with Indemnitor. Indemnitee shall provide all reasonable cooperation to Indemnitor in connection with such proceedings. Counsel and auditor costs and expenses and court costs and fees of all proceedings with respect to any such action or claim shall be borne by Indemnitor. If any such claim is made hereunder and Indemnitor does not elect to undertake the defense thereof by written notice to Indemnitee, then Indemnitee shall be entitled to control such proceedings and shall be entitled to indemnity with respect thereto pursuant to the terms of Section 11.3 of this Agreement. If the Indemnitor shall assume the defense of such claim, it shall not settle such claim unless such settlement includes as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, satisfactory to the Indemnitee, from all liability with respect to such claim.

   11.4 Notice. Within fifteen (15) days after notice of any action, receipt of any claim in writing or similar form of actual notice of any claim as to which it asserts a right to indemnification, Indemnitee shall notify the Indemnitor. The failure of Indemnitee to give the notification to Indemnitor shall not relieve Indemnitor from any liability or obligation that it may have pursuant to this Agreement unless the failure to give such notice within such time shall have been materially damaging or prejudicial to Indemnitor, and in no event shall the failure to give such notification relieve Indemnitor from any liability it may have other than pursuant to this Agreement.

   11.5 Right of Set Off. Buyer shall be entitled to setoff or recoupment as set forth in this Section 11.5.

     (i) Liquidated Losses; Set Off. Subject to the Selling Parties' right to object to any set off or recoupment of any Loss as provided below, Buyer shall be entitled to set off or recoup any Loss (a "Liquidated Loss") that has been actually incurred by or imposed upon Buyer or any other entity or person entitled to indemnification pursuant to Section 11.1 herein (a "Buyer Indemnitee") against the Holdback (a "Set Off") as provided in
  Section 1.4 of this Agreement. Before or concurrently with each exercise by Buyer of its right of Set Off, Buyer shall deliver a written notice to the Selling Parties (the "Set Off Notice"), which notice shall set forth the amount of the Liquidated Loss, together with a reasonably detailed statement of the circumstances under which such Liquidated Loss was incurred by or imposed upon the applicable Buyer Indemnitee and the total of all Liquidated Losses that have been Set Off by Buyer through the date of the Set Off Notice.

     (ii) Unliquidated Losses; Set Off Reserves.

       (a) Establishment of Set Off Reserves. Subject to the Selling Parties' right to object to any set off or recoupment of any Loss as provided below, at any time before the second anniversary of the Closing Date, if and to the extent that Buyer reasonably determines that it is reasonably likely that any Loss that has not yet become a Liquidated Loss (an "Unliquidated Loss") will be incurred by or imposed upon a Buyer Indemnitee at any time in the future with respect to any claim that has arisen, Buyer shall be entitled to establish a reasonable reserve (a "Set Off Reserve") against the Holdback in respect of such Unliquidated Loss. Buyer shall take into consideration the availability of insurance coverage for any Unliquidated Loss in establishing any Set Off Reserve.

       (b) Set Off Reserve Notice. Before or concurrently with the establishment of a Set Off Reserve, Buyer shall deliver a written notice to the Selling Parties (the "Set Off Reserve Notice"), which notice shall set forth the amount of the Unliquidated Loss, together with a reasonably detailed statement of the basis for Buyer's determination that such Unliquidated Loss is reasonably likely to be incurred by or imposed upon the applicable Buyer Indemnitee and the total of all Unliquidated Losses that have been reserved by Buyer through the date of the Set Off Reserve Notice.

       (c) Suspension of Obligations. The obligation of Buyer to pay the Holdback to the Selling Parties shall be suspended (but not the accrual of interest) to the extent of the aggregate amount of Set Off Reserves not settled pursuant to Section 11.5(ii)(f) hereof at the time of such payment.

       (d) Settlement of Set Off Reserves. If at any time it is determined (either pursuant to the dispute resolution procedures set forth in Section 11.5(ii)(e) and (f) hereof, or as a result of a judicial determination of the Final Loss Amount (as defined below) that any Set Off Reserve exceeds the aggregate amount of the Losses ultimately incurred by or imposed upon Buyer Indemnitees as a result of or based upon the events or conditions to which the Set Off Reserve relates (the "Final Loss Amount"), the amount of such Set Off Reserve in excess of such Final Loss Amount shall be retained by Buyer, or if the Holdback period shall have terminated, shall be returned to the Selling Parties.

       (e) Objection Procedure. If a Selling Party disputes any exercise by Buyer of its right to make a Set Off or a Set Off Reserve, then such Selling Party shall deliver a written notice to Buyer ("Objection Notice") on or before ten (10) days following receipt of a Set Off Notice or a Set Off Reserve Notice. Any Objection Notice delivered after such ten (10) day period shall be null, void and without effect. The Objection Notice shall state the portion of the applicable Loss to which such Selling Party objects and a reasonably detailed description of the basis of such objection. Such Selling Party and Buyer shall negotiate in good faith to resolve any dispute with respect to the matters set forth in the Objection Notice for a period of twenty (20) days following receipt of such Objection Notice by Buyer.

       (f) Arbitration. If such Selling Party and Buyer are not able to resolve any dispute set forth in an Objection Notice on a mutually acceptable basis during the dispute resolution period provided above, either Buyer or such Selling Party may submit the dispute described in such Objection Notice to the American Arbitration Association for arbitration under the commercial arbitration rules of that institution within twenty (20) days following the expiration of the dispute resolution period provided above. The arbitration will be conducted in Chicago, Illinois and the finding of the arbitrators will be binding on all parties for all purposes.

   The cost of arbitration will be borne fifty-percent (50%) by the Selling Parties and fifty-percent (50%) by Buyer unless otherwise determined by the arbitrator. At any time after ten (10) days following the issuance of the final arbitration ruling, the party entitled to an award in said proceeding may, at its election and at the expense of the non-prevailing party, provide for the entry of the award for enforcement purposes in any court of competent jurisdiction.

     It is the intent of the parties that the arbitration procedure set forth herein shall be the sole and exclusive remedy available to resolve any disputes arising under Section 11.5 hereof that cannot be resolved pursuant to Section 11.5(ii)(e) hereof, and neither Buyer nor any Selling Party shall have any right to file a lawsuit in connection with any dispute arising under Section 11.5 hereof except for claims based on fraud or intentional misrepresentation or to enforce the arbitration decision.

   11.6 Good Faith Exercise; No Breach. Buyer shall act in good faith in the exercise of its rights under Section 11.5 hereof. It is expressly agreed that the exercise in good faith by Buyer of the right to Set Off and to make Set Off Reserves and the other rights and remedies granted to it pursuant to
Section 11.5 hereof shall in no event be deemed to constitute or give rise to a violation or breach of, or a default under, this Agreement.

   11.7 Indemnity Basket and Maximum Recovery.

     (i) Except for claims based on fraud, Indemnitee shall not have any rights of indemnification, set off or recoupment under this Agreement against the other party for breaches of representations or warranties until the aggregate amount of all Losses subject to indemnification, set off or recoupment for such claims shall exceed a Fifty Thousand Dollar ($50,000) threshold (the "Basket"). After the aggregate amount of all such Losses exceeds the Basket, indemnification shall be paid for the full amount of all Losses from and relating back to the first dollar of Loss without regard to the Basket (and without deduction for tax benefits). With respect to claims for indemnification asserted by Buyer, Buyer will first assert such claims as rights of setoff against the Holdback and only after the entire Holdback has been paid out or claimed (either through Liquidation Losses or Setoff Reserves) will Buyer make claims for indemnification unrelated to the Holdback. Both types of claims those made against the Holdback and those made otherwise, will count toward the limits on indemnification described in Section 11.7 (ii) below.

     (ii) Except for claims based on fraud, the maximum amount of claims for indemnification which may be made by Indemnitee for breaches of representations or warranties shall not exceed (a) Four Million Dollars ($4,000,000) for the period beginning as of the Closing Date and ending on the date that is one year after the Closing Date, (b) the lesser of (i) Three Million Dollars ($3,000,000) or (ii) $4,000,000 less the sum of all amounts that have been paid (or are unpaid, but still subject to claims from the previous year) during the period beginning one year and one day after the Closing Date and ending on the date that is two years after the Closing Date; and (c) the lesser of (i) Two Million Dollars ($2,000,000) or
  (ii) $4,000,000 less the sum of all amounts claimed in the previous two (2) years during the period beginning two years and one day after the Closing Date and ending on the date that is three years after the Closing Date.

     (iii) The indemnification provided for in this Article XI shall be subject to the limitations that Indemnitor shall not be obligated to pay any amount for indemnification hereunder relating to a claim to the extent of any indemnity, insurance, contribution or similar payment paid to the Indemnitee from any third party with respect thereto (excluding the cost of such insurance coverage to and the deductible paid by the Indemnitee).

                                  ARTICLE XII

                                   SURVIVAL

   12.1 Survival of Representations and Warranties. The representations and warranties of the parties to this Agreement contained in this Agreement, or in any certificate, instrument or document delivered pursuant to this Agreement, shall survive the Closing, regardless of any investigation made by or on behalf of any party to this Agreement until the third anniversary of the Closing Date (such anniversary, a "Survival Date"). The above time limitations shall not apply to instances of fraud, intentional misrepresentations or breaches of representations and warranties set forth in Sections 3.16 and 3.28, which shall survive the Closing, regardless of any investigation made by or on behalf of any party to this Agreement until the expiration of the limitation period under the applicable statute of limitations.

   12.2 Survival of Agreements and Covenants. Except as expressly set forth in
Section 12.1, the parties' obligations to perform their respective agreements and covenants set forth in this Agreement shall not be limited or extinguished.

                                 ARTICLE XIII

                                 MISCELLANEOUS

   13.1 Predecessors Included. Each representation, warranty, covenant and indemnification made by the Selling Parties that relates or could relate to the conduct of any predecessor of the Selling Parties that is or was an Affiliate of the Selling Parties, or relates or could relate to a time during which the Selling Parties did not exist but such predecessors did, is made by the Selling Parties not just on its own behalf but also on behalf of each such predecessor and as if the Selling Parties were in existence at such time.

   13.2 Notices. Any notice, request, instructions or other document to be given hereunder to any party shall be in writing delivered personally or sent by mail, facsimile or bonded air courier, confirmed in writing, as follows:

     If to the Selling Parties:  Sundance Homes, Inc.
                        30 East Lake Street, Suite
                        Chicago, Illinois
                        Attention: Maurice Sanderman
                        Telephone: (312) 782-7100
                        Facsimile: (312) 793-9933

     With copy to:Katten Muchin & Zavis
                        525 West Monroe Street
                        Chicago, Illinois 60661-3693
                        Attention: Gerald Penner, Esq.
                        Telephone: (312) 902-5245
                        Facsimile: (312) 577-8863

     If to Buyer:Centex Homes
                        12400 Whitewater Dr., Suite 120
                        Minnetonka, Minnesota 55343
                        Attention: Tom Boyce
                        Telephone: (612) 988-8230
                        Facsimile: (612) 936-0486

     With copy to:
                 Centex Homes
                        12400 Whitewater Dr., Suite 120
                        Minnetonka, Minnesota 55343
                        Attention: Tim Hoyt
                        Telephone: (612) 988-8234
                        Facsimile: (612) 936-0486

     and to:     Brian J. Woram
                        Centex Homes
                        2728 N. Harwood, 8th Floor
                        Dallas, Texas 75201
                        Telephone: (214) 981-6544
                        Facsimile: (214) 981-6002

   Any party may change its address for purposes of this Article XIII by giving notice of such change of address to the other party in the manner herein provided for giving notice. Any notice to be given or served upon any party hereto in connection with this contract must be in writing, and shall be delivered in person to the other party, shall be given by certified mail, return receipt requested, shall be given by facsimile or shall be given by bonded air courier and shall be deemed to have been given when received by the addressee; provided, however, that notice delivered by facsimile mail with the original sent by overnight delivery shall be deemed to have been received on the day it is faxed to the addressee.

   13.3 Bulk Sales Law. The Selling Parties hereby agrees to indemnify Buyer from any liability which may arise by virtue of the failure of the Selling Parties to comply with any of the provisions of the Bulk Sales Law of the State of Illinois or any other similar state laws.

   13.4 No Obligation of Buyer Before the Closing. Notwithstanding anything contained in this Agreement or any other instrument or agreement to the contrary, in no event shall Buyer have any obligation or liability of any kind or character whatsoever with respect to the Assumed Liabilities or the Assets before the Closing hereunder, except only the obligation to purchase the Assets in accordance with the terms and provisions of this Agreement. Following the Closing, Buyer will have all obligations and liabilities with respect to the Assumed Liabilities and Assets as are contemplated under this Agreement.

   13.5 Entire Agreement. This Agreement, together with the Schedules, Exhibits and other writings delivered pursuant to this Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by an instrument in writing executed by all the parties hereto.

   13.6 Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (by operation of law or otherwise) without the prior written consent of the other parties, except that Buyer may assign this Agreement and all of its rights, interests, and obligations under this Agreement to an Affiliate upon notice to the Company, provided that Buyer shall remain liable under this Agreement if such Affiliate fails to perform its obligations under this Agreement as so assigned.

   13.7 Reserved.

   13.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois without references to the choice of laws principles of the State of Illinois.

   13.9 Descriptive Headings. The descriptive headings in this Agreement are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect in any manner the meaning or interpretation of this Agreement.

   13.10 Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

   13.11 References. All references in this Agreement to Articles, Sections and other subdivisions refer to the Articles, Sections and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include", "includes" and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation". Each reference in this Agreement to a Schedule or Exhibit refers to the item identified separately in writing by the parties as the described Schedule or Exhibit to this Agreement. All Schedules and Exhibits are hereby incorporated in and made a part of this Agreement as if set forth in full in this Agreement.

   13.12 Counterparts. This Agreement may be executed by the parties in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies of this Agreement each signed by less than all, but together signed by all, the parties.

   13.13 Construction. This Agreement shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Agreement to be drafted.

   13.14 Reserved.

   13.15 Waiver of Jury Trial. THE PARTIES IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTIONS RELATING TO THIS AGREEMENT.

                                  ARTICLE XIV

                                  DEFINITIONS

   14.1. Certain Defined Terms. As used above, the terms set forth below shall have the following meanings:

   "Applicable Law" shall mean any statue, law, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified person or property is subject, including, without limitation, all Environmental Laws and Health and Safety Laws.

   "Acquisition Proposal" means any bona fide proposal relating to an acquisition of all or any substantial part of the Selling Parties, the Business or the Assets (whether by merger, consolidation, purchase of assets or purchase of stock) or any other transaction of a similar nature; provided, however, that no proposal relating to a transaction that would be in the ordinary course of business shall constitute an "Acquisition Proposal."

   "Affiliate" means, with respect to any person, any other person who, directly or indirectly, is in control of, is controlled by, or is under common control with, such person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether by contract or otherwise.

   "Business Day" means any day except a Saturday, Sunday or federal holiday.

   "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

   "Debt" shall mean, with respect to any person, without duplication, (a) indebtedness of such person for borrowed money, (b) obligations of such person evidenced by bonds, debentures, notes, or other similar instruments, (c) obligations of such person to pay the deferred purchase price of property or services (other than trade debt and normal operating liabilities incurred in the ordinary course of business), (d) obligations of such person as lessee under capital leases, (e) obligations of such person under or relating to letters of credit, guaranties, purchase agreements, or other creditor assurances assuring a creditor against loss in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) of this definition, and (f) nonrecourse indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) of this definition secured by any Encumbrance on or in respect of any property of such person. For the purposes of determining the amount of any Debt, the amount of any Debt described in clause (e) of the definition of Debt shall be valued at the maximum amount of the contingent liability thereunder.

   "Encumbrances" shall mean liens, charges, pledges, options, mortgages, deeds of trust, security interests, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements and other encumbrances of every type and description, whether imposed by Applicable Law, agreement, understanding or otherwise.

   "Environmental Laws" shall mean all federal, state, local and foreign laws (including common law), statutes, codes, ordinances, rules and regulations relating to pollution or protection of human health or the environment (including, but not limited to, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws, statutes, codes, ordinances, rules and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

   "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

   "GAAP" shall mean generally accepted accounting principles in the United States of America from time to time as used by the Buyer.

   "Governmental Entity" shall mean any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

   "Governmental Authority" shall mean any nation or government, any state or political subdivision thereof, any federal or state court and any other agency or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

   "Hazardous Materials" shall mean (i) any substance, material or waste defined or characterized as hazardous, extremely hazardous, toxic or dangerous within the meaning of any Environmental Law, (ii) any substance, material or waste classified as a contaminant or pollutant under any Environmental Law or
(iii) any other substance (including, but not limited to, petroleum), material or waste, the manufacture, processing, distribution, use, treatment, storage, placement, disposal, removal or transportation of which is subject to regulation under any Environmental Law.

   "Hazardous Waste" means any waste listed, defined, designated or regulated to be a "hazardous waste" under any Environmental Law by any Governmental Entity having jurisdiction over the Selling Parties or any of their Real Property, Developed Property or Leased Property, including any such waste determined as such pursuant to Section 1004(5) of the Resource Conservation and Recovery Act, 42 U.S.C.A. (S) 6901, et seq. ("RCRA").

   "HSR Act" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvement Act of 1976), as amended (included any successor statute).

   "Intellectual Property" shall mean any patents, copyrights, trade secrets, trademarks (registered or unregistered), trade names, service marks, logos or other marks or labels, computer software, pending applications for any of the foregoing, and other intellectual and proprietary rights, whether or not subject to statutory registration or protection that is used in the Business.

   "Lien" means (i) any mortgage, pledge, hypothecation, assignment, security interest, option, lien or any preference, priority or other right or interest granted pursuant to a security agreement or preferential arrangement of any kind or character whatsoever (including, but not limited to, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction), and (ii) any other lien, charge, levy or encumbrance, whether arising by operation of law or otherwise.

   "Material Adverse Effect" shall mean any change or changes in, or effect or effects on, the Company or the Subsidiaries or the Business, operations, Assets or condition (financial or otherwise) of the Company or the Subsidiaries, the individual or aggregate liability, damage, loss, penalty, cost or expense (including reasonable attorneys fees and costs of investigating and defending against lawsuits, complaints, actions or other pending or threatened litigation) of which could be reasonably expected to exceed Twenty Five Thousand Dollars ($25,000.00).

   "Overbid Transaction" means an Acquisition Proposal made in writing by a Qualified Third Party (i) which would provide for consideration attributable to the Assets subject to the Acquisition Proposal having a fair market value, as determined by an investment banking firm of national standing selected by the Selling Parties and reasonably acceptable to Buyer, which exceeds the aggregate Purchase Price (or, if Buyer has delivered a Topping Offer to the Company, the amount of the Topping Offer) by at least One Million Dollars ($1,000,000) and (ii) the terms and conditions of which (including the amount and value of the consideration attributable to the stock or the assets subject to the Acquisition Proposal) are reasonably determined by the Board of Directors of the Company to be, when taken in their entirety, no less favorable to the Selling Parties than the terms and conditions set forth in this Agreement. Notwithstanding anything to the contrary contained in the preceding sentence, if the Acquisition Proposal relates to the assets of the Company and its subsidiaries (and includes any part of the Assets), or fails to include all of the Assets, then for such Acquisition Proposal to qualify as an Overbid Transaction, the Acquisition Proposal must provide for consideration attributable to the Assets having a fair market value, as determined by an investment banking firm of national standing selected by the Selling Parties and reasonably acceptable to Buyer, which exceeds the aggregate Purchase Price (or, if Buyer has delivered a Topping Offer to the Company, the amount of the Topping Offer) by at least One Million Dollars ($1,000,000).

   "Permits" shall mean federal, state and local franchises, permits, licenses, approvals, consents, waivers and other authorizations (including but not limited to those relating to real property and environmental matters).

   "Permitted Encumbrances" shall mean, with respect to property owned or leased by the Selling Parties, (i) liens of landlords, carriers, warehousemen, mechanics, materialmen and the like arising in the ordinary course of business for sums not yet due and payable, and (ii) with respect to the Real Property and the Developed Property, recorded easements, covenants, conditions and restrictions which are not violated by existing uses or improvements and do not unreasonably interfere with the use of such property.

   "person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or Governmental Entity.

   "Proceeding" shall mean all proceedings, actions, claims, suits, charges, petitions, investigations and inquiries by or before any mediator, arbitrator or Governmental Entity.

   "Qualified Third Party" means (subject to the last sentence of Section 6.3(ii)) a Third Party who the Board of Directors of the Company has reasonably determined is financially able to consummate an Overbid Transaction.

   "Securities Act" shall mean the Securities Act of 1933, as amended.

   "Straddle Period" shall mean any Tax period beginning before the Closing Date and ending after the Closing Date.

   "Tax" shall include but not be limited to any income taxes or similar assessments or any sales, use, gross receipt, excise, goods and services, occupation, ad valorem, property, production, severance, transportation, employment, payroll, franchise, dividend, state profit share, export, import, customs duty, capital, branch or other tax imposed by any United States federal, state, local or foreign taxing authority, including any interest, penalties or additions attributable thereto.

   "Tax Return" shall mean any return or report, including any related or supporting information, with respect to Taxes.

   "Termination Threshold"means Five Hundred Thousand Dollars ($500,000).

   "Third Party" means any person other than the Selling Parties or Buyer or any of their respective Affiliates.

   14.2 Certain Additional Defined Terms. In addition to such terms as are defined in Section 14.1 the following terms are used in this Agreement as defined in the Section set forth opposite such terms.

Defined Term                              Section Reference
Act                                       6.19
Affidavit                                 6.20(i)
Agreement                                 Introduction
Assets                                    1.1
Assumed Liabilities                       1.7
Basket                                    11.7(i)
Bill of Sale                              2.2(viii)
Business                                  Recitals
Buyer                                     Introduction
Buyer Indemnitee                          11.5(i)
Closing                                   2.1
Closing Date                              2.1
Closing Invoices                          6.22
Company                                   Introduction
Company Agreements                        3.19
Confidential Information                  6.11(ii)
Contracts                                 1.1(iii)
Department                                6.19
Design Center Lease Agreement             6.21
Developed Property                        3.12(ii)
Disclosure Document                       6.20(i)
Earnest Money Deposit                     1.5
Earnest Money Escrow Agreement            1.5
Effective Date                            Introduction
Employment and Labor Agreements           3.25(ii)
Employment Arrangements                   6.13(i)
Excluded Assets                           1.2
Excluded Liabilities                      1.8
Fairness Opinion                          7.3
Feasibility Period                        6.1
Final Loss Amount                         11.5(ii)(d)
Financial Statements                      3.8(i)
Health and Safety Laws                    3.14
Holdback                                  1.4
Housing Property                          1.1(i)
Improvements                              3.12(vii)
Indemnitee                                11.2
Indemnitor                                11.2
Kaco Partnership                          1.1(iii)
Land Purchase Agreement                   1.1(iii)
Latest Balance Sheet                      3.8(i)
Latest Financial Statements               3.8(i)
Leased Model Homes                        1.1(iii)
Leased Property                           3.13
Liquidated Loss                           11.5(i)
Lockport                                  Introduction
Losses                                    11.1

Defined Term                              Section Reference
Material Contracts                        3.19
Matteson                                  Introduction
Miscellaneous Property                    1.1(iv)
MMDI                                      Introduction
Model Homes                               1.1(iii)
NLRB                                      3.25(iii)
Non-Compete Period                        6.12(i)
Noncompetition Agreement                  2.2(xviii)
Objection Notice                          11.5(ii)(e)
OSHA                                      3.14
Overbid Notice                            6.3(i)
Overbid Termination Conditions            6.3(ii)
Owned Model Homes                         1.1(i)
PCB's                                     3.22(v)(e)
Personal Property                         1.1(ii)
Post-Closing Invoices                     6.22
Property Agreements                       3.12 (xii)
Purchase Price                            1.3
Purchase Price Allocation Schedule        1.6
RCRA                                      14.1
Real Property                             3.12(i)
Rembrandt                                 Introduction
RPTA                                      6.20(i)
Sales Contracts                           1.1(iii)
SAR                                       Introduction
SEC Filings                               3.8(ii)
Selling Parties                           Recitals
Set Off                                   11.5(i)
Set Off Notice                            11.5(i)
Set Off Reserve                           11.5(ii)(a)
Set Off Reserve Notice                    11.5(ii)(b)
SLRB                                      Introduction
Special Warranty Deeds                    2.2(ix)
SSPI                                      Introduction
Subsidiaries                              Introduction
Sutton                                    Introduction
Survival Date                             12.1
Termination Fee Note                      10.1
Topping Offer                             6.3(ii)
transfer                                  1.1
Unliquidated Loss                         11.5(ii)(a)
Walnut                                    Introduction
Winter Work                               1.8(x)
Year-End Financial Statements             3.8(i)

   IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the dates set forth by their signatures below, to be effective as of the Effective Date.

                                          Sundance Homes, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________
                                                  April 2, 1999
                                             Date: ____________________________

                                          Sundance Suburban Properties, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________
                                                  April 2, 1999
                                             Date: ____________________________

                                          Rembrandt Homes, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________
                                                  April 2, 1999
                                             Date: ____________________________

                                          Lockport Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________
                                                  April 2, 1999
                                             Date: ____________________________

                                          McCarty's Mill Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________
                                                  April 2, 1999
                                             Date: ____________________________

                                          Sutton Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________
                                                  April 2, 1999
                                             Date: ____________________________

                                          SAR Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________
                                                  April 2, 1999
                                             Date: ____________________________

                                          Matteson Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________
                                                  April 2, 1999
                                             Date: ____________________________

                                          Walnut Pointe Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________
                                                  April 2, 1999
                                             Date: ____________________________

                                          Centex Homes

                                          By: Centex Real Estate Corporation,
                                            its managing partner

                                            /s/ Andrew J. Hannigan
                                          By: _________________________________
                                                  Andrew J. Hannigan
                                             Name: ____________________________
                                                  President
                                             Title: ___________________________
                                                  April 2, 1999
                                             Date: ____________________________

                AMENDMENT NO. 1 TO SALE AND PURCHASE AGREEMENT

   This AMENDMENT NO. 1 TO SALE AND PURCHASE AGREEMENT (this "Amendment") is made and entered into this 21st day of April 1999 between Sundance Homes, Inc., Sundance Suburban Properties, Inc., Rembrandt Homes, Inc., Lockport Development, Inc., McCarty's Mill Development, Inc., Sutton Development, Inc., SAR Development, Inc., Matteson Development, Inc. and Walnut Pointe Development, Inc. (collectively, the "Selling Parties") and Centex Homes ("Centex").

   In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend that certain Sale and Purchase Agreement, dated April 2, 1999 (the "Agreement"), among the Selling Parties and Centex.

   Section 1. Defined Terms. All capitalized terms used but not defined in this Amendment have the respective meanings ascribed to such terms in the Agreement.

   Section 2. Feasibility Period. The second sentence of Section 6.01 of the Agreement is hereby deleted and replaced in its entirety by the following:

    "In addition, for a period commencing on March 16, 1999 and ending at 11:59 p.m., Chicago, Illinois time on April 23, 1999 (the "Feasibility Period"), Buyer shall conduct a feasibility study of the structure of the transactions set forth in this Agreement."

   Section 3. Effect. Except as amended by this Amendment, the Agreement remains in full force and effect and nothing herein shall affect, or be deemed to be a waiver of, the other terms and provisions of the Agreement.

   Section 4. Counterpart Originals. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Amendment shall be effective when it has been executed by each of the parties either in person or by facsimile.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                          Sundance Homes, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          Sundance Suburban Properties, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          Rembrandt Homes, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          Lockport Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          McCarty's Mill Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          Sutton Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          SAR Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          Matteson Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          Walnut Pointe Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          Centex Homes

                                          By:  Centex Real Estate Corporation,
                                               its managing partner

                                             /s/ Stewart M. Bitting
                                          By: _________________________________
                                                  Stewart M. Bitting
                                             Name: ____________________________
                                                  Vice President--Operations
                                                  Finance
                                             Title: ___________________________

                AMENDMENT NO. 2 TO SALE AND PURCHASE AGREEMENT

   This AMENDMENT NO. 2 TO SALE AND PURCHASE AGREEMENT (this "Amendment") is made and entered into this 28th day of April 1999 between Sundance Homes, Inc., Sundance Suburban Properties, Inc., Rembrandt Homes, Inc., Lockport Development, Inc., McCarty's Mill Development, Inc., Sutton Development, Inc., SAR Development, Inc., Matteson Development, Inc. and Walnut Pointe Development, Inc. (collectively, the "Selling Parties") and Centex Homes ("Centex").

   In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend that certain Sale and Purchase Agreement, dated April 2, 1999, as amended by Amendment No. 1 to Sale and Purchase Agreement, dated April 21, 1999 (as amended, the "Agreement"), among the Selling Parties and Centex.

   Section 1. Defined Terms. All capitalized terms used but not defined in this Amendment have the respective meanings ascribed to such terms in the Agreement.

   Section 2. Feasibility Period. The second sentence of Section 6.01 of the Agreement is hereby deleted and replaced in its entirety by the following:

    "In addition, for a period commencing on March 16, 1999 and ending at 11:59 p.m., Chicago, Illinois time on April 30, 1999 (the "Feasibility Period"), Buyer shall conduct a feasibility study of the structure of the transactions set forth in this Agreement."

   Section 3. Effect. Except as amended by this Amendment, the Agreement remains in full force and effect and nothing herein shall affect, or be deemed to be a waiver of, the other terms and provisions of the Agreement.

   Section 4. Counterpart Originals. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Amendment shall be effective when it has been executed by each of the parties either in person or by facsimile.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                          Sundance Homes, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          Sundance Suburban Properties, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          Rembrandt Homes, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          Lockport Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          McCarty's Mill Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          Sutton Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          SAR Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          Matteson Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          Walnut Pointe Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          Centex Homes

                                          By:  Centex Real Estate Corporation,
                                               its managing partner

                                            /s/ Daniel L. Star
                                          By: _________________________________
                                                  Daniel L. Star
                                             Name: ____________________________
                                                  President, Illinois Division
                                             Title: ___________________________

                AMENDMENT NO. 3 TO SALE AND PURCHASE AGREEMENT

   This AMENDMENT NO. 3 TO SALE AND PURCHASE AGREEMENT (this "Amendment") is made and entered into this 30th day of April 1999 between Sundance Homes, Inc., Sundance Suburban Properties, Inc., Rembrandt Homes, Inc., Lockport Development, Inc., McCarty's Mill Development, Inc., Sutton Development, Inc., SAR Development, Inc., Matteson Development, Inc. and Walnut Pointe Development, Inc. (collectively, the "Selling Parties") and Centex Homes ("Centex").

   In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend that certain Sale and Purchase Agreement, dated April 2, 1999, as amended by Amendment No. 1 to Sale and Purchase Agreement, dated April 21, 1999, and as further amended by Amendment No. 2 to Sale and Purchase Agreement dated April 28, 1999 (as amended, the "Agreement"), among the Selling Parties and Centex.

   Section 1. Defined Terms. All capitalized terms used but not defined in this Amendment have the respective meanings ascribed to such terms in the Agreement.

   Section 2. Feasibility Period. The second sentence of Section 6.01 of the Agreement is hereby deleted and replaced in its entirety by the following:

    "In addition, for a period commencing on March 16, 1999 and ending at 11:59 p.m., Chicago, Illinois time on May 4, 1999 (the "Feasibility Period"), Buyer shall conduct a feasibility study of the structure of the transactions set forth in this Agreement."

   Section 3. Effect. Except as amended by this Amendment, the Agreement remains in full force and effect and nothing herein shall affect, or be deemed to be a waiver of, the other terms and provisions of the Agreement.

   Section 4. Counterpart Originals. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Amendment shall be effective when it has been executed by each of the parties either in person or by facsimile.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                          Sundance Homes, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          Sundance Suburban Properties, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          Rembrandt Homes, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          Lockport Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          McCarty's Mill Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          Sutton Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          SAR Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          Matteson Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          Walnut Pointe Development, Inc.

                                            /s/ Maurice Sanderman
                                          By: _________________________________
                                                  Maurice Sanderman
                                             Name: ____________________________
                                                  Chairman
                                             Title: ___________________________

                                          Centex Homes

                                          By:  Centex Real Estate Corporation,
                                               its managing partner

                                            /s/ Thomas M. Boyce
                                          By: _________________________________
                                                  Thomas M. Boyce
                                             Name: ____________________________
                                                  Executive Vice President
                                             Title: ___________________________

                AMENDMENT NO. 4 TO SALE AND PURCHASE AGREEMENT

   This AMENDMENT NO. 4 TO SALE AND PURCHASE AGREEMENT (this "Amendment") is made and entered into this 4th day of May 1999 between Sundance Homes, Inc., Sundance Suburban Properties, Inc., Rembrandt Homes, Inc., Lockport Development, Inc., McCarty's Mill Development, Inc., Sutton Development, Inc., SAR Development, Inc., Matteson Development, Inc. and Walnut Pointe Development, Inc. (collectively, the "Selling Parties") and Centex Homes ("Centex").

   In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend that certain Sale and Purchase Agreement, dated April 2, 1999, as amended by Amendment No. 1 to Sale and Purchase Agreement, dated April 21, 1999, as further amended by Amendment No. 2 to Sale and Purchase Agreement dated April 28, 1999 and as further amended by Amendment No. 3 to Sale and Purchase Agreement dated April 30, 1999 (as amended, the "Agreement"), among the Selling Parties and Centex.

   Section 1. Defined Terms. All capitalized terms used but not defined in this Amendment have the respective meanings ascribed to such terms in the Agreement.

   Section 2. Feasibility Period. The second sentence of Section 6.1 of the Agreement is hereby deleted and replaced in its entirety by the following:

    "In addition, for a period commencing on March 16, 1999 and ending at 11:59 p.m., Chicago, Illinois time on the day that is the later of May 10, 1999 or two (2) Business Days after the Selling Parties have delivered complete and accurate schedules as required to be delivered by this Agreement (the "Feasibility Period"), Buyer shall conduct a feasibility study of the structure of the transactions set forth in this Agreement."

   Section 3. Effect. Except as amended by this Amendment, the Agreement remains in full force and effect and nothing herein shall affect, or be deemed to be a waiver of, the other terms and provisions of the Agreement.

   Section 4. Counterpart Originals. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Amendment shall be effective when it has been executed by each of the parties either in person or by facsimile.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                          Sundance Homes, Inc.

                                            /s/ Joseph Atkin
                                          By: _________________________________
                                                  Joseph Atkin
                                             Name: ____________________________
                                                  Vice President
                                             Title: ___________________________

                                          Sundance Suburban Properties, Inc.

                                            /s/ Joseph Atkin
                                          By: _________________________________
                                                  Joseph Atkin
                                             Name: ____________________________
                                                  Vice President
                                             Title: ___________________________

                                          Rembrandt Homes, Inc.

                                            /s/ Joseph Atkin
                                          By: _________________________________
                                                  Joseph Atkin
                                             Name: ____________________________
                                                  Vice President
                                             Title: ___________________________

                                          Lockport Development, Inc.

                                            /s/ Joseph Atkin
                                          By: _________________________________
                                                  Joseph Atkin
                                             Name: ____________________________
                                                  Vice President
                                             Title: ___________________________

                                          McCarty's Mill Development, Inc.

                                            /s/ Joseph Atkin
                                          By: _________________________________
                                                  Joseph Atkin
                                             Name: ____________________________
                                                  Vice President
                                             Title: ___________________________

                                          Sutton Development, Inc.

                                            /s/ Joseph Atkin
                                          By: _________________________________
                                                  Joseph Atkin
                                             Name: ____________________________
                                                  Vice President
                                             Title: ___________________________

                                          SAR Development, Inc.

                                            /s/ Joseph Atkin
                                          By: _________________________________
                                                  Joseph Atkin
                                             Name: ____________________________
                                                  Vice President
                                             Title: ___________________________

                                          Matteson Development, Inc.

                                            /s/ Joseph Atkin
                                          By: _________________________________
                                                  Joseph Atkin
                                             Name: ____________________________
                                                  Vice President
                                             Title: ___________________________

                                          Walnut Pointe Development, Inc.

                                            /s/ Joseph Atkin
                                          By: _________________________________
                                                  Joseph Atkin
                                             Name: ____________________________
                                                  Vice President
                                             Title: ___________________________

                                          Centex Homes

                                          By:  Centex Real Estate Corporation,
                                               its managing partner

                                            /s/ Daniel L. Star
                                          By: _________________________________
                                                  Daniel L. Star
                                             Name: ____________________________
                                                  President, Illinois Division
                                             Title: ___________________________

                AMENDMENT NO. 5 TO SALE AND PURCHASE AGREEMENT

   This AMENDMENT NO. 5 TO SALE AND PURCHASE AGREEMENT (this "Amendment") is made and entered into this 11th day of May 1999 between Sundance Homes, Inc., Sundance Suburban Properties, Inc., Rembrandt Homes, Inc., Lockport Development, Inc., McCarty's Mill Development, Inc., Sutton Development, Inc., SAR Development, Inc., Matteson Development, Inc. and Walnut Pointe Development, Inc. (collectively, the "Selling Parties") and Centex Homes ("Centex").

   In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend that certain Sale and Purchase Agreement, dated April 2, 1999, as amended by Amendment No. 1 to Sale and Purchase Agreement, dated April 21, 1999, as further amended by Amendment No. 2 to Sale and Purchase Agreement, dated April 28, 1999, as further amended by Amendment No. 3 to Sale and Purchase Agreement dated April 30, 1999 and as further amended by Amendment No. 4 to Sale and Purchase Agreement dated May 4, 1999 (as amended, the "Agreement"), among the Selling Parties and Centex.

   Section 1. Defined Terms. All capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to such terms in the Agreement.

   Section 2. Purchase Price. Schedule 1.3 to the Agreement is hereby deleted and replaced in its entirety by Schedule 1.3 attached hereto.

   Section 3. Assumed Liabilities. Subsection (iii) of Section 1.7 of the Agreement is hereby deleted and replaced in its entirety by the following:

     "(iii) All obligations of the Selling Parties to perform warranty repairs under the first year of coverage in the express terms of the Selling Parties' warranties, copies of which are attached hereto as
  Schedule 1.7(iii)(a), to residential homes that are located in those neighborhoods listed on Schedule 1.7(iii)(b) and the sales of which were closed by any of the Selling Parties in the twelve (12) months immediately preceding the Closing Date, except that Buyer shall not be responsible in any way for such warranty repairs with respect to such residential homes to the extent such repairs (including the costs of material and labor) either
  (a) exceed One Thousand Dollars ($1,000) in direct costs per residential home or an average of Three Hundred Dollars ($300) per residential home,
  (b) constitute Major Structural Defects (as defined in the applicable homeowner's warranty) or (c) are not within the scope of the express warranty attached on Schedule 1.7(iii)(a)."

   Section 4. Deliveries of the Selling Parties at the Closing. (a) Subsection
(xii) of Section 2.2 of the Agreement is hereby deleted and replaced in its entirety by the following:

     "(xii) All consents and approvals of any third party which are necessary in order for the assignment, conveyance or transfer of any part of the Assets to be valid and effective, and to provide assurance Buyer can continue to utilize the Assets in the ordinary course of Business, including, but not limited to, the estoppel letters listed on Schedule 2.2(xii)."

  (b) Section 2.2 of the Agreement is hereby further amended by the addition of the following:

     "(xxi) All instruments and documents required to evidence the conveyance by the Selling Parties of all right, title and interest of the Selling Parties in and to all open space, common elements and other outlots owned by the Selling Parties required to be conveyed, pursuant to the development plans for each subdivision, to either (i) the applicable municipality, Governmental Authority or Homeowner's Association or (ii) Buyer.

     (xxii) A schedule listing, for each of the homeowners that closed on the purchase of a home from a Selling Party in one of the neighborhoods identified on Schedule 1.7(iii)(b) in the twelve (12) months immediately preceding the Closing Date, the name, address and telephone number, if available, of such homeowner and the closing date, type of homeowner's warranty received by such homeowner and the version of such homeowner's warranty."

   Section 5. Real Property. Subsection (i) of Section 3.12 is hereby deleted and replaced in its entirety by "(i) Reserved."

   Section 6. Cedar Creek. Section 3.26 of the Agreement is hereby deleted and replaced in its entirety by the following:

     "3.26 Cedar Creek. The Selling Parties have not received a request from any Governmental Authority to install a traffic light in the Cedar Creek subdivision."

   Section 7. Schedules and Exhibits. Section 6.4 of the Agreement is hereby deleted and replaced in its entirety by the following:

     "6.4 Schedules and Exhibits. The Schedules and Exhibits to this Agreement are amended and restated in their entirety in the form attached to this Amendment."

   Section 8. Tax Matters. Subsection (iv) of Section 6.10 is hereby amended by the addition of the following as the last four sentences of Subsection
(iv):

     "Upon receipt by Buyer of the invoice for 1998 real estate taxes due and payable in 1999 and upon receipt by Buyer of the invoice for 1999 real estate taxes due and payable in 2000, Seller and Buyer shall reprorate the 1998 or 1999 real estate tax liability, as the case may be, based on the actual real estate tax assessment and the amount due shall be paid on demand. If such amount is not paid within 30 days of demand, such amount shall accrue interest at 8% per annum until paid in full. This obligation to reprorate shall not be included in or limited by Section 11.7 hereof."

   Section 9. Employees and Employee Benefits. Subsection (ii) of Section 6.13 of the Agreement is hereby deleted and replaced in its entirety by "(ii) Reserved."

   Section 10. Good Title: Title Insurance. Subsection (viii) of Section 6.14 of the Agreement is hereby deleted and replaced in its entirety by the following:

   "(viii) An endorsement deleting the creditors' rights exception."

   Section 11. Release of Bonds. Section 6.17 of the Agreement is hereby amended by deleting Schedule 6.17 thereto and replacing it in its entirety with the attached Schedule 6.17.

   Section 12. Kaco Partnership. Section 6.18 of the Agreement is hereby deleted and replaced in its entirety by the following:

     "6.18 Kaco Partnership. The Selling Parties shall take all reasonable steps necessary to cause the Kaco Partnership to grant to Buyer an option to purchase approximately 200 acres of undeveloped land owned by the Kaco Partnership; provided, however, that the failure of the Selling Parties to cause the Kaco Partnership (after using all of their reasonable efforts) to grant such option to Buyer shall not constitute a default under this Agreement or excuse Buyer from any obligation hereunder.

   Section 13. Sundance Warranty. Article VI of the Agreement is hereby amended by the addition of the following:

     "6.26 Sundance Homes Warranty. Following the Closing, Seller shall allow Buyer to deliver a Sundance Homes home warranty to any buyer of a new home pursuant to a purchase contract entered into between such buyer and any of the Selling Parties before the Effective Date that is closed following the Closing Date. Seller has given this right to Buyer on the condition that it be used only to deliver a Sundance Homes' warranty to a buyer meeting the description in the preceding sentence that has refused to accept a Centex Homes' warranty and insists on receiving a Sundance Homes' warranty. In the event Buyer offers such a warranty to any buyer, Buyer shall indemnify Seller for any expense incurred by the Selling Parties pursuant to such warranty.

     6.27 Conveyance of Open Space. On or before the Closing Date, the Selling Parties shall convey to either the applicable municipality, Governmental Authority or Homeowner's Association all right, title and interest in and to all open space, common elements and other outlots owned by the Selling Parties required to be conveyed to such municipality, Governmental Authority or Homeowner's Association pursuant to the development plans for each subdivision. If any municipality, Governmental Authority or Homeowner's Association does not accept any such conveyance prior to Closing or if the Selling Parties are unable to complete any such conveyance prior to Closing, the Selling Parties shall convey such property to Buyer at no cost to Buyer at Closing. In addition, the Selling Parties shall convey Lot 213 at Sutton on the Lake to Buyer at Closing at no cost to Buyer."

   Section 14. Environmental Audit. Section 8.10 of the Agreement is hereby deleted and replaced in its entirety by the following:

     "8.10 Environmental Audit. Buyer shall have received, at Buyer's expense, an environmental review report on those properties identified on
  Schedule 8.10 hereto that is acceptable in scope and content, and from a person satisfactory to Buyer, as to the absence of any evidence of material noncompliance with, or reclamation or remediation obligations under, applicable Environmental Laws that could materially affect the Assets."

   Section 15. Preserve of Orland Park. Section 8.11 of the Agreement is hereby deleted and replaced in its entirety by the following:

     "8.11 Preserve of Orland Park. Buyer shall have received either (a) a direct agreement, satisfactory to Buyer, with the owner of the lots at the Preserve of Orland Park to acquire the balance of the Preserve of Orland Park lots to be acquired under the terms and conditions of that certain Agreement dated April 21, 1998 or (b) the delivery to Buyer at Closing of all recorded plats of subdivision for all lots and fee simple title to such lots free and clear of all liens and encumbrances, but subject to the Permitted Encumbrances, together with the owner's written confirmation of the owner's obligation to, no later than September 1, 1999, (i) complete, repair and reshape the existing building pads relating to such lots, including eliminating the detention pond encroachments (ii) relocate the existing sewer line affecting Lot 226 and (iii) complete the required dirt balance by the removal of excess dirt."

   Section 16. Arrowhead. Article VIII of the Agreement is hereby amended by the addition of the following:

     "8.13 Arrowhead. Buyer shall have received from Homer Associates (i) fee simple title to the remaining 67 lots to be acquired under the Selling Parties' existing commitment to acquire Arrowhead Townhouse lots free and clear of all liens and encumbrances, except for Permitted Encumbrances and that certain purchase money mortgage in the aggregate principal amount of approximately $450,000 to be entered into between Seller and Homer Associates as of June 1, 1999, from the Selling Parties, and (ii) confirmation, satisfactory to Buyer, that all approvals for the continuation of construction of the existing home line products and any proposed modifications or different home line products in the Arrowhead Single Family subdivision under the applicable document recorded with the applicable County Recorder of Deeds have been received.

     8.14 Master Lease Agreement. The Selling Parties shall have amended that certain Master Lease Agreement dated July 27, 1998 (as amended) between Seller and National Model Homes, Inc. to exclude the three lots located in the Oswego development (which lots have been excluded from this transaction).

     8.15 Office Lease. The Selling Parties shall have caused that certain Lease Agreement, dated January 23, 1998 between Seller and La Salle National Bank, as Trustee, under Trust No. 108650, to be assigned to Buyer at Closing.

     8.16 Kaco Mortgage. Buyer shall have received from Kaco, Inc. confirmation of Kaco's acceptance of full prepayment of the existing purchase money mortgage relating to lots acquired pursuant to a purchase and sales agreement dated as of July 28, 1994 together with an additional $1,000 per lot which is to be purchased by Buyer and releasing Buyer from any direct or indirect obligation under the Profit Sharing Agreement dated as of July 28, 1994, as amended, or any other obligation, other than Buyer's agreement to deliver to the Selling Parties information on the profits made by Buyer on homes closed by Buyer in that neighborhood.

     8.17 Closing and Post Closing Title Matters. Buyer shall have received from the Selling Parties one or more quitclaim deeds ("Quitclaim Deeds"), all dated as of the Closing Date, in the form attached hereto as Exhibit J, as shall be effective to convey to Buyer all right, title and interest of the Selling Parties in each legal subdivision constituting part of the Housing Property. To the extent that it is subsequently determined that such Quitclaim Deed resulted in the acquisition by Buyer of an Asset for which the Selling Parties were not paid, Buyer shall pay for such Asset based on the computation of the Purchase Price in accordance with Schedule
  1.3. To the extent it is subsequently determined that the Assets conveyed by the Selling Parties to Buyer included an Asset not owned by the Selling Parties (such as a lot that has already been conveyed to a homebuyer), the Selling Parties shall pay to Buyer the portion of the Purchase Price attributable to such Asset and absent such payment, Buyer may pursue its rights under any existing title insurance policies. The obligation set forth in this Section 8.17 shall not be limited by Section 11.7 hereto.

     8.18 CC&R's and Homeowner's Association. Buyer shall have received evidence satisfactory to it that (i) each of the lots intended to be covered by CC&R's or homeowner's associations are covered by such CC&R's or homeowner's associations, as the case may be, and (ii) the Selling Parties have caused Buyer to become the Declarant in any CC&R's or homeowner's association documents for communities identified and specifically requested by Buyer prior to Closing.

     8.19 Flood Zones. Buyer shall have received evidence satisfactory to it that none of the lots included in the Assets are within any designated flood zone.

     8.20 Homeowner's Association Officers and Directors. At or prior to Closing, the Selling Parties shall have caused each of their designees that serve as officers or directors of any homeowner's association covering any of the Assets to be replaced by designees of Buyer."

   Section 17. Definitions. Article XIV of the Agreement is hereby amended by the addition of the following in alphabetical order:

     "Books and Records" shall mean all records (financial or other), files, books of account, financial statements, accounting schedules, ledgers, bank statements, agreements and commitments, record books and stock books of the Selling Parties, whether in electronic or printed format.

     "Real Property" shall mean all lots, parcels and tracts of land owned by the Selling Parties and held, used or usable in the Business that is related to the Housing Property."

   Section 18. Gross Profit Margin. For purposes of comparisons to be made under Section 8.5 of the Agreement, the Gross Profit Margin of the Backlog for any period in the comparison shall be calculated in accordance with the Books and Records of the Selling Parties.

   Section 19. Employees and Employee Benefits. Buyer and Seller agree that Buyer has delivered to Seller the list of employees contemplated by Section
6.13 of the Agreement.

   Section 20. Effect. Except as amended by this Amendment, the Agreement remains in full force and effect and nothing herein shall affect, or be deemed to be a waiver of, the other terms and provisions of the Agreement.

   Section 21. Counterpart Originals. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Amendment shall be effective when it has been executed by each of the parties either in person or by facsimile.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                          Sundance Homes, Inc.

                                                 /s/ Maurice Sanderman
                                          By: _________________________________
                                                      Maurice Sanderman
                                             Name: ____________________________
                                                      Chairman
                                             Title: ___________________________

                                          Sundance Suburban Properties, Inc.

                                                 /s/ Maurice Sanderman
                                          By: _________________________________
                                                      Maurice Sanderman
                                             Name: ____________________________
                                                      Chairman
                                             Title: ___________________________

                                          Rembrandt Homes, Inc.

                                                 /s/ Maurice Sanderman
                                          By: _________________________________
                                                      Maurice Sanderman
                                             Name: ____________________________
                                                      Chairman
                                             Title: ___________________________

                                          Lockport Development, Inc.

                                                 /s/ Maurice Sanderman
                                          By: _________________________________
                                                      Maurice Sanderman
                                             Name: ____________________________
                                                      Chairman
                                             Title: ___________________________

                                          McCarty's Mill Development, Inc.

                                                 /s/ Maurice Sanderman
                                          By: _________________________________
                                                      Maurice Sanderman
                                             Name: ____________________________
                                                      Chairman
                                             Title: ___________________________

                                          Sutton Development, Inc.

                                                 /s/ Maurice Sanderman
                                          By: _________________________________
                                                      Maurice Sanderman
                                             Name: ____________________________
                                                      Chairman
                                             Title: ___________________________

                                          SAR Development, Inc.

                                                 /s/ Maurice Sanderman
                                          By: _________________________________
                                                      Maurice Sanderman
                                             Name: ____________________________
                                                      Chairman
                                             Title: ___________________________

                                          Matteson Development, Inc.

                                                 /s/ Maurice Sanderman
                                          By: _________________________________
                                                      Maurice Sanderman
                                             Name: ____________________________
                                                      Chairman
                                             Title: ___________________________

                                          Walnut Pointe Development, Inc.

                                                 /s/ Maurice Sanderman
                                          By: _________________________________
                                                      Maurice Sanderman
                                             Name: ____________________________
                                                      Chairman
                                             Title: ___________________________

                                          Centex Homes

                                          By:  Centex Real Estate Corporation,
                                               its managing partner

                                                   /s/ Daniel L. Star
                                          By: _________________________________
                                                      Daniel L. Star
                                             Name: ____________________________
                                                      Div. Pres.
                                             Title: ___________________________

                                 SCHEDULE 1.3

                                Purchase Price

   (a) The portion of the Purchase Price to be paid at the Closing will be based upon an estimate made by Buyer and the Selling Parties in accordance with this Schedule 1.3. The estimated Purchase Price that is paid at the Closing will be adjusted by the parties after the Closing Date in the manner described in paragraph (f) of this Schedule 1.3 to determine the final Purchase Price. Also, on or before January 31, 2000, and in addition to the Purchase Price, Buyer will pay to the Selling Parties the "Closed Home Gross Income Participation" described in paragraph (g) below. This payment, if any, will be additional consideration above and beyond the Purchase Price.

   No later than five (5) Business Days before the Closing Date, the Company will deliver to Buyer for its review and approval a draft consolidated balance sheet of the Selling Parties, relating only to the Assets, as of a date that is seven (7) days before the Closing Date. The draft balance sheet will be prepared in accordance with GAAP (to the extent applicable) and will identify the Assets in the detail required by this Schedule 1.3 (the "Pre-Closing Balance Sheet"). The Pre-Closing Balance Sheet will project the book value of the Assets to the Closing Date, but only to reflect the reduction in Assets that will result from home sale closings occurring through the Closing Date, and will reflect the liabilities as of the date of the Pre-Closing Balance Sheet. Based on the Pre-Closing Balance Sheet, and where appropriate, the books and records of the Selling Parties, the parties will estimate the components of the Purchase Price listed in paragraph (b) below.

   (b) The Purchase Price is the sum of the amounts described in this paragraph (b), as well as paragraph (d), as applicable, less the sum of One Million Six Hundred Thousand Dollars ($1,600,000) and the amounts described in paragraph (c) below:

     (i) For each neighborhood listed on Exhibit 1 to this Schedule 1.3, the difference between (x) the product of (1) the number of lots in that neighborhood owned by the Selling Parties on the Closing Date (including those lots on which the Model Homes are situated) and (2) the per-lot price specified in the applicable column of Exhibit 1, and (y) the remaining total cost-to-complete for such neighborhood, if any, specified in the applicable column of Exhibit 1, reduced by the sum of any specifically identifiable costs listed as "committed" in the cost to complete budgets that the Selling Parties can demonstrate at Closing were paid between the date of preparation of the applicable cost to complete budget and the Closing Date. This total figure will be the "Land Price". The cost to complete budgets described in clause (y) above are the following Sundance Homes documents: for the Stirling Manor neighborhood, the Land Development Budget and Commitment Analysis dated April 5, 1999; and for all other neighborhoods, the applicable Land Development Budgets and Commitment Analysis dated March 5, 1999.

     (ii) The sum of the Improvement Prices for Model Homes listed in Exhibit 2 to this Schedule 1.3 (the "Model WIP");

     (iii) Advertising expenses of the Selling Parties, not to exceed $150,000.00, incurred between February 1, 1999 and the Closing Date determined from the books and records of the Selling Parties;

     (iv) Book value of homebuilding work-in-progress ("WIP") on the Developed Property as set out on the Pre-Closing Balance Sheet, including work completed, invoiced and recorded as accounts payable, but not yet paid (as adjusted only to reflect the reduction in WIP due to home sales closings through the Closing Date); and

     (v) Book value of the Assets as listed on Schedule 1.1 to the Agreement that are not otherwise described in this paragraph (b).

   (c) Buyer will receive a credit against the Purchase Price for the aggregate amount of the contractual retention obligations listed on Schedule 1.7(vii) to the Agreement, for which Buyer will assume the payment responsibility.

   (d) If the Closing does not occur by the close of business on April 30, 1999, the Purchase Price will be adjusted as follows:

     (i) Increased by the product of (i) the sum of the Land Price, the WIP and the Model WIP at the Closing Date, and (ii) a multiplier derived from a 4% annualized interest rate, which rate of interest will accrue for the period beginning on, and including, May 1, 1999 through, but not including, the Closing Date (the "Pre-Closing Period"); and

     (ii) Reduced by the Pre-Tax Net Income (as defined below), if any, from the Assets for the Pre-Closing Period.

   This adjustment will not be made at Closing but rather will be made at the same time as the adjustment described in paragraph (f), and will be one of the "Closing Adjustments" governed by paragraph (f).

   (e) Definitions:

   "Arbitrating Firm" means one of the following independent public accounting firms: PricewaterhouseCoopers LLP, Arthur Andersen LLP, Ernst & Young LLP and Deloitte & Touche LLP.

   "Backlog" means, for any point in time, all of the fully signed and effective contracts for sale of completed homes that have not yet closed.

   "Expected Overhead" means $ 21,500.00 per day.

   "Model Homes" means those 11 model homes described on Schedule1.1 to the Agreement.

   "Pre-Tax Gross Income" means, for any period, the gross proceeds received by the Company from closings of homes in the period in question, minus the sum of (i) the cost of the lots under such homes (as specified in Exhibit 1), (ii) the associated direct construction cost, and (iii) 3% of gross proceeds as an agreed approximation of field overhead.

   "Pre-Tax Net Income" means, for any period, the positive number (if any) that results from the following calculation: Pre-Tax Gross Income, minus the sum of (i) the Expected Overhead multiplied by the number of days in the period in question, (ii) interest at the Prime Rate on the land and direct construction costs of the homes closed during the period in question, and
(iii) sales commissions and closing costs incurred for the sales closed during the period in question.

   "Prime Rate" means the prime rate in effect from time to time as published in The Wall Street Journal under the caption "Money Rates"; provided, however, that (i) if The Wall Street Journal publishes a split prime rate, the lower of such prime rates will apply, and (ii) if The Wall Street Journal ceases publishing a prime rate, "Prime Rate" means the prime rate or base rate in effect from time to time at The Chase Manhattan Bank.

   (f) Within fifteen (15) Business Days after the Closing Date, the Company will deliver to Buyer a final consolidated balance sheet as of the Closing Date, which will identify the Assets of the Selling Parties in the detail required by this Schedule 1.3 and will (to the extent applicable) be prepared in accordance with GAAP (the "Final Closing Balance Sheet") and the home sales closing records for the period up to and including the Closing Date. Within ten (10) Business Days of receipt of the Final Closing Balance Sheet and the home sales closing records, Buyer will deliver to the Company a schedule ("Buyer Schedule") setting forth in reasonable detail the computation of the adjustments to the Purchase Price (the "Closing Adjustments") as determined from the Final Closing Balance Sheet and the home sales closing records. Buyer's computation of the Closing Adjustments set forth in the Buyer Schedule will be conclusive and binding on all parties to this Agreement and will be the basis for the final determination of the Purchase Price, unless, within twenty-five (25) days following the Selling Parties' receipt of the Buyer Schedule, the Selling Parties notify Buyer in writing that they disagree with Buyer's computation of the Closing Adjustments. If the Selling Parties disagree with Buyer's computation of the Closing Adjustments, Buyer and the Selling Parties will use all reasonable efforts to resolve such disagreement, but if such disagreement cannot be resolved by the parties within forty (40) days following Buyer's receipt of the Selling Parties' notice of disagreement, Buyer and the Selling Parties will request an Arbitrating Firm mutually agreeable to Buyer and the Selling Parties to compute the Closing Adjustments as promptly as possible, which computation will be conclusive and binding on all parties to this Agreement. If Buyer and the Selling Parties cannot agree on an Arbitrating Firm, then an Arbitrating Firm will be selected by lottery until one such Arbitrating Firm is willing to compute the disputed Closing Adjustments for purposes of this Agreement. The fees and expenses of the Arbitrating Firm selected to resolve computational disputes hereunder will be borne equally by Buyer and the Selling Parties. Following the computation and any recomputations of the Closing Adjustments in accordance with the provisions of this paragraph (f), any adjustment to the Purchase Price resulting from such computation or recomputations, as finally and conclusively determined pursuant to this paragraph (f), will:

     (i) in the case of an adjustment that results in an additional amount owing by Buyer to the Selling Parties because of an underpayment to the Selling Parties of the Purchase Price paid to the Selling Parties at the Closing, be paid by Buyer to the Selling Parties within 10 days after the date such computation or recomputation of the Closing Adjustments becomes conclusive and binding on the parties; and

     (ii) in the case of an adjustment that results in an amount owing by the Selling Parties to Buyer because of an overpayment to the Selling Parties of the Purchase Price paid to the Selling Parties at the Closing, be paid by the Selling Parties to Buyer within 10 days after the date such computation or recomputation of the Closing Adjustments becomes conclusive and binding on the parties.

   (g) On or before January 31, 2000, and as additional consideration above and beyond the Purchase Price, Buyer will pay to the Selling Parties a "Closed Home Gross Income Participation" as defined in this paragraph, which will be calculated based on the Backlog of homes existing as of May 1, 1999, plus any additional Backlog of homes that was created between May 2, 1999 and the Closing Date and is still existing on the Closing Date (collectively, the "Closing Backlog"). Buyer will calculate the Pre-Tax Gross Income realized from all of the closings of the Closing Backlog during the period beginning on May 1, 1999 through and including December 31, 1999, and express it as a percentage of Revenue for that period, with "Revenue" being the gross proceeds derived from the closings of the Closing Backlog during the period, which percentage rate will be the "Closed Home Gross Profit Margin." If the Closed Home Gross Profit Margin is greater than 13.3%, then the Selling Parties will be entitled to receive a payment equal to the dollars of Pre-Tax Gross Income that make up the excess of the Closed Home Gross Profit Margin over 13.3%, but only up to a ceiling of 15.3%. The Selling Parties will have no right to receive any portion of the Pre-Tax Gross Income that causes the Closed Home Gross Profit Margin to exceed 15.3%, and will have no right to receive any portion of the Pre-Tax Gross Income up to the 13.3% Gross Profit Margin. To illustrate the application of this paragraph, assume that the Closed Home Gross Profit Margin is 14.0%. In this case the Selling Parties would be entitled to receive 0.7% of the Revenue realized from the closings of the Closing Backlog.

   Any amount payable by Buyer or the Selling Parties, as applicable, except the Closed Home Gross Income Participation, will be accompanied by cash equal to interest on such amount from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the Prime Rate in effect from time to time during such period. Any amounts so payable will be paid by wire transfer in immediately available funds.

                                                       Exhibit 1 to Schedule 1.3

                            SUMMARY OF LAND AND LOTS
                     FOR SUNDANCE HOMES--SUBURBAN DIVISIONS
                          As of May 10, 1999 (Revised)

                                                                 Estimated Cost to Complete
                               Price               ------------------------------------------------------
                    Projected per lot     Total                  Lot
                      Lots     fully    improved    Develop-   Purchase    Land                   Net     Models
    Subdivision      5/10/99  improved    Cost     ment Costs   Price      Debt      Total     Proceeds   owned  Leased
    -----------     --------- -------- ----------- ---------- ---------- -------- ----------- ----------- ------ ------
Arrowhead TH I.....      34   $32,300  $ 1,098,200 $        0 $        0 $      0 $         0 $ 1,098,200    3      0
Arrowhead TH II....     139    28,800    4,003,200    781,000  1,092,492        0   1,873,492   2,129,708    0      0
Arrowhead SF.......      76    44,000    3,344,000          0          0        0           0   3,344,000    3      0
Arrowhead SF
 (Rembrandt).......       7    60,000      420,000          0          0        0           0     420,000    0      0
Preserve TH........     104    58,000    6,032,000          0  5,215,000        0   5,215,000     817,000    4      0
Sutton SF                                                                                                    0      9
 Premier...........      75    38,000    2,850,000    800,000          0        0     800,000   2,050,000
 Freedom...........     135    31,000    4,185,000    800,000          0        0     800,000   3,385,000
Bellchase                                                                                                    0     10
 Single Family.....     108    46,000    4,968,000    202,000          0  480,000     682,000   4,286,000
 Townhomes.........      99    36,000    3,564,000    202,000          0  480,000     682,000   2,882,000
St Andrews                                                                                                   0      2
 Golf..............      22   123,000    2,706,000     75,000          0        0      75,000   2,631,000
 Regular...........      42   108,000    4,536,000     75,000          0        0      75,000   4,461,000
McCarty............      66    42,000    2,772,000    488,000          0        0     488,000   2,284,000    0      2
Walnut Pointe......     120    36,000    4,320,000    802,000          0        0     802,000   3,518,000    1      2
Cedar Creek........     105    38,000    3,990,000    547,000          0        0     547,000   3,443,000    0      4
Turtle Bay.........      12   144,000    1,728,000    140,000          0        0     140,000   1,588,000    0      0
Stirling Manor.....      13   182,538    2,372,994    765,000          0        0     765,000   1,607,994    0      0
                      -----            ----------- ---------- ---------- -------- ----------- -----------  ---    ---
Total..............   1,157            $52,889,394 $5,677,000 $6,307,492 $960,000 $12,944,492 $39,944,902   11     29
                      =====            =========== ========== ========== ======== =========== ===========  ===    ===

                                                       Exhibit 2 to Schedule 1.3

                                Model Home Costs

Location of Model Home                                         Improvement Price
----------------------                                         -----------------
Arrowhead:
  9640A #8-1..................................................    $  108,385
  9841A #8-2..................................................        90,103
  96422C #8-3.................................................        82,653
  M21D Alcott 158.............................................       191,420
  94056 Oakridge 157..........................................       104,785
  M62 Redwood 156.............................................       109,534
Preserve:
  Easton #3-1.................................................       163,937
  Laurel #3-2.................................................       168,636
  Hampton #3-3................................................       155,532
  Savannah #3-4...............................................       162,024
Walnut Pointe:
  M21A Alcott.................................................       146,553
                                                                  ----------
    Total.....................................................    $1,483,562
                                                                  ==========

                                   APPENDIX B



                         Opinion of Financial Advisors

                          [HOULIHAN LOKEY LETTERHEAD]

May 21, 1999

The Board of Directors of
 Sundance Homes, Inc.
70 East Lake Street
Suite 1600
Chicago, IL 60601

Dear Board Members:

   We understand that Sundance Homes, Inc. ("Sundance" or the "Company") has entered into a Sale and Purchase Agreement dated April 2, 1999, as amended, with Centex Homes ("Centex") in which Sundance will sell substantially all the assets of its suburban home building operations to Centex. Under the terms of the agreement, Centex will pay approximately $52 million in cash at closing for selected developed and undeveloped lots, work in process, and other assets of Sundance's subsidiaries Rembrandt Homes, Inc., Sundance Suburban Properties, Inc. and other entities of Sundance's suburban home building operations (the "Divisions" hereinafter). The precise amount of cash to be received is determined by a complex formula reflecting the fact that during the period between the signing of the Sale and Purchase Agreement and the closing of the transaction, Sundance will be continuing to operate in the normal course of business, which means it will be closing sales of finished homes to purchasers and continuing construction of homes-in-progress, called "work-in-process". To the extent that the number of finished homes which are sold prior to the closing date of the transaction varies from the number originally estimated, the actual purchase price will vary from the estimated purchase price. If a greater number of finished homes are sold, the actual purchase price will be less than the estimated purchase price, but, of course Sundance will retain the proceeds from the sale of these finished homes. Conversely, if fewer finished homes are sold than originally estimated, the actual purchase price will be more than the estimated purchase price. Additionally, if the amount of construction work completed on the homes-in-progress on the closing date of the transaction is more or less than the amount originally estimated, the actual purchase price will be more or less, respectively, than the estimated purchase price, but in any event, Sundance will be reimbursed for the cost of all such construction work invoiced prior to the closing date. Thus, these potential variances in the actual cash received at closing as compared to the estimated purchase price will not materially affect the financial benefits of the proposed transaction. Such transaction and all related transactions identified to us are referred to collectively herein as the "Transaction."

   You have requested our opinion (the "Opinion") as to the maters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested, and did not solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

   In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  1. reviewed the Company's annual reports to shareholders for the fiscal years ended 1993, 1997, and 1998; annual reports on Form 10-K for the fiscal years ended 1996 through 1998; quarterly reports on

     Form 10-Q for the quarter ended March 31, 1998 and 1999; Company-prepared financial statements for the year ended September 30, 1998 and for the quarters ended March 31, 1998 and 1999 for the Divisions, which the Company's management has identified as being the most current financial statements available.

  2. reviewed copies of the following agreements: the Sale and Purchase Agreement by and among Sundance Homes, Inc. and its subsidiaries and Centex Homes dated April 2, 1999, as amended, ("Sale and Purchase Agreement");

  3. reviewed a draft of the preliminary proxy statement filed May 28, 1999 (Draft dated May 21, 1999);

  4. met with members of the senior management of the Company to discuss the operations of Sundance, Rembrandt Homes, Inc., Sundance Suburban Properties, Inc. and other entities of Sundance's suburban home building operations; the current financial condition of Sundance in regard to its lending arrangements; the alternatives available to Sundance to restructure its debt with and without the proposed sale; the anticipated focus of Sundance after the proposed sale; and met with representatives of the Company's counsel to discuss the proposed sale and related matters;

  5. visited the company's offices located at 70 East Lake St., Chicago, IL;

  6. reviewed copies of certain real estate appraisals provided by Sundance;

  7. reviewed the certificate of the Company's chief financial officer addressed to Houlihan Lokey dated May 21, 1999 and schedules attached to the certificate;

  8. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

  9. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction;

  10. reviewed drafts of certain documents to be delivered at the closing of the Transaction; and

  11. conducted such other studies, analyses and inquiries as we have deemed appropriate.

   Our engagement and the Opinion expressed herein are for the benefit of the Board of Directors of the Company, and our Opinion is rendered in connection with the Board's consideration of the Transaction. It is further understood that this Opinion may not be used for any other purpose, nor may it be reproduced, disseminated, quoted or referred to at any time, in whole or in part, in any manner or for any purpose, without Houlihan Lokey's prior written consent; provided, however, that this Opinion may be included in its entirety in any proxy statement distributed to the Company's shareholders in connection with the Transaction. Notwithstanding the foregoing, this Opinion is not intended and does not constitute a recommendation to any such shareholder as to whether such shareholder should vote to approve the Transaction.

   This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter, and subject to the understanding that the obligations of Houlihan Lokey in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Houlihan Lokey shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

   The Company, like other companies and any business entities analyzed by Houlihan Lokey or which are otherwise involved in any manner in connection with this Opinion, could be materially affected by complications that may occur, or may be anticipated to occur, in computer-related applications as a result of the year change from 1999 to 2000 (the "Y2K Issue"). In accordance with long-standing practice and procedure, Houlihan Lokey's services are not designed to detect the likelihood and extent of the effect of the Y2K Issue, directly or indirectly, on the financial condition and/or operations of a business. Further, Houlihan Lokey has no responsibility with regard to the Company's efforts to make its systems, or any other systems (including its vendors and service providers), Year 2000 compliant on a timely basis. Accordingly, Houlihan Lokey shall not be responsible for any effect of the Y2K Issue on the matters set forth in this Opinion.

   We have relied upon and assumed, without independent verification, that the financial information provided to us has been reasonably prepared and reflects the best currently available estimates of the financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

   We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

   Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration to be received by the Company in connection with the Transaction is fair to the Company from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

/s/ Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

                                   APPENDIX C




             Section 11.70 of the Illinois Business Corporation Act

                                  APPENDIX C

            Section 11.70 of the Illinois Business Corporation Act

Sec. 11.70. Procedure to Dissent.

   (a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

   (b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter's rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

   (c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

   (d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are canceled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

   (e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement of value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

   (f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

   (g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

   (h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court find that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

   (i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection (c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

     (1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).

     (2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

   If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefitted. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure.

   (j) As used in this Section:

     (1) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

     (2) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances. Amended by P.A. 84-1308, eff. Aug. 25, 1986; P.A. 86-1156, eff. Aug. 10, 1990.

PROXY                                                                     PROXY


                           SUNDANCE HOMES, INC.

               150 West Center Court, Schaumburg, Illinois 60195

                PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS

                         To Be Held On July 8, 1999

         This proxy is solicited on behalf of the Board of Directors

 TO VOTE AT THE SPECIAL MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF SUNDANCE HOMES, INC., SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX.

 The undersigned holder of Common Stock, par value $.01 per share, of Sundance Homes, Inc. (the "Company") hereby appoints Maurice Sanderman and Charles Engles, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Special Meeting of Shareholders to be held on Thursday, July 8, 1999, at 9:00 a.m. local time, at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 2100, Chicago, Illinois 60661, and at any adjournments or postponements thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

 This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE POSTAGE-PREPAID ENCLOSED ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                 (Continued and to be signed on reverse side.)

                             SUNDANCE HOMES, INC.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [x]


1. Proposal to approve and adopt the Sale and Purchase Agreement dated April 2, 1999, as amended, between the Company and Centex Homes, a Nevada general partnership and a wholly owned subsidiary of Centex Corporation, a Nevada corporation, pursuant to which the Company has agreed (pending shareholder approval) to sell for cash substantially all of the assets and certain liabilities of its suburban housing operations, which include substantially all of the assets and certain liabilities of its Suburban Property Division and its Rembrandt Homes Division

   For [_]   Against [_]   Abstain [_]

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting, or any adjournments thereof.


     Dated: _____________________________________________________________ , 1999

Signature(s)___________________________________________________________________

_______________________________________________________________________________

Please date and sign exactly as the name appears hereon. When signing as exec-utor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give title as such. When signing as corporation, please sign in full corporate name by President or other authorized officer. If you sign for a partnership, please sign in partnership name by an authorized person.